UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Soliciting Material Pursuant to § 240.14a-12

Ameren Corporation

(Name of Registrant as Specified In Its Charter)

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Ameren

Ameren

POWERING GROWTH

Notice of Annual Meeting of Shareholders and Proxy Statement

THURSDAY, MAY 8, 2025 | 10:00 A.M. CDT

Dear Fellow Shareholders:
You are cordially invited to attend Ameren Corporation’s 2025 Annual Meeting of Shareholders, which will be held in a virtual-only format on Thursday, May 8, 2025, at 10 a.m. CDT.
During 2024, Ameren’s management team, under the oversight of the Board of Directors, demonstrated a clear focus on the execution of our strategy to support long-term, sustainable value growth for you by investing in energy infrastructure to provide safe, reliable and resilient energy services for our customers. Below are several highlights of these efforts.
Strong Financial Performance and Investments Driving Sustainable Growth
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Delivered solid net income and earnings per share growth, as adjusted for the resolution of two long-standing legal and regulatory proceedings relating to Ameren Missouri’s Rush Island Energy Center and the allowed return on equity for our Ameren Transmission business segment.
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Declared an approximate 6% increase in our dividend in February 2024.
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Announced the largest five-year capital investment plan in the Company’s history, which included over $4 billion of capital invested in 2024, along with a robust long-term investment opportunity pipeline.
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Announced significant new electric load expected to begin in 2026 from data centers and other large customers, part of an expanded economic development pipeline reflecting robust potential for new electric demand and investment in our service territories.
Reliably Meeting Increasing Regional Energy Needs
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Made significant progress in the execution of our plans to reliably transition to cleaner generation resources, including placing in-service 500 megawatts (“MW”) of new solar generation facilities.

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Obtained regulatory approval for significant additional investments in generation resources needed to serve customers, including an 800 MW simple-cycle natural gas facility and an additional 400 MW of solar generation facilities.

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Captured 100% of the initial tranche of Midcontinent Independent System Operator (“MISO”) Long-Range Transmission Plan (“LRTP”) projects in our service territories, which will enhance grid infrastructure, improve service reliability, support local load growth and enable greater clean energy transmission.

Supporting Our Customers, Communities and Co-workers
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Average customer rates remained below national and Midwest averages.

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Supported our communities through philanthropic contributions of over $10.8 million in 2024 that supported 680 nonprofit organizations in our service territories that are having a positive impact on our customers.

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Provided over $200 million in income-qualified customer programs in 2024 through energy efficiency and energy assistance.

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Continued to foster a workplace culture that recognizes and values a commitment to excellence, growth and development, teamwork and collaboration, inclusiveness and well-being, earning recognition as a Great Place to Work, as a Military Friendly Employer, and as a Disability Equality Index Best Place to Work.

•
Disciplined cost management, optimization initiatives, and strategic capital allocation to drive customer affordability.

Our performance during 2024 strengthened our foundation while building momentum for the future. We are excited about the significant economic development opportunities in our region that are being driven by manufacturing, data centers and innovation zones that will create jobs and strengthen our communities. Ameren has a central role in attracting and enabling these opportunities by providing the reliable energy that these businesses require.
At the annual meeting, I look forward to sharing more about our performance in 2024, as well as the continued execution of our strategy for the benefit of our customers, communities and shareholders. Details regarding how to participate in the annual meeting, including how and when to vote and submit questions, are included in this proxy statement along with additional information regarding our board of directors, strategy, business practices and executive compensation programs. Every vote is important, and I encourage to you to cast your vote promptly.
Sincerely,
Martin J. Lyons, Jr.
Chairman, President and Chief Executive Officer
March 25, 2025

2025 Proxy Statement	3

Notice of Annual Meeting of Shareholders
of Ameren Corporation
Time and Date	Place
10 a.m. CDT on Thursday, May 8, 2025	Ameren Corporation’s 2025 Annual Meeting of Shareholders (“Annual Meeting”) will be held in a virtual meeting format only. You can participate in the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2025.
Voting Items
Proposals	Board Vote Recommendation	For Further Details
1. Election of 13 director nominees	“FOR” each director nominee	Page 21
2. Advisory approval of executive compensation	“FOR”	Page 55
3. Ratification of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accounting firm for 2025	“FOR”	Page 97
4. Shareholder proposal regarding evaluation of greenhouse gas reduction targets, if properly presented at the meeting	“AGAINST”	Page 101
Shareholders will also act on other business properly presented to the meeting. The Board of Directors of the Company presently knows of no other business to come before the meeting.
Who Can Vote
If you owned shares of the Company’s common stock at the close of business on March 10, 2025, you are entitled to vote at the Annual Meeting and at any adjournment thereof. To attend, vote and ask questions during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.
Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals. In general, shareholders may vote prior to the Annual Meeting by telephone, the Internet or mail, or during the Annual Meeting by participating in the virtual meeting. See “ADDITIONAL INFORMATION — Questions and Answers About the Annual Meeting and Voting” for more details regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”
Date of Mailing
On or about March 25, 2025, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice. On or about March 25, 2025, we began mailing the accompanying proxy card to certain shareholders.
By order of the Board of Directors,
Stephen C. Lee
Vice President, Interim General Counsel and Secretary
St. Louis, Missouri
March 25, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 8, 2025:
This proxy statement and our 2024 Form 10-K, including consolidated financial statements, are available to you at www.amereninvestors.com/investors/proxy-materials.

4	Ameren Corporation

AUDIT MATTERS	97
Item 3 Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025	97
Selection of Independent Registered Public Accounting Firm	97
Fees for Fiscal Years 2024 and 2023	98
Policy Regarding the Pre-Approval of Independent Registered Public Accounting Firm Provision of Audit, Audit-Related and Non-Audit Services	99
Audit and Risk Committee Report	99
SHAREHOLDER PROPOSAL	101
Item 4 Shareholder Proposal Regarding Evaluation of Greenhouse Gas Reduction Targets	101
SECURITY OWNERSHIP	105
Security Ownership of More Than Five Percent Shareholders	105
Security Ownership of Directors and Management	106
Section 16(a) Beneficial Ownership Reporting Compliance	107
ADDITIONAL INFORMATION	108
Questions and Answers About the Annual Meeting and Voting	108
Other Matters	113
Shareholder Proposals	113
Proxy Solicitation	113
Form 10-K	114
Forward-Looking Information	114
APPENDIX A — Reconciliation of Non-GAAP Information	A-1

2025 Proxy Statement	5

Proxy Statement Summary
Below is a summary of information regarding the items to be voted on at the Annual Meeting. You should read the entire proxy statement carefully before voting.
Company Overview
Ameren Corporation (“Ameren” or the “Company”) is a public utility holding company headquartered in St. Louis, Missouri. Ameren serves 2.5 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its rate-regulated utility subsidiaries: Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), and Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”). Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service, but does not own any power generating assets. Ameren Transmission Company of Illinois operates a Federal Energy Regulatory Commission rate-regulated electric transmission business in the Midcontinent Independent System Operator, Inc.
2024 Performance Highlights
Ameren’s strategy is to invest in rate-regulated energy infrastructure, enhance our regulatory frameworks and advocate for responsible policies, and optimize our operating performance. In 2024, we successfully executed across all components of our strategy, managing regulatory and economic challenges to produce solid financial results and achieving key operational and regulatory outcomes, as summarized below.
Financial Highlights
2024 Diluted Earnings Per Share	$4.42 Earnings per diluted share (GAAP) $4.65* Weather-normalized, adjusted earnings per diluted share (non-GAAP)
2024 Dividends Per Share	Annualized dividends of $2.68 per share; increase of 6.3% over 2023
Total Shareholder Return

6	Ameren Corporation

Proxy Statement Summary
Track Record of Sustainable Growth*

*
See Appendix A for GAAP to weather-normalized adjusted earnings reconciliation.

Operational and Regulatory Highlights
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During 2024, we made total capital investments of over $4.3 billion, including $2.7 billion, $578 million, $264 million, and $758 million, at our Ameren Missouri, Ameren Illinois Electric Distribution, Ameren Illinois Natural Gas, and Ameren Transmission business segments, respectively.

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In 2024, we announced approximately 350 MW of new electric load expected by 2028 from data centers and other large customers, part of an expanded economic development pipeline reflecting robust potential for new electric demand in our service territories.

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In March and June 2024, the Missouri Public Service Commission (“MoPSC”) approved a total of four new solar energy centers, representing a total capacity of 550 MW. These projects are designed to support compliance with Missouri’s renewable energy standard as well as Ameren’s generation transition plan and are expected to be placed in service in 2025-2026.

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In October 2024, the MoPSC approved an 800-MW simple-cycle natural gas generation facility, the Castle Bluff Energy Center, expected to be placed in service in 2027.

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In December 2024, Ameren Missouri placed in service three solar energy centers, the Huck Finn Renewable Energy Center, the Boomtown Renewable Energy Center, and the Cass County Renewable Energy Center, totaling 500 MW, which nearly doubled our renewable generation capacity.

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As part of MISO’s long-range transmission planning process to enhance reliability and enable economic expansion and transition of generation resources, Ameren captured all of the Tranche 1 projects within our service territories. In December 2024, MISO approved $21.8 billion of new transmission projects, based on MISO’s cost estimates, as part of Tranche 2.1 of its long-range transmission planning process; Ameren was subsequently assigned approximately $1.3 billion of these projects and expects to participate in the competitive bid process for certain additional projects.

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In December 2024, the Illinois Commerce Commission (“ICC”) issued an order in connection with Ameren Illinois’ revised multi-year integrated grid plan and revised multi-year electric distribution service rate plan for the years 2024 through 2027, approving a cumulative four-year revenue increase of $309 million as compared to the 2023 revenue requirement.

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In October 2024, the 1,200 MW coal-fired energy center, the Rush Island Energy Center (“Rush Island”) retired. Ameren was able to offer new positions to all interested employees who were impacted by the retirement. In December 2024, Ameren Missouri Securitization Funding I, LLC, a wholly-owned subsidiary of Ameren Missouri, issued approximately $476 million aggregate principal amount of securitized utility tariff bonds for the recovery of costs related to the retirement of Rush Island.

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In December 2024, the U.S. District Court for the Eastern District of Missouri approved a settlement agreement between Ameren Missouri and the U.S. Department of Justice to address additional mitigation relief sought by the Environmental Protection Agency fully resolving the longstanding Rush Island Clean Air Act litigation. Ameren recorded a $45 million charge in 2024, net of tax impact.

2025 Proxy Statement	7

Proxy Statement Summary
•
In October 2024, the Federal Energy Regulatory Commission (“FERC”) established a base return on common equity (“ROE”) of 9.98 percent for the periods of November 2013 through February 2015 and September 2016 forward. Ameren had recorded a base ROE of 10.02% for the historical periods, as previously ordered by the FERC. As a result, Ameren recorded a $10 million charge in the third quarter of 2024, net of tax impact, to reflect the expected refunds, including interest.

•
In 2024, we maintained disciplined cost management to hold operations and maintenance expenses in line with 2023.

8	Ameren Corporation

Proxy Statement Summary
Sustainability Value Proposition
Our ability to achieve our mission and vision and deliver superior long-term, sustainable value to our customers, communities and shareholders through the execution of our strategy is directly linked to four key sustainability pillars: environmental stewardship, social impact, governance and sustainable growth.

Environmental Stewardship
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Responsibly transitioning to a cleaner and more diverse generation resource portfolio

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Targeting net-zero carbon emissions by 2045, as well as reductions of 60% by 2030 and 85% by 2040, based on 2005 levels1

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Targeting the addition of 3,200 megawatts (“MW”) of new renewable generation by 2030 and a total of 4,700 MW by 2035, along with 950 MW of battery storage by 2030 and a total of 2,150 MW of battery storage by 20452

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Targeting the addition of 3,400 MW of natural gas generation by 2030 and a total of 5,800 MW by 20432

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Targeting the addition of 1,500 MW of nuclear generation by 20402

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Systematic coal-fired energy center retirements; extended life of the nuclear energy center

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Preferred plan consistent with objective of the Paris Agreement to limit global temperature rise to 1.5 degrees Celsius

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Significant transmission investment supports local load growth and delivery of cleaner energy to our region

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Eliminated cast or wrought iron pipes in natural gas system

Social Impact
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Delivering value to our customers and communities in 2024 while focused on reliability and safety

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Continued to improve electric service reliability performance3

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Ameren-supplied residential electric customer rates below Midwest average4

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Socially responsible and economically impactful in communities

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Over $200 million to support eligible customers and charities in 2024

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Dedicated to fostering an inclusive and engaged workforce

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Earned recognition as a Military Friendly Employer for 15 consecutive years and Disability Index Best Place to Work for 11 consecutive years

2025 Proxy Statement	9

Proxy Statement Summary

Governance
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Focused on strong governance practices that promote long-term value and accountability to key stakeholders

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Board of Directors and executive leadership team with diverse experiences and perspectives

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Robust Board leadership and succession planning processes

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Oversight of key sustainability matters directly by Board of Directors or applicable standing board committees

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Management-led Sustainability Executive Steering Committee, chaired by Chief Sustainability Officer, evaluates key sustainability initiatives and disclosures

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Management-led Enterprise Ethics and Compliance Committee chaired by Chief Ethics and Compliance Officer

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Executive compensation program that supports sustainable, long-term performance through inclusion of appropriate metrics, including metrics tied to our financial performance, safety performance, operational performance, customer satisfaction, and the clean energy transition

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Transparency through extensive disclosure and sustainability reporting initiatives:

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Annual sustainability report; annual EEI/AGA ESG/sustainability framework report; periodic climate risk report that is aligned with the Task Force on Climate-Related Financial Disclosures (“TCFD”) reporting framework; Sustainability Accounting Standards Board (“SASB”) and Global Reporting Initiative (“GRI”) disclosure mapping reports; participation in CDP climate and CDP water surveys, and a sustainability investor presentation

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Earned a perfect score in Center for Political Accountability’s 2024 Zicklin Index for Corporate Political Disclosure and Accountability

Sustainable Growth
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Strong long-term growth outlook

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Expect strong compound annual earnings per share growth from 2025-2029, primarily driven by strong expected compound annual rate base growth

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Strong long-term infrastructure investment pipeline for benefit of customers and shareholders through 2034

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Attractive dividend

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2004 annualized dividend rate of $2.68 per share provides attractive yield; annualized dividend increased approximately 68% from 2013 to 2024

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Dividend increased approximately 6% in February 2025, representing the 12th consecutive year of dividend increases

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Expect future dividend growth to be in-line with long-term earnings per share growth with payout ratio in a range of 55% o 65% of annual earnings

(1)
Emissions goals include both Scope 1 and 2 emissions, including other greenhouse gas emissions of methane, nitrous oxide, and sulfur hexafluoride.

(2)
Based on Ameren Missouri’s revised preferred resource plan adopted in February 2025.

(3)
Based on five-year average Ameren Illinois and Ameren Missouri system average interruption frequency index (“SAIFI”) scores, excluding major event days.

(4)
Based on Ameren Illinois and Ameren Missouri residential electric rates for twelve months ended June 30, 2024.

10	Ameren Corporation

Proxy Statement Summary
Human Capital Management
The execution of our strategy is driven by the capabilities and engagement of our workforce. Our goal is to attract, retain and develop a talented workforce that is well-prepared to deliver on Ameren’s mission and vision, both today and in the future. The Human Resources Committee of Ameren’s Board of Directors is responsible for oversight of our human capital management practices and policies. Management regularly updates the Committee and the Board of Directors on human capital matters, including company culture; organizational structure; and leadership development.
Our workforce strategy is anchored in four key pillars: Culture, Leadership, Talent, and Rewards. Foundational to our workforce strategy are our core competencies of:
• Be Strategic • Continuously Improve • Deliver Results	• Engage Respectfully • Foster Collaboration • Think Customer
Ameren’s chief executive officer and chief human resources officer, with the support of other leaders of the Ameren companies, are responsible for developing and executing our workforce strategy. In addition to reviewing and determining the Ameren companies’ compensation practices and policies for the chief executive officer and other executive officers, the Human Resources Committee of Ameren’s board of directors is responsible for oversight of Ameren’s human capital management practices and policies. The Human Resources Committee and Ameren’s board of directors are updated regularly on human capital matters.
Culture
We strive to cultivate a mission-driven, values-based culture that enables the sustainable execution of our strategy. We design our human capital management practices and policies to reinforce our values, shape our culture, and drive employee engagement. In doing so, we strive to align our employees to our mission and vision, improve safety, continuously improve operating performance, attract and retain top talent, and recognize employee contributions, among other things. We assess employee engagement through conducting confidential employee engagement surveys to identify areas of strength and opportunities for improvement in our employees’ experience, and take actions aimed at increasing employee engagement upon employee feedback. We also offer flexible work arrangements, complemented by our work to advance the digital enablement of our workforce, and enhance our facilities and workforce policies and practices to increase collaboration and productivity.
As a part of our culture, every employee is expected to challenge any unsafe act, complete each workday safely, and provide feedback on safety and security matters. In addition to comprehensive safety and security standards, and mandatory health, safety, and security training programs for applicable employees, we promote programs designed to encourage employees to provide feedback on practices or actions that could harm employees, customers, or the Ameren companies, including perceived issues related to safety, security (both physical and cyber), ethics and compliance violations, or acts of discrimination.
Leadership
We seek to attract, develop and retain a strong leadership team with a variety of experiences and perspectives. Management engages in an extensive succession planning process annually, which includes the involvement of the Board of Directors. We develop our leaders both individually, through job rotations, mentoring and sponsorships, work experiences and leadership development programs, and as a team. Throughout the year, we offer a variety of forums intended to connect our leaders to our mission, vision, values, strategy and culture, to build leadership skills and capabilities, and to promote connection and inclusion. In addition, we evaluate our organizational structure and make adjustments and expand roles to facilitate execution of our strategy and organizational efficiency.
2025 Proxy Statement	11

Proxy Statement Summary
Talent
Our talent program is focused on developing our employees’ knowledge and skill sets, as well as creating a talent pipeline, to attract and retain a skilled and highly qualified workforce that will support our strategic initiatives. Ameren’s talent programs include training and development focused on safety, specialized skills, and leadership; mentoring programs; and community and educational partnerships and programs.
Rewards
The primary objective of our rewards program is to provide a total rewards package that attracts and retains a talented workforce and reinforces strong performance in a financially sustainable manner. We regularly evaluate our benefits to balance employee value and financial sustainability. We strive to provide a competitive and sustainable rewards package that supports our ability to attract, engage and retain a talented and highly qualified workforce.
12	Ameren Corporation

Proxy Statement Summary

ITEM 1
Election of Directors
•
The 13 nominees for director include 12 independent directors, as well as the Company’s chairman, president and CEO.

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The Board of Directors believes that the diverse skills, experiences and perspectives represented by the nominees will continue to support effective oversight of the Company’s strategy and performance.

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For more information about the nominees’ qualifications, skills, and experiences, please see pages 21-29.

The Board unanimously recommends a vote “FOR” each of the 13 director nominees.
The following provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes by shareholders entitled to vote and represented at the Annual Meeting.
2025 Proxy Statement	13

Proxy Statement Summary
Name		Age	Director Since	Occupation	Independent	Committee Membership1,2
						ARC	HRC	NCGC	CDTC	FC	NOESC
	Cynthia J. Brinkley	65	2019	Retired Chief Administrative and Markets Officer of Centene Corporation			C
	Catherine S. Brune	71	2011	Retired President of Allstate Protection Eastern Territory of Allstate Insurance Company				C
	Ward H. Dickson	62	2018	Retired Executive Vice President and Chief Financial Officer of WestRock Company						C
	Noelle K. Eder	55	2018	Executive Vice President and Global Chief Information Officer of The Cigna Group					C
	Ellen M. Fitzsimmons	64	2009	Retired Chief Legal Officer and Head of Public Affairs of Truist Financial Corporation	, L
	Rafael Flores	69	2015	Retired Senior Vice President and Chief Nuclear Officer of Luminant							C
	Kimberly J. Harris	60	2024	Retired President and Chief Executive Officer of Puget Energy, Inc.
	Richard J. Harshman	68	2013	Retired Executive Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated		C
	Craig S. Ivey	62	2018	Retired President of Consolidated Edison Company of New York, Inc.
	Steven H. Lipstein	69	2010	Retired President and Chief Executive Officer of BJC HealthCare
	Martin J. Lyons, Jr.	58	2022	Chairman, President and Chief Executive Officer of the Company
	Leo S. Mackay, Jr.	63	2020	Senior Vice President, Ethics and Enterprise Assurance & Chief Sustainability Officer of Lockheed Martin Corporation
	Steven O. Vondran	54	2025	President and Chief Executive Officer of American Tower Corporation
ARC	Audit and Risk Committee	CDTC	Cybersecurity and Digital Technology Committee	C	Member and Chair of a Committee
HRC	Human Resources Committee	FC	Finance Committee	L	Lead Director
NCGC	Nominating and Corporate Governance Committee	NOESC	Nuclear, Operations and Environmental Sustainability Committee
14	Ameren Corporation

Proxy Statement Summary
(1)
In accordance with the Board’s retirement age policy, James C. Johnson, who currently serves as a member of the Human Resources Committee and the Nominating and Corporate Governance Committee, is not standing for reelection and will retire from the Board effective as of the Annual Meeting. The Board is grateful for Mr. Johnson’s dedicated and distinguished service over the years.

(2)
Subject to her re-election at the Annual Meeting, Ms.Fitzsimmons will become a member of the Human Resources Committee and will no longer serve on the Finance Committee.

Board of Director Highlights*
*
Reflects nominees for director at the Annual Meeting.

2025 Proxy Statement	15

Proxy Statement Summary

ITEM 2
Advisory Approval of Executive Compensation (Say-on-Pay)
•
The Company is asking shareholders to approve, on an advisory basis, the compensation of the executives named in the 2024 Summary Compensation Table in this proxy statement (the “Named Executive Officers”, or “NEOs”).

•
For more information about the NEOs’ compensation, please see the Executive Compensation discussion on pages 55-96.

The Board unanimously recommends a vote “FOR” the advisory approval of executive compensation.
The Board has a long-standing commitment to strong corporate governance and recognizes the interests that shareholders have in executive compensation. The Company’s compensation philosophy is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility industry companies (the “Market Data”), adjusted for our short- and long-term performance and for the individual’s performance. The Board unanimously recommends a “FOR” vote because it believes that the Human Resources Committee, which is responsible for establishing the compensation for the NEOs, designed the 2024 compensation program to align the long-term interests of the NEOs with those of shareholders to maximize shareholder value.
2024 Executive Compensation Program Components
Type	Form	Terms
Fixed Pay	Base Salary	• Set annually by the Human Resources Committee based upon market data, executive performance and other factors.
Short-term incentives	Cash Incentive Pay	• Based upon the Company’s earnings per share (“EPS”), safety, operational, customer, and economic opportunity & inclusion performance criteria with an individual performance modifier.
Long-term incentives	Performance Share Units (“PSUs”)
•
60% of the value of the annual long-term incentive award is granted in the form of PSUs with a performance criteria of TSR compared to utility industry peers over a three-year performance period.

•
10% of the value of the annual long-term incentive award is granted in the form of PSUs with a performance criteria that measures renewable generation and energy storage additions, as well as fossil-fired energy center retirements, over a three-year performance period, in MW (the “Clean Energy Transition” metric).

	Restricted Stock Units (“RSUs”)	• 30% of the value of the annual long-term incentive award is granted in the form of time-based RSUs. RSUs have a vesting period of approximately three years.
16	Ameren Corporation

Proxy Statement Summary
Type	Form	Terms
Other	Retirement Benefits
•
Employee benefit plans available to all employees, including 401(k) savings and pension plans.

•
Supplemental retirement benefits that provide certain benefits not available due to tax limitations.

•
Deferred compensation program that provides the opportunity to defer part of base salary and short-term incentives, with earnings on the deferrals based on market rates.

	“Double-Trigger” Change of Control Protections	• Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
	Perquisites	• Reimbursements for financial and tax planning services and other limited benefits, which are further described in the footnotes to the Summary Compensation Table of this proxy statement.
2024 Executive Compensation Highlights
The Company’s pay-for-performance program led to the following actual 2024 compensation being earned:
•
2024 annual short-term incentive base awards based on EPS, safety, operational performance, customer-focused and economic opportunity & inclusion measures were earned at 131.6 percent of target, which reflects certain adjustments to EPS and economic opportunity & inclusion results as discussed under “EXECUTIVE COMPENSATION MATTERS — Compensation Discussion and Analysis” below. This payout reflected strong financial and operational performance by the Company in 2024 that was due, in part, to the strong execution of the Company’s strategy, including investing approximately $4.3 billion in capital projects, solid reliability of its operations for the benefit of customers, strong strategic capital allocation, and disciplined cost management.

•
Ameren ranked 11th in Relative TSR compared to the defined TSR peer group of 19 companies (i.e., the 44th percentile) over the three-year measurement period (2022-2024). Ameren’s TSR during the performance period was 15.7 percent, driven by share price appreciation of approximately 1.6 percent, dividends, and dividend growth over the period. The February 10, 2022 PSU awards increased in value from $87.71 per share on the grant date to $89.14 per share as of December 31, 2024. Based on this TSR performance, the PSU long-term incentive awards tied to Relative TSR that were granted in 2022 were earned at 88.0 percent of target.

•
The PSU long-term incentive awards tied to Clean Energy Transition that were granted in 2022 were earned at 200.0 percent of target based on the retirement of fossil-fired energy centers and the installation of renewable generation in an aggregate amount of 2,518 MW over the three-year measurement period (2022-2024). This performance exceeded the maximum level of 1,785 MW and reflected the retirement of the Meramec coal-fired energy center in December 2022, the addition of the Community, Boomtown, Huck Finn, Cass County, and East St. Louis solar and storage projects, five Neighborhood solar projects in Missouri and Illinois and the retirement of the Rush Island coal-fired energy center in October 2024.

The Company’s compensation program for 2024 was similar to the 2023 program, which was approved by approximately 95 percent of votes by shareholders entitled to vote and represented at the Company’s 2024 annual meeting. Key features of the Company’s 2024 executive compensation program include:
•
pay opportunities appropriate to the size of the Company when compared to other companies in the utility industry;

•
a heavily performance-based pay program using multiple performance measures;

•
full disclosure of the financial performance drivers used in our incentives, in numeric terms;

•
short-term and long-term incentive programs that support sustainability goals, including two economic opportunity and inclusion metrics in the short-term program, and the Clean Energy Transition metric in the long-term program;

•
a long-term incentive program that was primarily performance-based and aligned with shareholder interests through a link to stock price, measurement of TSR versus peer companies, and the Clean Energy Transition metric;

2025 Proxy Statement	17

Proxy Statement Summary
•
a “clawback” policy for the recoupment of excess incentive compensation paid to executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws;

•
additional “clawback” authority over annual and long-term incentives in the event of financial restatements or conduct or activity that is detrimental to the Company or violates the confidentiality or non-solicitation provisions of the applicable incentive award;

•
stock ownership requirements for NEOs (and other senior executives), in order to align the interests of those executives and shareholders;

•
prohibitions against directors and executive officers pledging Company securities and against any transaction by directors and employees of the Company and its subsidiaries which hedges (or offsets) any decrease in the value of Company equity securities;

•
reimbursements for financial and tax planning services and other limited benefits, which are further described in the footnotes to the Summary Compensation Table of this proxy statement;

•
no excise tax gross-ups for change of control severance plan participants who began participating in the plan on or after October 1, 2009;

•
no backdating or repricing of equity-based compensation; and

•
retention of an independent compensation consultant engaged by, and who reports directly to, the Human Resources Committee.

18	Ameren Corporation

Proxy Statement Summary

ITEM 3
Ratification of PwC as Our Independent Registered Public Accounting Firm
•
The Audit and Risk Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

•
Consistent with good governance practices, the Company is asking shareholders to ratify the appointment of PwC.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
The members of the Audit and Risk Committee and the Board believe that the continued retention of PwC to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders. Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this appointment by the shareholders. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will consider this factor when making any determination regarding PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Set forth below is summary information with respect to PwC’s fees for services provided in fiscal 2024 and fiscal 2023.
	Year Ended December 31, 2024 ($)	Year Ended December 31, 2023 ($)
Audit Fees	4,886,000	5,108,000
Audit-Related Fees	—	317,000
Tax Fees	65,000	35,000
All Other Fees	2,000	112,000
2025 Proxy Statement	19

Proxy Statement Summary

ITEM 4
Shareholder Proposal, if Properly Presented at the Meeting
•
A shareholder has submitted a proposal requesting the disclosure of an evaluation conducted by an independent third-party of the alignment of the Company’s short- and medium-term greenhouse gas emissions reduction targets with the Paris Agreement’s goals of limiting global temperature rise. This disclosure should include an independent third-party assessment of the methodology the Company used to set its targets.

Board Recommendation for Item 4 Your Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal.
20	Ameren Corporation

Corporate Governance

ITEM 1
Election of Directors
•
The 13 nominees for director include 12 independent directors, as well as the Company’s chairman, president and CEO.

•
The Board believes that the diverse skills, experiences and perspectives represented by the nominees will continue to support effective oversight of the Company’s strategy and performance.

•
For more information about the nominees’ qualifications, skills, and experiences, please see pages 21-29.

Board Recommendation for Election of Directors The Board unanimously recommends a vote “FOR” each of the 13 director nominees.
Thirteen directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of the Board of Directors and approved by the Board of Directors, or the Board of Directors may reduce the size of the Board in accordance with the Company’s By-Laws, as amended (“By-Laws”) and Restated Articles of Incorporation. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The 13 nominees for director who receive the vote of at least a majority of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting at which a quorum is present will be elected. Shareholders may not cumulate votes in the election of directors. In the event that any nominee for re-election fails to obtain the required majority vote, such nominee will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to any such tendered resignation. If there is a nominee, other than a nominee for re-election, who fails to obtain the required majority vote, such nominee will not be elected to the Board.
Information Concerning Nominees to the Board of Directors
•
The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously nominated the 13 directors named below for election at the Annual Meeting. All of the nominees are currently directors of the Company and, with the exception of Mr. Vondran, who was elected to the Board effective January 1, 2025, were elected by shareholders at the Company’s prior annual meeting.

•
Each nominee has consented to being nominated for director and has agreed to serve if elected.

•
In addition to the specific experiences, qualifications, attributes or skills detailed below, each nominee has demonstrated the highest professional and personal ethics, broad experiences in business, environmental and sustainability matters, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company.

•
In assessing the composition of the Board of Directors, the Nominating and Corporate Governance Committee recommends Board nominees so that, collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion, except that the Nominating and Corporate Governance Committee does believe it to be appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules. See “— Board Composition and Refreshment — Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

2025 Proxy Statement	21

Corporate Governance
•
No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Board Tenure and Diversity	Cynthia J. Brinkley	Catherine S. Brune	Ward H. Dickson	Noelle K. Eder	Ellen M. Fitzsimmons	Rafael Flores	Kimberly J. Harris	Richard J. Harshman	Craig S. Ivey	Steven H. Lipstein	Martin J. Lyons, Jr.	Leo S. Mackay, Jr.	Steven O. Vondran
Tenure (years)	6	14	7	7	16	10	2	12	7	15	4	5	<1
Age	65	71	62	55	64	69	60	68	62	69	58	63	54
Skills and Experience													
Active Executive				●							●	●	●
Customer Relations or Consumer Orientation Experience	●	●		●			●	●	●	●	●		●
Cyber / I.T./ Digital		●	●	●									
Environmental/Sustainability	●		●		●	●	●	●	●	●	●	●	
Financial or Banking Experience		●	●	●	●		●	●		●	●	●	●
Human Capital Management / Executive Compensation	●				●		●	●		●	●	●	●
Legal Experience					●		●						●
Nuclear Experience						●					●		
Operations Experience	●	●	●	●		●	●	●	●	●	●	●	●
Serves on Other Public Boards	●		●				●	●				●	●
Utilities / Regulatory / Governmental Experience	●	●	●	●	●	●	●	●	●	●	●	●	●

22	Ameren Corporation

Corporate Governance
Cynthia J. Brinkley Retired Chief Administrative and Markets Officer of Centene Corporation Director since: 2019 Age: 65	STANDING BOARD COMMITTEES: • Human Resources Committee (Chair) • Nominating and Corporate Governance Committee OUTSIDE DIRECTORSHIPS: • Energizer Holdings, Inc., 2014–Present
EXECUTIVE EXPERIENCE:
From November 2014 until her retirement in February 2019, Ms. Brinkley served in multiple senior leadership roles at Centene Corporation, a managed health care company, including chief administrative and markets officer from June 2018 to February 2019 and president and chief operating officer from November 2017 to June 2018. Prior to joining Centene, Ms. Brinkley served as vice president of global human resources at General Motors Company from 2011 to 2013. She also held various leadership roles at AT&T Inc., including senior vice president of talent development, chief diversity officer and president of AT&T Missouri.
SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Brinkley’s extensive executive management and leadership experience as a former president and chief operating officer of a leading managed health care company, as well as deep experience in the communities which Ameren serves and strong strategic planning, financial, regulatory, compensation, global human capital management and compensation, telecommunications, operations, risk management, environmental and sustainability and administrative skills and experience, the Board concluded that Ms. Brinkley should serve as a director of Ameren.
Catherine S. Brune Retired President of Allstate Protection Eastern Territory of Allstate Insurance Company Director since: 2011 Age: 71	STANDING BOARD COMMITTEES: • Cybersecurity and Digital Technology Committee • Finance Committee • Nominating and Corporate Governance Committee (Chair) OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Ms. Brune served as President of Allstate, a personal lines insurer, from October 2011 to November 2013 and oversaw Property/Casualty operations in 23 states and Canada. Ms. Brune worked in various managerial capacities for Allstate from 1976 to 2013. She was elected the company’s youngest officer in 1986, moving into information technology in the early 1990s. In 2002, Ms. Brune was named Allstate’s Senior Vice President, Chief Information Officer. Ms. Brune was a member of Allstate’s senior leadership team. Ms. Brune retired from Allstate in November 2013.
SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Brune’s extensive executive management and leadership experience as a former president and chief information officer of a leading insurance company; strong cybersecurity, information technology, strategic planning, financial, regulatory, compensation, operations, customer relations, risk management and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Brune should serve as a director of Ameren.
2025 Proxy Statement	23

Corporate Governance
Ward H. Dickson Retired Executive Vice President and Chief Financial Officer of WestRock Company Director since: 2018 Age: 62
STANDING BOARD COMMITTEES:
•
Cybersecurity and Digital Technology Committee

•
Finance Committee (Chair)

•
Nuclear, Operations and Environmental Sustainability Committee

OUTSIDE DIRECTORSHIPS:
•
Avery Dennison Corp., 2024–Present

EXECUTIVE EXPERIENCE:
Mr. Dickson served as Executive Vice President and Chief Financial Officer of WestRock Company from July 2015 to November 2021. Mr. Dickson previously served as Executive Vice President and Chief Financial Officer of RockTenn Company, the predecessor of WestRock Company, from September 2013 to July 2015, and in various positions at Cisco Systems from February 2006 to September 2013, most recently as Senior Vice President of Finance.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Dickson’s extensive executive management and leadership experience as the chief financial officer of an industrial manufacturing company and senior officer of a technology company; extensive financial experience, including accounting, capital markets, capital structure, capital allocation, mergers and acquisitions and investor relations; significant risk management, cybersecurity, information technology, compensation, environmental and sustainability and administrative skills and experience; and contributions as a current Board and committee member, the Board concluded that Mr. Dickson should serve as a director of Ameren.
Noelle K. Eder Executive Vice President and Global Chief Information Officer of The Cigna Group Director since: 2018 Age: 55	STANDING BOARD COMMITTEES: • Audit and Risk Committee • Cybersecurity and Digital Technology Committee (Chair) OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Ms. Eder serves as Executive Vice President and Chief Information Officer of The Cigna Group. From March 2018 to September 2020, Ms. Eder served as Executive Vice President and Chief Information and Digital Officer of Hilton Worldwide Holdings Inc. From November 2016 to March 2018, Ms. Eder served as Chief Card Customer Experience Officer of Capital One Financial Corporation, and from September 2014 to November 2016, Ms. Eder served as Executive Vice President, Card Customer Experience of Capital One Financial Corporation. Earlier in her career, Ms. Eder held various positions at Intuit Inc., including as Senior Vice President and Chief Customer Care Officer from May 2013 to August 2014.
SKILLS AND QUALIFICATIONS:
Based primarily on Ms. Eder’s extensive executive and leadership experience as the executive vice president and chief information officer of a major managed healthcare and insurance company and a major hospitality company; strong consumer-oriented, cybersecurity, digital, information technology, financial, risk management, and administrative skills and experience; and contributions as a current Board and committee member, the Board concluded that Ms. Eder should serve as a director of Ameren.
24	Ameren Corporation

Corporate Governance
Ellen M. Fitzsimmons Retired Chief Legal Officer and Head of Public Affairs of Truist Financial Corporation Director since: 2009 Lead Director since: 2024 Age: 64	STANDING BOARD COMMITTEES: • Audit and Risk Committee • Finance Committee* OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Ms. Fitzsimmons served as Chief Legal Officer and Head of Public Affairs of Truist Financial Corporation from December 2019 through December 2023, having previously served as Corporate Executive Vice President, General Counsel and Corporate Secretary of its predecessor, SunTrust Banks, Inc., from 2018. From 2003 to November 2017, Ms. Fitzsimmons served as Senior and Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary of CSX Corporation, a transportation supplier, which she joined in 1991. Ms. Fitzsimmons oversaw all legal, government relations and public affairs activities for CSX. During Ms. Fitzsimmons’ tenure with SunTrust and CSX, her responsibilities included key roles in public affairs and corporate governance-related areas.
SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Fitzsimmons’ extensive executive and leadership experience as the chief legal officer with broad responsibilities at a major financial services provider and a major transportation supplier, including strong legal, government relations, public affairs, regulatory, accounting, financial, risk management, internal audit, compliance, corporate governance, compensation, human capital management and compensation, inclusion, environmental and sustainability and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Fitzsimmons should serve as a director of Ameren.
*
Subject to her re-election at the Annual Meeting, Ms.Fitzsimmons will become a member of the Human Resources Committee and will no longer serve on the Finance Committee.

Rafael Flores Retired Senior Vice President and Chief Nuclear Officer of Luminant Director since: 2015 Age: 69	STANDING BOARD COMMITTEES: • Audit and Risk Committee • Nuclear, Operations and Environmental Sustainability Committee (Chair) OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Flores joined Luminant, a private Texas-based electric utility, in 1983 and served as Senior Vice President and Chief Nuclear Officer from 2009 to 2015. In this position, he oversaw operations at the Comanche Peak Nuclear Power Plant in Texas, reported nuclear matters directly to Luminant’s nuclear oversight advisory board and represented Luminant with the Nuclear Regulatory Commission, the Institute of Nuclear Power Operations, the Nuclear Energy Institute and on various committees and working groups in the nuclear industry.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Flores’ extensive executive and leadership experience as senior vice president and chief nuclear officer of an electric utility; government relations, public affairs, regulatory, industry, risk management, compensation, operations and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Flores should serve as a director of Ameren.
2025 Proxy Statement	25

Corporate Governance
Kimberly J. Harris Retired President and Chief Executive Officer of Puget Energy, Inc. Director since: 2024 Age: 60
STANDING BOARD COMMITTEES:
•
Nominating and Corporate Governance Committee

•
Nuclear, Operations and Environmental Sustainability Committee

OUTSIDE DIRECTORSHIPS:
•
U.S. Bancorp, 2014–Present

•
American Water Works Company, Inc., 2019–Present

EXECUTIVE EXPERIENCE:
Ms. Harris served as President and Chief Executive Officer of Puget Energy, Inc. (Puget Energy), an energy services holding company, and its subsidiary Puget Sound Energy, Inc. (Puget Sound Energy), a utility company providing electric and natural gas service in the northwest United States, from March 2011 through January 2020. Prior to becoming Chief Executive Officer, Ms. Harris served as President of Puget Energy and Puget Sound Energy from July 2010 through February 2011 and as Executive Vice President and Chief Resource Officer from May 2007 until July 2010. Prior to joining Puget Energy, Ms. Harris practiced law at Perkins Coie LLP.
SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Harris’ extensive executive and leadership experience as the president and chief executive officer with broad responsibilities at an electric and natural gas utility, including strong legal, regulatory, operations, risk management, compliance, corporate governance, compensation, human capital management and compensation, inclusion, environmental and sustainability and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Ms. Harris should serve as a director of Ameren.
Richard J. Harshman Retired Executive Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated Director since: 2013 Age: 68
STANDING BOARD COMMITTEES:
•
Audit and Risk Committee (Chair)

•
Human Resources Committee

OUTSIDE DIRECTORSHIPS:
•
PNC Financial Services Group, Inc., 2019–Present

•
Allegheny Technologies Incorporated, 2011–2019

EXECUTIVE EXPERIENCE:
Mr. Harshman served as Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated (ATI), a producer of specialty materials and components to the global electrical energy, aerospace and defense, oil and gas, chemical process industry, medical, and other diversified consumer and durable goods markets, from May 2011 through December 2018 and as Executive Chairman from January 2019 through May 2019. Prior to becoming Chairman, President and CEO, Mr. Harshman served as ATI’s President and Chief Operating Officer from August 2010 to May 2011, and Executive Vice President and Chief Financial Officer from December 2000 to August 2010.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Harshman’s extensive executive management and leadership experience as the chairman, president and chief executive officer, and previously the chief financial officer, of a specialty materials manufacturer; his significant strategic planning, financial, operations, regulatory, industry, customer relations, leadership development, human capital management and compensation, environmental and sustainability and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Harshman should serve as a director of Ameren.
26	Ameren Corporation

Corporate Governance
Craig S. Ivey Retired President of Consolidated Edison Company of New York, Inc. Director since: 2018 Age: 62	STANDING BOARD COMMITTEES: • Cybersecurity and Digital Technology Committee • Finance Committee • Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Ivey served as President of Consolidated Edison Company of New York, Inc. (Con Edison) from 2009 through 2017. Con Edison provides electric service to approximately 3.4 million customers and delivers gas to approximately 1.1 million customers in New York City and Westchester County; it also operates the largest steam distribution system in the United States for customers in New York City. He previously served in various positions at Dominion Resources, an electric utility company in Virginia, from 1985 to 2009, most recently as Senior Vice President for Transmission and Distribution.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Ivey’s extensive executive management and leadership experience as the president and senior vice president of regulated utility companies and his significant strategic planning, regulatory, industry, risk management, government relations, operations, environmental and sustainability and customer relations skills and experience; and contributions as a current Board and committee member, the Board concluded that Mr. Ivey should serve as a director of Ameren.
Steven H. Lipstein Retired President and Chief Executive Officer of BJC HealthCare Director since: 2010 Age: 69	STANDING BOARD COMMITTEES: • Human Resources Committee • Nominating and Corporate Governance Committee OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Lipstein served as President and Chief Executive Officer of BJC HealthCare, one of the largest non-profit healthcare organizations in the United States, from 1999 through 2016, and as Chief Executive Officer through December 2017. From 1982 to 1999, Mr. Lipstein held various executive positions within The University of Chicago Hospitals and Health System and The Johns Hopkins Hospital and Health System. Mr. Lipstein served as Chairman of the Federal Reserve Bank of St. Louis from 2009 to 2011.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Lipstein’s extensive executive management and leadership experience as the former chief executive officer and president of a healthcare organization; strong strategic planning, banking, regulatory, financial, customer relations, operations, human capital management and compensation, environmental and sustainability and administrative skills and experience; and tenure and contributions as a current Board and Board committee member, the Board concluded that Mr. Lipstein should serve as a director of Ameren.
2025 Proxy Statement	27

Corporate Governance
Martin J. Lyons, Jr. Chairman, President and Chief Executive Officer of the Company Director since: 2022 Age: 58	OUTSIDE DIRECTORSHIPS: • None
EXECUTIVE EXPERIENCE:
Mr. Lyons joined the Company in 2001 as Controller of Ameren and certain of its subsidiaries. Mr. Lyons was elected Vice President of the Company and certain of its subsidiaries in 2003. In 2007, he was elected Vice President and Principal Accounting Officer, and in 2008, he was elected Senior Vice President and Principal Accounting Officer of Ameren and its subsidiaries. In 2009, Mr. Lyons was elected Senior Vice President and Chief Financial Officer, while remaining as the Principal Accounting Officer, of the Company and its subsidiaries. In 2013, Mr. Lyons was elected Executive Vice President and Chief Financial Officer of the Company and its subsidiaries and relinquished his duties as Chief Accounting Officer. In 2016, Mr. Lyons was also elected Chairman and President of Ameren Services. In December 2019, Mr. Lyons was elected Chairman and President of Ameren Missouri. In January 2022, Mr. Lyons was elected President and Chief Executive Officer of the Company, and in November 2023, he was elected Chairman, President and Chief Executive Officer of the Company.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Lyons’ executive management experience, strong accounting, financial, risk management, government relations, operations, human capital management and compensation, and administrative skills and experience, and tenure with the Company (and its current and former affiliates), the Board concluded that Mr. Lyons should serve as a director of Ameren.
Leo S. Mackay, Jr. Senior Vice President, Ethics and Enterprise Assurance and Chief Sustainability Officer of Lockheed Martin Corporation Director since: 2020 Age: 63
STANDING BOARD COMMITTEES:
•
Audit and Risk Committee

•
Nuclear, Operations and Environmental Sustainability Committee

OUTSIDE DIRECTORSHIPS:
•
Cognizant Technology Solutions Corporation, October 2012–Present

EXECUTIVE EXPERIENCE:
Mr. Mackay has served as Senior Vice President, Ethics and Enterprise Assurance of Lockheed Martin Corporation, a global security and aerospace company, since August 2018, and also serves as the company’s chief sustainability officer. He previously held multiple senior leadership positions at Lockheed Martin, including Senior Vice President, Internal Audit, Ethics and Sustainability from June 2016 to July 2018, and Vice President, Ethics and Sustainability from July 2011 to July 2016. Prior to joining Lockheed Martin, Mr. Mackay served as chief operations officer of ACS State Healthcare, LLC. He also held leadership roles at the United States Department of Veterans Affairs and Bell Helicopter Textron, Inc.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Mackay’s extensive executive and leadership experience as a senior vice president and chief sustainability officer of a global security and aerospace company, including strong operations, regulatory, accounting, financial, risk management, internal audit, compliance, environmental and sustainability, governmental, human capital management and compensation, and administrative skills and experience, the Board concluded that Mr. Mackay should serve as a director of Ameren.
28	Ameren Corporation

Corporate Governance
Steven O. Vondran President and Chief Executive Officer of American Tower Corporation Director since: 2025 Age: 54	STANDING BOARD COMMITTEES: • Finance Committee • Nuclear, Operations and Environmental Sustainability Committee OUTSIDE DIRECTORSHIPS: • American Tower Corporation, February 2024–Present
EXECUTIVE EXPERIENCE:
Mr. Vondran has served as President and Chief Executive Officer of American Tower Corporation, a global real estate investment trust and independent owner, operator and developer of multitenant communications real estate, since February 2024. He previously held multiple senior leadership positions at American Tower Corporation, including Executive Vice President and Global Chief Operating Officer from November 2023 to February 2024, Executive Vice President and President, US Tower Division from August 2018 to October 2023, Senior Vice President, General Counsel, US Tower Division from August 2010 to August 2018, and Senior Vice President, U.S. Leasing Operations from August 2004 to August 2010.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Vondran’s extensive executive and leadership experience as a president and chief executive officer of a global real estate investment trust and independent owner, operator and developer of multitenant communications real estate, including strong legal, operations, regulatory, financial, risk management, compliance, governmental, human capital management and compensation, and administrative skills and experience, the Board concluded that Mr. Vondran should serve as a director of Ameren.
2025 Proxy Statement	29

Corporate Governance
Board Composition and Refreshment
Consideration of Director Nominees
General Qualification Requirements. The Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with the Company’s Policy Regarding Nominations of Directors (“Director Nomination Policy”), a copy of which can be found on the Company’s website. The Nominating and Corporate Governance Committee will consider as a candidate any director of the Company who has indicated to the Nominating and Corporate Governance Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company, as set forth in the Director Nomination Policy. The Nominating and Corporate Governance Committee will evaluate shareholder recommendations using substantially the same process it follows for other candidates. The Nominating and Corporate Governance Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees.
In considering a potential nominee for the Board, shareholders should note that in selecting candidates, the Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of leadership and accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, to provide practical insights and diverse perspectives and to contribute to the regular refreshment of skill sets represented on the Board. Candidates also will be assessed in the context of the then-current composition of the Board, the average tenure of the Board, the operating requirements of the Company and the long-term interests of all shareholders.
The Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:
•
the highest professional and personal ethics;

•
broad experience in business, government, education or technology;

•
ability to provide insights and practical wisdom based on their experience and expertise;

•
commitment to enhancing shareholder value;

•
sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•
compliance with legal and regulatory requirements;

•
ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and

•
independence; a substantial majority of the Board shall consist of independent directors, as defined by the Company’s Director Nomination Policy. See “— Board Structure — Director Independence” below.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules.
The Company’s Director Nomination Policy requires all directors standing for re-election to agree that in the event that any director fails to obtain the required majority vote at an annual meeting of shareholders, such director will tender his or her resignation as a director. The Nominating and Corporate Governance Committee will evaluate the best interests of the Company and its shareholders and will recommend to the Board the action to be taken with respect to such tendered resignation.
In connection with its assessment and recommendation of candidates for director, the Nominating and Corporate Governance Committee will consider a variety of factors, including but not limited to experience and skills, director tenure, board refreshment and
30	Ameren Corporation

Corporate Governance
such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process. In addition, because the Company is committed to maintaining its tradition of inclusion within the Board, each assessment and selection of director candidates will be made by the Nominating and Corporate Governance Committee in compliance with the Company’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law.
Board Refreshment and Succession Planning
The Board and the Committee have been actively focused on director refreshment and succession planning to ensure the Board continues to reflect an appropriate mix of skills and experiences.
•
The Nominating and Corporate Governance Committee regularly evaluates the composition of the Board in light of the Company’s strategy and the tenure of the members of the Board.

•
Directors are expected to resign from the Board at the next annual meeting after attaining age 72.

•
In addition, the Corporate Governance Guidelines provide that a director who undergoes a significant change with respect to principal employment is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to the Board whether to accept the offered resignation or request that the director continue to serve on the Board.

During 2024 and 2025, the Nominating and Corporate Governance Committee and the Board engaged in extensive discussion regarding future Board composition, leadership positions, and committee responsibilities and assignments. Outcomes of these discussions included the election of a new director, Steven O. Vondran, effective January 1, 2025, along with certain changes in committee membership in each of 2024 and 2025 based on the Board’s belief that periodic committee rotations support strong engagement and a diversity of perspectives among committee members.
In accordance with the Board’s retirement age policy, James C. Johnson, who currently serves as a member of the Human Resources Committee and the Nominating and Corporate Governance Committee, is not standing for reelection and will retire from the Board effective as of the Annual Meeting. The Board is grateful for Mr. Johnson’s dedicated and distinguished service over the years.

Steps to Improve Board Effectiveness	Outcomes

•
Regular evaluation of the Board in light of the Company’s strategy

•
Identify director candidates with diverse perspectives and experiences

•
Retirement age policy

•
Commitment to robust director succession planning

•
Annual Board and committee performance self-evaluations

•
Average tenure of approximately 8.2 years among Board nominees

•
Experience reflected in recent Board additions includes:

−
Customer relations experience

−
Cyber / IT / Digital experience

−
Environmental / Sustainability experience

−
Financial experience

−
Human capital management

−
Utilities / Regulatory / Governmental experience

−
Operations experience

−
Active executive

−
Legal / Governance experience

2025 Proxy Statement	31

Corporate Governance
The Board’s Role and Responsibilities
Overview
The Board oversees the strategic direction of the Company in the long-term interests of the Company and its shareholders. The Board’s major responsibilities include:
•
Overseeing enterprise risk management, including sustainability and environment, social and governance matters;

•
Reviewing and approving strategic and operating plans, financial objectives and other significant actions;

•
Creating and maintaining an effective governance structure, including appropriate Board composition and planning for Board succession;

•
Overseeing our legal, regulatory and ethical compliance programs, including those relating to the preparation of financial statements and other public disclosures;

•
Evaluating CEO and senior management performance and determining executive compensation; and

•
Planning for CEO succession and monitoring management’s succession planning for other key executive officers.

Risk Oversight Process
Given the importance of monitoring risks, the Board has charged its Audit and Risk Committee with oversight responsibility of the Company’s overall enterprise risk management process, which includes the identification, assessment, mitigation and monitoring of risks on a Company-wide basis. Our enterprise risk management program is a comprehensive, consistently applied management framework that is designed to ensure all forms of risk and opportunity are identified, reported and managed in an effective manner. Risk management is embedded into business processes and key decision-making at all levels of the Company.
The Audit and Risk Committee meets on a regular basis to review enterprise risk management processes, at which time applicable members of senior management provide reports to the Audit and Risk Committee. The Audit and Risk Committee coordinates with other committees of the Board having primary oversight responsibility for specific risks (see “— BOARD COMMITTEES” below). Each of the Board’s standing committees receives regular reports from members of senior management concerning its assessment of Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that are not specifically assigned to a Board committee are considered by the Audit and Risk Committee through its oversight of the Company’s enterprise risk management process. The Audit and Risk Committee then discusses with members of senior management methods to mitigate such risks.
Notwithstanding the Board’s oversight delegation to the Audit and Risk Committee, the entire Board is actively involved in risk oversight. The Audit and Risk Committee annually reviews for the Board the oversight responsibilities maintained by the applicable committees and the overall effectiveness of the enterprise risk management process. In addition, at each of its meetings, the Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the Board’s other standing committees identified below, each of which is chaired by an independent director in accordance with the committee charters. Through the process outlined above, the Board believes that its leadership structure provides effective oversight of the Company’s risk management.
32	Ameren Corporation

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RISK MANAGEMENT OVERSIGHT STRUCTURE

Board of Directors

- Oversees all significant enterprise risks

Audit and Risk Committee

- Enterprise risk management processes, including strategic and operational risks.
- Financial and accounting matters, including the independent registered public accountants, compliance with legal and regulatory requirements, and financial reporting and internal controls systems.

Finance Committee

- Financial affairs of the Company and its subsidiaries, including liquidity and financing matters, major capital investments and other significant transactions.

Human Resources Committee

- Compensation practices and policies relating to the CEO and executive management.
- Human capital management practices and policies.

Nominating and Corporate Governance Committee

- Corporate governance, including Board and committee composition, key corporate governance policies and procedures, and public affairs matters.

Nuclear, Operations and Environmental Sustainability Committee

- Risks relating to the operation of the Company's nuclear and other electric generation and electric and gas transmission and distribution services, including regulatory, reputation, business continuity, and environmental sustainability risks, including those related to climate change and water resource management.

Cybersecurity and Digital Technology Committee

Oversight of Risks Associated with Sustainability Matters
We are committed to operating in a sustainable manner and are doing this by carefully balancing our key responsibilities to our customers and the communities we serve, our employees, our shareholders, and the environment. Reflecting this balanced approach to sustainability, Ameren’s commitment to strong corporate governance includes policies and principles that integrate sustainability matters into our broader risk management and strategic planning initiatives. We are focused on ensuring that our corporate governance and enterprise risk management practices protect and enhance long-term shareholder value and reflect our environmental stewardship.
Working closely with the Nuclear, Operations and Environmental Sustainability Committee, the full Board of Directors oversees environmental matters as they relate to policy and strategy, including those related to planning for the potential implications of climate-related risks. The Board routinely considers environmental issues (including climate issues) and assesses how they impact the Company’s operations, strategies and risk profile. The Board is similarly focused on the Company’s social impact and regularly reviews the Company’s strategic initiatives that support its commitments to provide safe, reliable and affordable service for the communities in which the Company operates, including the development of a safety-first culture, charitable contributions and other economic support for customers and communities. The Company’s directors engage in vigorous discussions regarding these issues in which they express and consider diverse points of view. The Board has a depth and range of skills that make it well-positioned to address the risks and opportunities associated with environmental, social and governance issues. These include extensive energy industry, operational, strategic planning, financial, cyber, and governmental or regulatory experience, as well as environmental, sustainability and legal expertise. In addition to the Board’s direct oversight, standing committees of the Board have the following responsibilities with respect to sustainability matters:
•
The Audit and Risk Committee oversees Ameren’s enterprise risk management program, which includes strategic and operational risks, as well as the processes, guidelines, and policies for identifying, assessing, monitoring, and mitigating such risks.

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•
The Nuclear, Operations and Environmental Sustainability Committee oversees and reviews the Company’s operations, including safety, performance, environmental and compliance issues, and risks, policies, and performance related to environmental sustainability matters, including those related to climate change and water resource management. Senior management updates the Nuclear, Operations and Environmental Sustainability Committee on all aspects of the Company’s operations throughout the year, including long-term generation planning and Ameren Missouri’s Integrated Resource Plan (“IRP”) development, compliance with environmental regulations and environmental sustainability matters.

•
The Nominating and Corporate Governance Committee oversees the Company’s corporate governance, which includes review of the Company’s proxy statements, shareholder proposals, the Company’s responses to shareholder proposals and any reports the Company issues in response to shareholder proposals.

•
The Human Resources Committee oversees executive compensation practices and policies, including the integration of sustainability measures, and human capital management practices and policies.

We provide extensive information regarding our sustainability initiatives through our website at www.amereninvestors.com, including the following:
•
Sustainability Report: Published annually, this report provides extensive information regarding the Company’s sustainability initiatives.

•
Climate Report: Published periodically to reflect significant updates, this report details the Company’s climate transition plan, including analysis of the impact of technological and policy changes that are consistent with limiting global warming. Among other things, this report reflects our science-based analysis of the Company’s projected carbon emissions pathway based on modelling by the Electric Power Research Institute of over 75 global carbon emissions pathways that are likely to result in achieving the Paris Agreement long-term goal of limiting global warming to an increase of 1.5 degrees Celsius over pre-industrial levels. This analysis indicated that the Company’s projected carbon emissions are consistent with achieving the Paris Agreement’s 1.5 degree Celsius goal.

•
Integrated Resource Plan: At least every three years, Ameren Missouri files a new IRP with the Missouri Public Service Commission (“MoPSC”), as required by Missouri law. This filing reflects Ameren Missouri’s preferred plan for meeting its customers’ energy demands over the next 20-year period. The preferred plan is based on a complex analysis that considers a range of trends, expectations and assumptions regarding the costs, risks and opportunities of future resource decisions. Management provides regular updates to the NOESC and the Board regarding the development and implementation of Ameren Missouri’s IRP.

•
CDP Climate Change and Water Surveys: We have participated in the annual CDP Climate Change and Water Security surveys since 2010 and 2012, respectively. These resources provide detailed information regarding the Company’s greenhouse gas emissions and water usage and related operational, advocacy, risk management and oversight activities.

•
Sustainability Investor Presentation: This presentation includes a summary of our sustainability value proposition and related initiatives.

•
EEI/AGA ESG/Sustainability Reporting: We were among the initial steering committee members that supported the development of the Edison Electric Institute’s (“EEI”) and American Gas Association’s (“AGA”) ESG and sustainability-related reporting program, and we continue to publish this report on an annual basis. This reporting framework has enabled utility companies to provide the financial sector with key ESG and sustainability information on a more uniform and consistent basis. Our EEI/AGA ESG/Sustainability reports under this framework include greenhouse gas emissions data, including 2005 baseline data, other ESG data, and a qualitative section with a discussion of our ESG and sustainability strategy and governance.

•
SEC Filings: Our filings with the SEC, including our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, contain information on material risks, including those related to sustainability matters, human capital management, and detailed information regarding our financial performance.

•
Other Reporting Frameworks: We have published mapping of our sustainability data based on the Task Force on Climate-related Financial Disclosures (“TCFD”), Sustainability Accounting Standards Board (“SASB”), and Global Reporting Initiative (“GRI”) reporting frameworks.

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Corporate Governance
Some of the foregoing reports contain cautionary statements regarding the forward-looking information included in those reports, include statistics or metrics that are estimates, make assumptions based on developing standards that may change and provide targets or goals that are not intended to be promises or guarantees. The reports may also change at any time and we expect updated versions will be posted on our website. Neither our website nor any of the reports or information included therein, including the reports and documents mentioned in this paragraph or elsewhere in this proxy statement are incorporated by reference to this proxy statement.
Human Capital Management
Under its charter, the Human Resources Committee is responsible for reviewing and discussing with management the Company’s human capital management practices and policies. In accordance with these responsibilities, the Human Resources Committee receives regular updates from management regarding key human capital risks and initiatives, pay equity, organizational structure, and leadership development.
Management Succession Planning
The Board, consulting with the Human Resources Committee, the Chief Executive Officer and others, as it considers appropriate, establishes and reviews policies and procedures regarding succession to the Chief Executive Officer position and other key executive positions in the event of emergency or retirement. In furtherance thereof, the Board and the Human Resources Committee meet periodically in executive session to plan for succession with respect to the position of Chief Executive Officer and to monitor management’s succession planning for other key executives.
Oversight of Risks Associated with Compensation
In evaluating the material elements of compensation available to executives and other Company employees, the Human Resources Committee takes into consideration whether the Company’s compensation policies and practices may incentivize behaviors that might lead to excessive risk taking. The Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and Company management, reviews the Company’s compensation policies and practices each year for design features that have the potential to encourage excessive risk taking. The program contains multiple design features that manage or mitigate these potential risks, including:
•
an appropriate balance of fixed and variable pay opportunities;

•
caps on incentive plan payouts;

•
the use of multiple performance measures in the compensation program;

•
measurement of performance at the corporate level;

•
a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;

•
Committee discretion regarding individual executive awards;

•
oversight by non-participants in the plans;

•
a code of ethics, internal controls and other measures implemented by the Company;

•
anti-hedging and anti-pledging policies for executives;

•
a clawback policy for the recoupment of excess incentive compensation paid to executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws;

•
more expansive clawback authority through provisions in the Company’s 2022 Omnibus Incentive Compensation Plan (the “2022 Plan”) and its 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) that applies to annual and long-term incentive program grants; and

•
stock ownership requirements applicable to members of the Company’s management team (including the NEOs, other officers who are subject to reporting under Section 16 of the Securities Exchange Act of 1934, as amended (collectively, the “Section 16 Officers”),

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and other members of the Company’s Senior Leadership Team) and stock ownership guidelines applicable to all other members of the Company’s management team.
Based upon the above considerations, the Human Resources Committee determined that the Company’s compensation policies and practices are not reasonably likely to create risks that have a material adverse effect on the Company.
Oversight of Cybersecurity and Digital Technology Risks
The Cybersecurity and Digital Technology Committee has primary responsibility for oversight of cybersecurity and digital technology risks, including those related to information security, prevention and detection of cybersecurity incidents or information breaches, crisis preparedness, incident response plans, disaster recovery and business continuity capabilities, and responsible artificial intelligence practices. Management reports and discussion regarding cybersecurity and digital technology matters are held at each of the Cybersecurity and Digital Technology Committee’s five regularly scheduled meetings each year. The committee receives regular updates from the Company’s Chief Information Officer and other members of senior management regarding the Company’s cybersecurity program and key initiatives, including risk assessments and audits, reports of investigations into significant cybersecurity events, and risk mitigation activities, including cybersecurity capabilities, controls and insurance. Senior management also provides updates on the execution of the Company’s digital technology strategy, including key initiatives associated with the increased integration of digital technologies into the Company’s operations and infrastructure investment opportunities.
The full Board is also regularly updated on the Company’s cybersecurity program, including focused discussions in the context of its annual strategy sessions and through reporting from the Cybersecurity and Digital Technology Committee. In addition, the Board participates in periodic cybersecurity drills to prepare for potential crisis scenarios.
The Company maintains an employee training and compliance program focused on driving awareness and behavior aligned with protecting the Company’s information and digital assets.
Shareholder Outreach and Engagement
The Company maintains an active shareholder engagement program to ensure regular communication with shareholders regarding areas of interest or concern. Each year, we conduct outreach to shareholders owning a significant percentage of our outstanding shares of common stock, in addition to presentations at industry and financial conferences and meetings with analysts and investment firms. In 2024, these efforts enabled us to meet with shareholders representing approximately 35% of our outstanding common stock.
The Company’s engagement efforts include investor meetings specifically focused on its sustainability initiatives, including environmental stewardship, social impact, and governance practices, including executive compensation, risk management and oversight. Shareholder feedback and suggestions that we receive are reported to the Nominating and Corporate Governance Committee, the Human Resources Committee, the Nuclear, Operations and Environmental Sustainability Committee, or the entire Board, as applicable, for consideration. Our recent sustainability-focused engagement efforts have influenced:
•
the addition of oversight responsibilities for environmental sustainability for the Nuclear, Operations and Environmental Sustainability Committee and human capital management for the Human Resources Committee, as discussed in more detail under “— The Board’s Role and Responsibilities — Consideration of Risks Associated with Environmental, Social and Governance Matters” above;

•
our sustainability reporting, including the information presented in our EEI/AGA ESG/Sustainability reports and our sustainability investor presentation, the issuance of reports regarding climate risk, coal ash management, and our TCFD, SASB and GRI disclosure mapping;

•
development of Company environmental, biodiversity and water policies, a human rights policy statement, and a supplier code of conduct;

•
the development of the Company’s carbon emissions targets and Ameren Missouri’s Integrated Resource Plan; and

•
the creation of the Ameren Missouri Community Voices Advisory Boards for both metro St. Louis and Mid-Missouri and the Ameren Illinois Community Voices Advisory Board.

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Board Structure
Board Leadership Structure
The Company’s By-Laws and Corporate Governance Guidelines delegate to the Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and Chief Executive Officer. The Board annually considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served at this time by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors.
The Board has determined that having Mr. Lyons serve as Chairman, President and Chief Executive Officer provides the optimal leadership structure at this time, given the transformational changes taking place in the industry. Prior to Mr. Lyons assuming the role of Chairman in November 2023, the Nominating and Corporate Governance Committee and the Board engaged in thorough deliberation and evaluation of the Company’s Board leadership structure. The independent members of the Board have determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company and the skills and experience of Mr. Lyons, is a leadership structure that combines the roles of Chairman of the Board and Chief Executive Officer, for the following primary reasons:
•
combining the roles of Chairman and CEO while maintaining strong, independent board leadership best enables the Board to carry out its oversight of the Company’s strategy, business operations and risk management by enabling Mr. Lyons to provide the benefit of his extensive experience in the energy industry to both the Company and the Board, and his thorough understanding of the opportunities and challenges facing the industry is valuable at both the Board and management levels;

•
a Board leadership structure with combined Chairman and Chief Executive Officer roles has previously served the Company and its shareholders well, and the Board expects that the structure will continue to serve them well, based primarily on Mr. Lyons’ background, skills and experience, as detailed in his biography above;

•
pursuant to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is an employee of the Company, the Company has a designated independent Lead Director (as defined and discussed below), selected by the Company’s Nominating and Corporate Governance Committee and ratified by vote of the independent directors, with clearly delineated and comprehensive duties and responsibilities as set forth in the Company’s Corporate Governance Guidelines, which provides the Company with a strong and appropriate counterbalancing governance and leadership structure that is designed so that independent directors exercise oversight of the Company’s management and key issues, including strategy and risk;

•
only independent directors chair and serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee;

•
independent directors hold executive sessions of the Board at every regularly scheduled Board meeting, which are led by the Lead Director, outside the presence of the Chairman, the Chief Executive Officer or any other Company employee, and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting;

•
the Company has established a Policy Regarding Communications to the Board of Directors for all shareholders and other interested parties; and

•
a non-independent Chairman of the Board continues to be the principal board leadership structure among S&P 500 companies in the United States, including the Company’s peer companies.

The Board recognizes that, depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. The Board is committed to reviewing this determination on an annual basis, applying the perspectives of its diverse and engaged members to achieve a leadership structure that it believes is in the best interests of the Company and its stakeholders.
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Corporate Governance
Lead Independent Director
According to the Company’s Corporate Governance Guidelines, when the Chairman of the Board is the Chief Executive Officer or an employee of the Company, as is presently the case, the Nominating and Corporate Governance Committee of the Board of Directors will select an independent director to preside at or lead the executive sessions (which selection will be ratified by vote of the independent directors of the Board of Directors) (the “Lead Director”). The Company’s Corporate Governance Guidelines provide that the Lead Director is elected annually to serve a one-year term. The Corporate Governance Guidelines also set forth the Lead Director’s authority, duties and responsibilities, as follows:
•
preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•
convene and chair meetings of the independent directors in executive session at each Board meeting;

•
solicit the non-management directors for advice on agenda items for meetings of the Board;

•
serve as a liaison between the Chairman and the Chief Executive Officer and the independent directors;

•
call meetings of the independent directors;

•
collaborate with the Chairman and the Chief Executive Officer in developing the agenda for meetings of the Board and approve such agendas;

•
consult with the Chairman and the Chief Executive Officer on and approve information that is sent to the Board;

•
collaborate with the Chairman and the Chief Executive Officer and the Chairs of the standing Board committees in developing and managing the schedule of meetings of the Board and approve such schedules to assure that there is sufficient time for discussion of all agenda items; and

•
if requested by major shareholders, ensure that he or she is available for consultation and direct communication.

In performing the duties described above, the Lead Director is expected to consult with the Chairs of the appropriate Board committees and solicit their participation. The Lead Director also performs such other duties as may be assigned to the Lead Director by the Company’s By-Laws or the Board of Directors.
Director Independence
Pursuant to NYSE listing standards, the Company’s Board of Directors has adopted a formal set of categorical independence standards with respect to the determination of director independence. These standards are set forth in the Company’s Director Nomination Policy. The provisions of the Director Nomination Policy regarding director independence meet and in some areas exceed the NYSE listing standards. In accordance with the Director Nomination Policy, in order to be considered independent a director must be determined to have no material relationship with the Company other than as a director.
The Director Nomination Policy specifies the criteria by which the independence of our directors will be determined.
Under the Director Nomination Policy, an “independent director” is one who:
•
has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

•
is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

•
has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

•
has not received and no member of his or her immediate family has received more than $120,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

•
is not currently a partner or employee of a firm that is the Company’s internal or external auditor; does not have an immediate family member who is a current partner of the Company’s internal or external auditor; does not have an immediate family member who is

38	Ameren Corporation

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a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit; and within the last three years was not, and no member of his or her immediate family was, a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;
•
is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

•
is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million or two percent of such other company’s consolidated revenues during any of the past three years;

•
is free of any relationships with the Company that may impair or appear to impair his or her ability to make independent judgments; and

•
is not and no member of his or her immediate family is employed as an executive officer of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or two percent of such charitable organization’s total annual receipts.

For purposes of determining a “material relationship,” the following standards are utilized:
•
any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•
the aggregate amount of such payments must not exceed two percent of the Company’s consolidated gross revenues; provided, however, there may be excluded from this two percent standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director or the director’s immediate family member is a principal/executive officer or in which the director or the director’s immediate family member holds at least a five percent equity interest.
In accordance with the Director Nomination Policy, the Board undertook its annual review of director and director nominee independence. During this review, the Board considered transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Director Nomination Policy, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director or nominee is independent.
In evaluating the independence of directors, the Board considered all transactions between the Company and entities with which the directors and nominees are associated. Directors Brinkley, Eder, Fitzsimmons, Harris, Harshman, Johnson and Vondran are (or were, in the case of Director Johnson, who is not standing for reelection at the Annual Meeting) affiliated with companies that purchased services from and/or sold services to the Company or its subsidiaries, which services were either rate-regulated or competitively bid. Directors Brinkley, Eder, Harris, and Harshman are affiliated with companies that purchased services from and/or sold services to the Company or its subsidiaries, which services were not rate-regulated or competitively bid but which were entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. In each case, the Board determined that the transactions were significantly below the thresholds under the director independence standards, and under the Company’s own standard for determining “material relationships” and did not affect the directors’ independence.
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Corporate Governance
The Board also reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the directors or their immediate family members serve as an executive officer. The Board determined that the contributions were consistent with similar contributions, were approved in accordance with the Company’s normal procedures and were under the thresholds of the director independence requirements.
All of the referenced transactions discussed above were ordinary course commercial transactions made on an arm’s-length basis and on terms comparable to those generally available to unaffiliated third parties under the same or similar circumstances. The Board considered each of these transactions and relationships and determined that none of them was material or affected the independence of directors involved under either the general independence standards contained in the NYSE’s listing standards or the categorical standards contained in our Director Nomination Policy.
As a result of this review, the Board, at its meeting in February 2025, affirmatively determined that the following directors are independent under the NYSE listing standards and the standards set forth in the Director Nomination Policy: Cynthia J. Brinkley, Catherine S. Brune, Ward H. Dickson, Noelle K. Eder, Ellen M. Fitzsimmons, Rafael Flores, Kimberly J. Harris, Richard J. Harshman, Craig S. Ivey, Steven H. Lipstein, Leo S. Mackay, Jr. and Steven O. Vondran; and that Martin J. Lyons, Jr., as Chairman, President and Chief Executive Officer of the Company, is not independent under the NYSE listing standards and the Director Nomination Policy. The Board also determined that James C. Johnson, who is currently a director of the Company but who is not standing for reelection at the Annual Meeting, is independent under such standards.
As required under the terms of their respective charters, all members of the Audit and Risk Committee, the Human Resources Committee, and the Nominating and Corporate Governance Committee of the Board of Directors are independent under the standards set forth in the Director Nomination Policy. In addition, all members of the Cybersecurity and Digital Technology Committee, the Finance Committee, and the Nuclear, Operations and Environmental Sustainability Committee are independent under the standards set forth in the Director Nomination Policy.
Executive Sessions of Independent Directors
The independent directors meet privately in executive sessions to consider such matters as they deem appropriate, without management being present, as a routinely scheduled agenda item for every Board meeting. During 2024, all directors other than Mr. Lyons were independent (see “— Board Structure — Director Independence” above). Ellen M. Fitzsimmons, as the current Lead Director, presides at the executive sessions. In addition to presiding at the executive sessions, the Lead Director’s duties also include those detailed under “— Board Structure — Board Leadership Structure” above.
Board Committees
The Board of Directors has a standing Audit and Risk Committee, Cybersecurity and Digital Technology Committee, Finance Committee, Human Resources Committee, Nominating and Corporate Governance Committee, and Nuclear, Operations and Environmental Sustainability Committee, the chairs and members of which are recommended by the Nominating and Corporate Governance Committee, appointed annually by the Board and are identified below. Each committee is comprised entirely of non-management directors, each of whom the Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and the Director Nomination Policy. A more complete description of the duties of each standing Board committee is contained in each standing Board committee’s charter available at www.amereninvestors.com/corporate-governance.
40	Ameren Corporation

Corporate Governance
Audit and Risk Committee

Meetings in 2024: 10
Chair
Richard J. Harshman
Other Members
Noelle K. Eder
Ellen M. Fitzsimmons
Rafael Flores
Leo S. Mackay, Jr.
Richard J. Harshman has been determined by the Board to qualify as an “audit committee financial expert” as that term is defined by the SEC. The Board has also determined that each committee member is “financially literate” within the meaning of the NYSE listing standards.

•
Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants.

•
Ensures that the lead and concurring audit partners of the independent accountants are rotated at least every five years, as required by the Sarbanes-Oxley Act of 2002; periodically considers a potential rotation of the independent accountant firm.

•
Evaluates the qualifications, performance and independence of the independent accountant, including a review and evaluation of the lead partner of the independent accountant, taking into account the opinions of management and the Company’s internal auditors, and presents its conclusions to the full Board on an annual basis.

•
Approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting.

•
Reviews with management and the independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases.

•
Reviews with management and the independent registered public accountants the Company’s critical accounting policies, current accounting trends and developments that may affect the financial statements, significant changes in the selection or application of accounting principles, the effect of regulatory and accounting initiatives on the Company’s consolidated financial statements, and critical audit matters addressed during the audit.

•
Reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function.

•
Reviews with management the enterprise risk management processes, which include the identification, assessment, mitigation and monitoring of risks, including strategic, operational and cybersecurity risks, on a Company-wide basis.

•
Coordinates its oversight of enterprise risk management with other Board committees having primary oversight responsibilities for specific risks.

•
Oversees an annual audit of the Company’s political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter.

•
Reviews investigatory, legal and regulatory matters that may have a material effect on financial statements.

•
Establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency.

•
Oversees the Company’s enterprise ethics and compliance program, including the Code of Ethics applicable to all of the Company’s directors, officers and employees, and the Company’s Supplemental Code of Ethics for Principal Executive and Senior Financial Officers (see “— Board Practices, Policies and Processes — Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct” below); the identification and adherence to compliance obligations; and Company governance processes and policies.

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

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Corporate Governance
Cybersecurity and Digital Technology Committee
Meetings in 2024: 5 Chair Noelle K. Eder Other Members Catherine S. Brune Ward H. Dickson Craig S. Ivey
•
Reviews the Company’s and its subsidiaries’ strategy and operations relating to cybersecurity and digital technology matters, including significant cybersecurity and digital technology-related projects and initiatives and related progress, the integration and alignment of such strategy with the Company’s overall business and strategy, and trends that may affect such strategy or operations.

•
Reviews the capabilities and effectiveness of the Company’s and its subsidiaries’ cybersecurity and digital technology risk management, including the programs, policies, practices, controls and safeguards for digital technology, information security, prevention and detection of cybersecurity incidents or information or data breaches, and crisis preparedness, incident response plans, and disaster recovery and business continuity capabilities.

•
Reviews the Company’s third-party cybersecurity and digital technology strategy, including information on critical risks and metrics relating thereto.

•
Reviews key legislative and regulatory developments that could materially impact the Company’s cybersecurity and digital technology strategy, operations or risk exposure; engagement with government agencies, industry peers, and other critical infrastructure sectors on cybersecurity and related resiliency; industry trends, benchmarking and best practices relating to cybersecurity and digital technology; and any relevant cybersecurity and digital technology metrics.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

Finance Committee
Meetings in 2024: 5 Chair Ward H. Dickson Other Members Catherine S. Brune Ellen M. Fitzsimmons1 Craig S. Ivey Steven O. Vondran
•
Oversees overall financial policies and objectives of the Company and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives.

•
Reviews and makes recommendations regarding the Company’s dividend policy.

•
Reviews and recommends to the Board the capital budget of the Company and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $50 million and $100 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $100 million.

•
Reviews and recommends to the Board the Company’s and its subsidiaries’ debt and equity financing plans.

•
Oversees the Company’s commodity risk assessment process, system of controls and compliance with established risk management policies and procedures.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

(1)
If reelected at the Annual Meeting, Ms. Fitzsimmons will no longer serve as a member of the Finance Committee.

42	Ameren Corporation

Corporate Governance
Human Resources Committee
Meetings in 2024: 6 Chair Cynthia J. Brinkley Other Members1 Richard J. Harshman James C. Johnson2 Steven H. Lipstein
•
Reviews and approves objectives relevant to the compensation of the Chief Executive Officer of the Company and Presidents of its subsidiaries as well as other executive officers.

•
Administers and approves awards under the incentive compensation plan.

•
Administers and approves executive employment agreements, severance agreements and change of control agreements, if any.

•
Administers the Company’s clawback policy and oversees clawback authority in annual and long-term incentives.

•
Reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s proxy statement.

•
Recommends to the Board amendments to those pension plans sponsored by the Company or any of its subsidiaries, except as otherwise delegated.

•
Reviews with management the Company’s human capital management practices.

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of outside compensation consultants and other outside advisors.

•
Reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk taking.

•
Assists the Board of Directors in overseeing the development of executive succession plans.

(1)
If reelected at the Annual Meeting, Ms. Fitzsimmons will join the Human Resources Committee.

(2)
Effective as of the Annual Meeting, in accordance with the Board’s retirement age policy, Mr. Johnson is not standing for reelection and will retire from the Board and will no longer serve as a member of the Human Resources Committee.

Nominating and Corporate Governance Committee
Meetings in 2024: 5 Chair Catherine S. Brune Other Members Cynthia J. Brinkley Kimberly J. Harris James C. Johnson1 Steven H. Lipstein
•
Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders.

•
Oversees the annual self-assessments of the Board and its committees.

•
Reviews the Board’s policy for director compensation and benefits.

•
Establishes a process by which shareholders and other interested persons will be able to communicate with members of the Board.

•
Develops and recommends to the Board corporate governance guidelines; oversees the Company’s Related Person Transactions Policy (see “— Board Practices, Policies and Processes — Related Person Transactions Policy” below).

•
Assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Board shareholder proposals for inclusion in proxy materials.

•
Reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers).

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

(1)
Effective as of the Annual Meeting, in accordance with the Board’s retirement age policy, Mr. Johnson is not standing for reelection and will retire from the Board and will no longer serve as a member of the Nominating and Corporate Governance Committee.

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Corporate Governance
Nuclear, Operations and Environmental Sustainability Committee
Meetings in 2024: 6 Chair Rafael Flores Other Members Ward H. Dickson Kimberly J. Harris Craig S. Ivey Leo S. Mackay, Jr. Steven O. Vondran
•
Oversees and reviews the Company’s nuclear and other electric generation and electric and gas transmission and distribution operations, including safety (including emergency preparedness and response), environmental matters, plant physical and cyber security, performance and compliance issues and risk management policies and practices related to such operations.

•
Reviews the impact of any significant changes in, and oversees compliance with, laws, regulations and standards specifically related to the Company’s facilities and operations.

•
Reviews significant inquires from and the results of major inspections and evaluations by regulatory agencies and oversight groups and management’s response thereto.

•
Reviews the Company’s policies, practices, programs and performance related to environmental sustainability, as well as significant communications and reporting to stakeholders regarding environmental sustainability matters.

•
Reviews and reports to the Board on the effectiveness of management in operating and managing, and the principal risks (including regulatory, reputational, business continuity, and environmental sustainability risks, including those related to climate change and water resource management) related to the Company’s operating facilities, including the Company’s nuclear energy center.

•
Reviews and provides input to the Human Resources Committee on appropriate safety, environmental sustainability and operational goals to be included in the Company’s executive compensation programs and plans.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

44	Ameren Corporation

Corporate Governance
Board Practices, Policies and Processes
History of Commitment to Good Governance Practices
The Company has a history of strong corporate governance practices and is continuously focused on ensuring that its corporate governance practices protect and enhance long-term shareholder value. The Company’s commitment to good corporate governance is demonstrated through practices such as:

BOARD OF DIRECTORS
Our entire Board is elected annually.

A majority voting standard is used to elect all directors.

Our Board is comprised entirely of independent directors, except for our Chairman, President and Chief Executive Officer.

We have an independent Lead Director with clearly delineated and comprehensive duties and responsibilities.

We maintain a director retirement age of 72.

We require directors who undergo a significant change in their principal employment to offer their resignation to the Nominating and Governance Committee for its consideration.

Only independent directors chair and serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of the Board. Each committee operates under a written charter that has been approved by the Board and is reviewed annually.

Our independent directors hold executive sessions of the Board at every regularly scheduled Board meeting that are led by the Lead Director, outside the presence of the Chief Executive Officer or any other Company employee, and meet in private session with the Chief Executive Officer at every regularly scheduled Board meeting.

The Board and each of the Board committees annually reviews its performance, structure and processes in order to assess how effectively it is functioning.

The Board conducts succession planning on an annual basis and regularly focuses on senior executive development.

The Board has established limitations on the number of public company boards on which directors may serve, as well as the number of public company audit committees on which members of the Audit and Risk Committee may serve.

The Board, and the Audit and Risk Committee of the Board, regularly consider key risks facing and regulations applicable to the Company.

SHAREHOLDER RIGHTS
Shareholders representing not less than 25% of the Company’s outstanding common stock have the right to call a special meeting of shareholders.

We have implemented proxy access for a single shareholder, or a group of up to 20 shareholders, who have held 3% of the Company’s stock for at least 3 years to nominate the greater of 20% of the Board and two directors.

We do not have a shareholder rights plan (“poison pill”) in place.

Other than a super-majority requirement (66.67%) to approve mergers as provided by Missouri state statute, we have no super-majority voting requirement for shareholder action.

Our directors may be removed without cause.

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Corporate Governance
Corporate Governance Guidelines and Policies, Committee Charters and Codes of Ethics
The Board of Directors has adopted Corporate Governance Guidelines, a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors, a Related Person Transactions Policy and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee, Finance Committee, and Cybersecurity and Digital Technology Committee. The Board of Directors also has adopted the Company’s Code of Ethics applicable to all of the Company’s directors, officers and employees and the Company’s Supplemental Code of Ethics for Principal Executive and Senior Financial Officers. These documents and other items relating to the governance of the Company can be found on our website at www.amereninvestors.com/corporate-governance. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Secretary. The information on the Company’s website, or any other website referenced in this report, is not incorporated by reference into this proxy statement.
Policy Regarding Communications to the Board of Directors
The Board of Directors has adopted a policy for shareholders and other interested persons to send communications to the Board. Shareholders and other interested persons who desire to communicate with the Company’s directors or a particular director may write to our principal executive offices, to the attention of the Head of Investor Relations: Ameren Corporation, Mail Code 202, 1901 Chouteau Avenue, St. Louis, Missouri 63103. E-mail communications to directors should be sent to directorcommunication@ameren.com. All communications must be accompanied by the following information: if the person submitting the communication is a shareholder, a statement of the number of shares of the Company’s common stock that the person holds; if the person submitting the communication is not a shareholder and is submitting the communication to the Lead Director or the non-management directors as an interested party, the nature of the person’s interest in the Company; any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications received from shareholders and other interested persons to the Board of Directors will be reviewed by the Head of Investor Relations, or such other person designated by all non-management members of the Board, and if such communications are not solicitations, advertisements or other forms of mass mailings, illegal, unduly hostile and non-substantive, trivial, irrelevant or similarly unsuitable, they will be forwarded by the Office of the Secretary to the Lead Director or applicable Board member or members as expeditiously as reasonably practicable.
Annual Assessment of Board, Board Committee and Individual Director Performance
The Board of Directors annually reviews its performance, structure and processes in order to assess how effectively it is functioning. This assessment is implemented and administered by the Nominating and Corporate Governance Committee through an annual Board evaluation. Further, each of the Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee, Finance Committee, and Cybersecurity and Digital Technology Committee conducts an annual evaluation of its performance. After reviewing the Board evaluations, the Lead Director discusses the Board’s effectiveness with each director individually. The Lead Director reports to the Board on the Board evaluations, and each committee chair reports to the applicable committee on the committee evaluations. The full Board of Directors discusses the Board evaluation and committee evaluation reports to determine what, if any, action could improve (1) Board and Board committee performance and (2) if necessary, a director’s performance as it relates to the overall effectiveness of the Board. The Nominating and Corporate Governance Committee also considers the performance of all eligible incumbent directors in determining whether to recommend them to the Board as nominees for re-election at the Company’s next annual meeting of shareholders.
Board and Committee Meetings and Annual Meeting Attendance
The Board of Directors held seven meetings during 2024. Each director then serving on the Board attended at least 83 percent of the total meetings of the Board and Board committees on which he or she served during the year. The average attendance rate of all directors at Board and Board committee meetings in 2024 was approximately 98 percent.
The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2024 annual meeting of shareholders, which was held in a virtual format, all of the then-incumbent directors were in attendance.
46	Ameren Corporation

Corporate Governance
Standing Board Committee Governance Practices
The standing Board committees focus on good governance practices. These include:
requiring several meetings to discuss important decisions;

receiving meeting materials well in advance of meetings;

conducting regular executive sessions with committee members only; and

retaining external legal, accounting or other advisory services, as applicable and as determined by the standing Board committee.

Director Orientation and Development
Pursuant to the Company’s Corporate Governance Guidelines, the Company provides an orientation program for newly elected directors of the Company. The program, which is conducted no more than six months after the meeting at which the new director is elected, includes:
•
providing director reference materials, which includes the Company’s key governance and policy documents, recent SEC filings and other disclosure documents, and other organizational information;

•
presentations by senior management to familiarize new directors with the Company’s strategic plans; significant financial, accounting and risk management issues; internal and independent auditors; compliance programs, code of ethics, and governance practices; significant litigation and regulatory matters; and principal officers, compensation structure, and other human capital matters; and

•
subject to applicable safety protocols, visits to the Company’s headquarters, and may include visits to certain of the Company’s significant facilities.

Management also provides orientation sessions for directors joining a new board committee. Such orientation sessions provide directors with an overview of responsibilities of members of the committee, including annual agenda coverage and a discussion of the committee’s charter.
The Board has also established a director development program that provides directors with the opportunity to receive substantive instruction on topical issues relating to the current and evolving responsibilities of directors of public companies and corporate governance matters. Through this program, each director has the opportunity to attend one or more development programs each year. In addition, the Board typically holds a development session in connection with each of its regularly scheduled meetings. These sessions include presentations by internal and external experts on key operational, financial, technology, environmental, social or governance issues. In 2024, these sessions included presentations on safety; cybersecurity; energy policy, industry and technology trends; customer operations; nuclear energy center operations; and Ameren Missouri’s Integrated Resource Plan.
Corporate Governance Guidelines
The Board of Directors, in accordance with NYSE listing standards, has adopted a formal set of Corporate Governance Guidelines, which include certain director commitments and retirement policies, stock ownership requirements for directors, officers and other members of management.
Director Commitments Policy
Pursuant to the Company’s Corporate Governance Guidelines, a non-employee director may not serve on more than four (4) public company boards, including the Board, and a non-employee director who is also an executive of another public company may not serve on more than two (2) public company boards, including the Board, without prior approval of the Board. Employee directors may not serve on more than two (2) public company boards, including the Board, without prior approval of the Board. In addition, no member of the Audit and Risk Committee may serve on the audit committee of more than three (3) public companies, including the Company, without the prior approval of the Board. Directors are expected to advise the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee, and the Company’s General Counsel prior to accepting any other company directorship or any
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Corporate Governance
assignment to the audit committee or compensation committee of the board of directors of any other company of which such director is a member, and the Nominating and Corporate Governance Committee will review and determine whether to approve such directorship or committee assignment. Directors accepting a directorship (or equivalent position) with a not-for-profit organization are also expected to advise the Chairman of the Board and the Chair of the Nominating and Corporate Governance Committee before or promptly after accepting such a position.
Director Retirement Policy; Change in Employment Policy
Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to resign from the Board at the next annual meeting after attaining age 72. In addition, a director who undergoes a significant change with respect to principal employment is required to notify the Nominating and Corporate Governance Committee and offer his or her resignation from the Board. The Nominating and Corporate Governance Committee will then evaluate the facts and circumstances and make a recommendation to the Board whether to accept the offered resignation or request that the director continue to serve on the Board.
Director Stock Ownership Requirements
The Company has a stock ownership requirement applicable to all of its non-management directors. Under this requirement, as set forth in the Company’s Corporate Governance Guidelines, within five years after initial election to the Board, all non-management directors are required to own Company common stock equal in value to at least five times their base annual cash retainer and hold such amount of stock throughout their directorship.
If at any time a non-management director does not satisfy the stock ownership requirement, such director must retain at least 50 percent of the after-tax shares acquired under Ameren’s equity compensation programs until the stock ownership requirement is satisfied.
All non-management directors currently satisfy the stock ownership requirement, with the exceptions of Director Mackay, who became a director in 2020 and has until December 2025 to meet this requirement, Director Harris, who became a director in 2024 and has until 2029 to meet this requirement, and Director Vondran, who became a director in 2025 and has until 2030 to meet this requirement.
For purposes of meeting the Company’s stock ownership requirements applicable to directors, the following forms of Company equity ownership are included:
•
Stock beneficially owned, directly or indirectly (as defined in Rule 13d-3 under the Securities Act of 1933, as amended (the “Securities Act”)), including any stock awarded under the Company’s director compensation program and stock units deferred under the Company’s Directors Deferred Compensation Plan; and

•
Stock held in the Company’s Dividend Reinvestment and Stock Purchase Plan and in any qualified individual account benefit plan.

Related Person Transactions Policy
The Board of Directors has adopted the Ameren Corporation Related Person Transactions Policy. This written policy provides that the Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that the Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of the Nominating and Corporate Governance Committee has been delegated authority to act between Nominating and Corporate Governance Committee meetings.
The policy defines a “Related Person Transaction” as a transaction (including any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships)) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than: (1) transactions where the rates are competitively bid and the lowest bid is accepted, or transactions involving the rendering of services as a common or contract carrier, or regulated public utility services transactions at rates
48	Ameren Corporation

Corporate Governance
fixed in conformity with law or governmental authority; (2) transactions involving trustee-type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to our Board of Directors for approval, by the Human Resources Committee of our Board of Directors; or (5) compensation of or transaction with a director, if the compensation or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.
A “Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) any person who is known by the Company (or any subsidiary of the Company) to be the beneficial owner of more than five percent of any class of the Company’s voting securities, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all of the other Related Persons have a ten percent or greater beneficial interest. “Immediate family member” is defined as any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner of the Company, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.
The Office of the Secretary of the Company assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.
The policy recognizes that Related Person Transactions may, in some circumstances, be in the best interests of the Company and its shareholders.
The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the actual or apparent conflict of interest of the Related Person in the event of the Related Person Transaction, including, but not limited to, the impact on a director’s independence; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve or ratify only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the code of ethics and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith. The policy provides for the pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions up to one year prior to the commencement of the transaction. The Human Resources Committee will review and approve on an annual basis the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose total annual compensation exceeds $120,000.
Based on the standards described above and certain determinations made by the Board discussed under “— Board Structure — Director Independence,” we had no Related Person Transactions in 2024.
Insider Trading Policy
We maintain an insider trading policy (“Insider Trading Policy”), which governs the purchase, sale and other dispositions of our securities by our directors, officers, and employees, including their respective immediate family members and affiliates, as well as
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Corporate Governance
contractors, consultants, and third parties conducting business with the Company, and the Company. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any NYSE listing standards applicable to us. Our Insider Trading Policy is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
Director Compensation
The following table sets forth the compensation paid to members of the Board of Directors for fiscal year 2024. Mr. Lyons’ 2024 compensation is set forth under “Compensation Discussion and Analysis — Compensation Tables and Narrative Disclosures.” Mr. Vondran, who was elected to the Board effective January 1, 2025, did not receive compensation for the fiscal year 2024 and has been excluded from the following table.
2024 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)	Total ($)
Cynthia J. Brinkley	145,000	150,072	—	—	—	295,072
Catherine S. Brune	145,000	150,072	—	—	—	295,072
J. Edward Coleman	51,556	150,072	—	—	—	201,628
Ward H. Dickson	145,000	150,072	—	—	—	295,072
Noelle K. Eder	145,000	150,072	—	—	—	295,072
Ellen M. Fitzsimmons	144,333	150,072	—	—	—	294,405
Rafael Flores	145,000	150,072	—	—	—	295,072
Kimberly J. Harris	125,000	150,072	—	—	—	275,072
Richard J. Harshman	148,556	150,072	—	—	—	298,628
Craig S. Ivey	125,000	150,072	—	—	—	275,072
James C. Johnson	125,000	150,072	—	—	—	275,072
Steven H. Lipstein	125,000	150,072	—	—	—	275,072
Leo S. Mackay, Jr.	125,000	150,072	—	—	—	275,072

(1)
For non-management directors, represents the cash retainer and fees for service on the Board of Directors and its committees, including amounts deferred pursuant to the Director Deferred Compensation Plan (as defined and described in more detail below).

(2)
Includes annual grants of immediately vested shares of the Company’s common stock valued at approximately $150,000 were awarded to each of the non-management directors on January 3, 2024. Certain of such shares of Company common stock were deferred as deferred Stock Units (as defined and described in more detail below). As of December 31, 2024, Director Brinkley had 5,766 deferred Stock Units, Director Coleman had 18,694 deferred Stock Units, Director Dickson had 12,584 deferred Stock Units, Director Eder had 12,584 deferred Stock Units, Director Flores had 12,933 deferred Stock Units, Director Harshman had 7,859 deferred Stock Units, Director Ivey had 12,584 deferred Stock Units, Director Johnson had 27,633 deferred Stock Units, and Director Mackay had 7,859 deferred Stock Units accumulated in their deferral accounts from deferrals of annual stock awards, including additional deferred Stock Units credited as a result of dividend equivalents earned with respect to the deferred Stock Units (see “— Directors Deferred Compensation Plan Participation” below).

(3)
Ameren does not have a pension plan for non-management directors. There were no above-market or preferential earnings on deferred compensation in 2024 (see “— Directors Deferred Compensation Plan Participation” below).

Role of Director Compensation Consultant
The Nominating and Corporate Governance Committee directly retains Meridian to advise it with respect to director compensation matters. During 2024, Meridian conducted an outside director market pay analysis for the Nominating and Corporate Governance
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Corporate Governance
Committee, as discussed further under “— Director Compensation — Fees and Stock Awards” below, and attended a Nominating and Corporate Governance Committee meeting to discuss the analysis. Pursuant to policies and procedures established by the Board of Directors for the purpose of determining whether the work of any compensation consultant raised any conflict of interest, the Nominating and Corporate Governance Committee determined that with respect to director compensation-related matters, no conflict of interest was raised by the work of Meridian.
Fees and Stock Awards
During 2024, the Company’s non-management director compensation program consisted of the following cash and stock-based compensation:
Annual Cash Retainer	• $125,000
Additional Cash Retainer for Committee Chairs	• $20,000
Additional Cash Retainer for Lead Director	• $30,000
Equity Compensation
• Annual Grant (on or about January 1)	• $150,000 of common stock
• Upon Initial Election to the Board	• $150,000 of common stock (pro-rated for portion of the calendar year for which a new director serves; paid in lieu of Annual Grant for directors who commence service on January 1)
Other Benefits	• Reimbursement of customary and usual travel expenses related to Board and committee service • Eligibility to participate in a nonqualified deferred compensation program as described below
The compensation program for non-management directors is reviewed on an annual basis by the Nominating and Corporate Governance Committee with a view to provide a pay program that compensates non-management directors based on the median of the compensation opportunities provided by similar utility industry companies. During 2024, this review, in consultation with the Nominating and Corporate Governance Committee’s independent director compensation consultant, included an evaluation of a comparative peer group of companies that was identical to the 2024 TSR peer group (as discussed under “— Compensation Discussion and Analysis — TSR Peer Group” below) to determine the overall competitiveness of pay and prevalence of program features of Ameren’s director compensation program. Based on the Nominating and Corporate Governance Committee’s review, the Board of Directors approved an increase in the value of the equity components of the director compensation program from $150,000 to $170,000 for 2025; no changes were made to the other elements of the program.
Directors Deferred Compensation Plan Participation
The Ameren Corporation Deferred Compensation Plan for Members of the Board of Directors, as amended (the “Directors Deferred Compensation Plan”), offers non-management directors the option to defer all or part of their annual cash retainers and Company common stock share awards as described below. In 2024, each of Directors Eder and Ivey elected to defer all of his or her annual cash retainers. Each of Directors Brinkley, Dickson, Eder, Harshman, Ivey, Johnson and Mackay elected to defer all of his or her 2024 stock award under the Directors Deferred Compensation Plan. There are no above-market or preferential earnings on compensation deferred with respect to deferrals made by any of our non-management directors.
All deferrals of Company common stock awards pursuant to the Directors Deferred Compensation Plan are converted to “Stock Units,” representing each share of Company common stock awarded to and deferred by the participant. Stock Units are not considered actual shares of Company common stock, and participants have no rights as an Ameren shareholder with respect to any Stock Units until shares of Company common stock are delivered in accordance with the Directors Deferred Compensation Plan. Participants will have the right to receive dividend equivalents on Stock Units as of each dividend payment date, which are to be converted to additional Stock
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Corporate Governance
Units on the dividend payment date in accordance with the 2022 Plan. The price used for converting dividend equivalents to additional Stock Units is the same as the price used for calculating the number of additional shares purchased as of such dividend payment date by Ameren’s Deferred Compensation Plan record keeper.
All payments under the Directors Deferred Compensation Plan relating to deferrals of a director’s Company common stock award (including dividend equivalents which will be converted into additional Stock Units) will be made in the form of one share of Company common stock for each whole Stock Unit and cash equal to the fair market value of each fraction of a Stock Unit credited to the participant’s account.
A participant director may choose to receive the deferred amounts upon ceasing to be a member of the Company’s Board of Directors at age 55 or over in a lump sum payment or in installments over a set period of up to 15 years. However, in the event a participant ceases being a member of the Company’s Board of Directors prior to age 55, the balance in such participant’s deferral account shall be distributed in a lump sum to the participant as soon as administratively practicable after the date the participant ceases being a member of the Company’s Board of Directors. In the event a participant ceases being a member of the Company’s Board of Directors prior to age 55 and after the occurrence of a Change of Control (as hereinafter defined under “— Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control”), the balance in such director’s deferral account, with any interest payable, shall be distributed in a lump sum to the director as soon as administratively practicable after the date the director ceases being a member of the Company’s Board of Directors. In the event that the Company ceases to exist or is no longer publicly traded on the NYSE or the NASDAQ Stock Market (“NASDAQ”), upon the occurrence of such Change of Control, any Stock Units held by a participating director will be converted to a cash value upon the Change of Control and thereafter will be credited with interest until distributed. The cash value of the Stock Unit will equal the value of one share of Company common stock based upon the closing price on the NYSE or NASDAQ on the last trading day prior to the Change of Control.
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Information About Our Executive Officers
The executive officers of Ameren, including major subsidiaries, are listed below, along with their ages as of December 31, 2024, all their positions and offices held with the Ameren companies as of March 15, 2025, and their tenures as officers, and their titles for at least the last five years.
Ameren Corporation:
Name	Age	Positions	Period
Martin J. Lyons, Jr.	58	Chairman, President, and Chief Executive Officer; Ameren	January 2022(a)–Present
		Chairman and President; Ameren Missouri	December 2019–January 2022
Michael L. Moehn	55	Senior Executive Vice President and Chief Financial Officer; Ameren	March 2023–Present
		Chairman and President; Ameren Services	December 2019–Present
		Executive Vice President and Chief Financial Officer; Ameren	December 2019–February 2023
Stephen C. Lee	53	Vice President, Interim General Counsel and Secretary	February 2025–Present
		Vice President and Deputy General Counsel	April 2020–February 2025
Theresa A. Shaw	52	Senior Vice President, Finance, and Chief Accounting Officer; Ameren	August 2021–Present
		Senior Vice President, Regulatory Affairs and Financial Services; Ameren Illinois	September 2019–August 2021

(a)
Elected President and Chief Executive Officer of Ameren in January 2022, and Chairman of Ameren in November 2023.

2025 Proxy Statement	53

Corporate Governance
Subsidiaries:
Name	Age	Positions	Period
Mark C. Birk	60	Chairman and President; Ameren Missouri	January 2022–Present
		Senior Vice President, Customer and Power Operations; Ameren Missouri	October 2017–January 2022
Fadi M. Diya	62	Senior Vice President and Chief Nuclear Officer; Ameren Missouri	January 2014–Present
Mark C. Lindgren	57	Executive Vice President, Corporate Communications, and Chief Human Resources Officer; Ameren Services	March 2023–Present
		Senior Vice President, Corporate Communications, and Chief Human Resources Officer; Ameren Services	September 2015–February 2023
Gwendolyn G. Mizell	63	Senior Vice President and Chief Sustainability Officer; Ameren Services	March 2023–Present
		Vice President, Chief Sustainability, Diversity, & Philanthropy Officer; Ameren Services	March 2022–February 2023
		Vice President, Innovation, and Chief Sustainability Officer; Ameren Services	January 2021–March 2022
		Vice President, Sustainability and Electrification; Ameren Services	June 2019–January 2021
Shawn E. Schukar	63	Chairman and President; ATXI	May 2017–Present
Leonard P. Singh	55	Chairman and President; Ameren Illinois	August 2022(a)–Present

(a)
Leonard P. Singh served as Senior Vice President of Consolidated Edison Company of New York from December 2020 to June 2022 and as Vice President, Manhattan Electric Operations of Consolidated Edison Company of New York from June 2015 to December 2020.

Officers are generally elected or appointed annually by the respective board of directors of each company, following the election of board members at the annual meetings of shareholders. No arrangement or understanding exists between any of the above-named executive officers and the Ameren companies nor with any other person or persons pursuant to which any executive officer was selected as an officer. There are no family relationships among the executive officers or between any executive officer or any director of the Ameren companies. Except as noted, the above-named executive officers have been employed by an Ameren company for more than five years in executive or management positions.
54	Ameren Corporation

Executive Compensation Matters

ITEM 2
Advisory Approval of Executive Compensation (Say-on-Pay)
•
The Company is asking shareholders to approve, on an advisory basis, the compensation of the executives named in the 2024 Summary Compensation Table in this proxy statement (the “Named Executive Officers”, or “NEOs”).

•
For more information about the NEOs’ compensation, please see the Executive Compensation discussion on pages 55-96.

Board Recommendation for Advisory Approval of Executive Compensation (Say-on-Pay)
Your Board of Directors unanimously recommends a vote “FOR” the advisory approval of the compensation of the named executive officers disclosed in this proxy statement.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing shareholders with the right to cast an advisory vote to approve the compensation of the NEOs at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program for NEOs through the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures in this proxy statement.”
Please refer to the section entitled “Executive Compensation” of this proxy statement for a detailed discussion of our executive compensation principles and practices and the 2024 compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the 2024 compensation of our NEOs.
As an advisory vote, this proposal is not binding on the Company. However, the Board of Directors values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of this vote when developing future compensation programs for NEOs. It is currently expected that shareholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s annual meeting in 2026.
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Executive Compensation Matters
Executive Compensation
The information contained in the following Human Resources Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Human Resources Committee Report
The Human Resources Committee (the “Committee”) of the Board of Directors discharges the Board’s responsibilities relating to compensation of the Company’s executive officers. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses and other compensation plans, policies and programs of the Company. The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the proxy statement, as described in the Committee’s Charter. The Compensation Discussion and Analysis has been prepared by management of the Company.
The Committee met with management of the Company and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, and the Board approved that recommendation.
Human Resources Committee:
Cynthia J. Brinkley, Chair
Richard J. Harshman
James C. Johnson
Steven H. Lipstein
Compensation Discussion and Analysis
Executive Overview
This Compensation Discussion and Analysis (“CD&A”) describes the compensation decisions made for 2024 with respect to our NEOs, which are listed in the following table.
NAMED EXECUTIVE OFFICERS
Named Executive Officer	Title
Martin J. Lyons, Jr.	Chairman, President and Chief Executive Officer, Ameren
Michael L. Moehn	Senior Executive Vice President and Chief Financial Officer, Ameren
Mark C. Birk	Chairman and President, Ameren Missouri
Chonda J. Nwamu*	Former Executive Vice President, General Counsel and Secretary, Ameren
Leonard P. Singh	Chairman and President, Ameren Illinois

*
Ms. Nwamu resigned from the Company and its affiliates effective as of March 10, 2025.

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Executive Compensation Matters
2024 Company Business Highlights
The successful execution of our strategy continued to drive strong results in 2024. Key financial and operational highlights include the following:
Financial Highlights

•
Ameren earned $4.42 per diluted share on a GAAP basis, representing an approximately 1 percent increase over 2023 earnings, and $4.65 per diluted share on a weather-normalized adjusted (non-GAAP) basis in 2024, representing an approximately 5 percent increase over 2023 earnings.* The 2024 earnings reflected strong operating performance and the execution of the Company’s strategy across all business segments.

•
Execution of our strategy has driven a strong compound annual earnings per diluted share growth rate from 2013, the year in which we completed the divestiture of our non-rate regulated merchant generation business, to 2024 of approximately 12.8 percent on a GAAP basis and approximately 7.6 percent on a weather-normalized adjusted (non-GAAP) basis.*

•
Ameren shares provided a TSR of approximately 27.5 percent in 2024. From December 31, 2013, to December 31, 2024, Ameren shares provided a positive TSR of approximately 248 percent, which meaningfully exceeded the TSR of the S&P 500 Utility and Philadelphia Utility indices (approximately 190 percent and 182 percent, respectively). Ameren’s TSR ranked 11th among the TSR Peer Group (i.e., the 44th percentile) for the three-year performance period ended December 31, 2024.

•
The Board approved approximately 6 percent increases in the dividend during the first quarters of 2024 and 2025; annualized 2024 dividends represented an approximately 58% payout ratio based on weather normalized adjusted (non-GAAP) EPS.

•
Ameren invested approximately $4.3 billion in energy infrastructure in 2024 to better serve customers, which also drove strong rate base growth of approximately 7.4 percent, compared with 2023. For the five years ending December 31, 2024, we have invested approximately $18.0 billion in energy infrastructure, which drove robust compound annual rate base growth of approximately 10.0 percent over the same period. These investments have improved the safety and reliability of our electric and natural gas systems, improved the efficiency of our energy centers, are supporting our clean energy transition through development of additional renewable resources and grid modernization, and strengthened our cybersecurity posture while keeping a focus on affordability.

•
Ameren maintained its strong balance sheet and credit ratings.

*
See Appendix A for GAAP to weather-normalized adjusted earnings reconciliation.

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Executive Compensation Matters
Operational and Regulatory Highlights

•
During 2024, we made total capital investments of over $4.3 billion, including $2.7 billion, $578 million, $264 million, and $758 million, at our Ameren Missouri, Ameren Illinois Electric Distribution, Ameren Illinois Natural Gas, and Ameren Transmission business segments, respectively.

•
In 2024, we announced approximately 350 MW of new electric load expected by 2028 from data centers and other large customers, part of an expanded economic development pipeline reflecting robust potential for new electric demand in our service territories.

•
In March and June 2024, the Missouri Public Service Commission (“MoPSC”) approved a total of four new solar energy centers, representing a total capacity of 550 MW. These projects are designed to support compliance with Missouri’s renewable energy standard as well as Ameren’s generation transition plan and are expected to be placed in service in 2025-2026.

•
In October 2024, the MoPSC approved an 800-MW simple-cycle natural gas generation facility, the Castle Bluff Energy Center, expected to be placed in service in 2027.

•
In December 2024, Ameren Missouri placed in service three solar energy centers, the Huck Finn Renewable Energy Center, the Boomtown Renewable Energy Center, and the Cass County Renewable Energy Center, totaling 500 MW, which nearly doubled our renewable generation capacity.

•
As part of MISO’s long-range transmission planning process to enhance reliability and enable economic expansion and transition of generation resources, Ameren captured all of the Tranche 1 projects within our service territories. In December 2024, MISO approved $21.8 billion of new transmission projects, based on MISO’s cost estimates, as part of Tranche 2.1 of its long-range transmission planning process; Ameren was subsequently assigned approximately $1.3 billion of these projects and expects to participate in the competitive bid process for certain additional projects.

•
In December 2024, the Illinois Commerce Commission (“ICC”) issued an order in connection with Ameren Illinois’ revised multi-year integrated grid plan and revised multi-year electric distribution service rate plan for the years 2024 through 2027, approving a cumulative four-year revenue increase of $309 million as compared to the 2023 revenue requirement.

•
In October 2024, the 1,200 MW coal-fired energy center, the Rush Island Energy Center (“Rush Island”) retired. Ameren was able to offer new positions to all interested employees who were impacted by the retirement. In December 2024, Ameren Missouri Securitization Funding I, LLC, a wholly-owned subsidiary of Ameren Missouri, issued approximately $476 million aggregate principal amount of securitized utility tariff bonds for the recovery of costs related to the retirement of Rush Island.

•
In December 2024, the U.S. District Court for the Eastern District of Missouri approved a settlement agreement between Ameren Missouri and the U.S. Department of Justice to address additional mitigation relief sought by the Environmental Protection Agency fully resolving the longstanding Rush Island Clean Air Act litigation. Ameren recorded a $45 million charge in 2024, net of tax impact.

•
In October 2024, the Federal Energy Regulatory Commission (“FERC”) established a base return on common equity (“ROE”) of 9.98 percent for the periods of November 2013 through February 2015 and September 2016 forward. Ameren had recorded a base ROE of 10.02% for the historical periods, as previously ordered by the FERC. As a result, Ameren recorded a $10 million charge in the third quarter of 2024, net of tax impact, to reflect the expected refunds, including interest.

•
In 2024, we maintained disciplined cost management to hold operations and maintenance expenses in line with 2023.

58	Ameren Corporation

Executive Compensation Matters
2024 Executive Compensation Highlights
The Company’s pay-for-performance program led to the following actual 2024 compensation being earned:
•
2024 annual short-term incentive base awards based on EPS, safety, operational performance, customer-focused and economic opportunity and inclusion measures were earned at 131.6 percent of target, which reflects certain adjustments to EPS and economic opportunity & inclusion measures discussed below, and were subject to the individual performance modification discussed below. This payout reflected strong financial and operational performance by the Company in 2024 that was due, in part, to the strong execution of the Company’s strategy, including investing approximately $4.3 billion in capital projects, solid reliability of its operations for the benefit of customers, strong strategic capital allocation, and disciplined cost management.

•
Ameren ranked 11th in Relative TSR compared to the defined TSR peer group of 19 companies (i.e., the 44th percentile) over the three-year measurement period (2022-2024). Ameren’s TSR during the performance period was 15.7 percent, driven by share price appreciation of approximately 1.6 percent, dividends, and dividend growth over the period. The February 10, 2022 PSU awards increased in value from $87.71 per share on the grant date to $89.14 per share as of December 31, 2024. Based on this TSR performance, the PSU long-term incentive awards tied to Relative TSR that were granted in 2022 were earned at 88.0 percent of target.

•
The PSU long-term incentive awards tied to Clean Energy Transition that were granted in 2022 were earned at 200.0 percent of target based on the retirement of fossil-fired energy centers and the installation of renewable generation in an aggregate amount of 2,518 MW over the three-year measurement period (2022-2024). This performance exceeded the maximum level of 1,785 MW and reflected the retirement of the Meramec coal-fired energy center in December 2022, the addition of the Community, Boomtown, Huck Finn, Cass County, and East St. Louis solar and storage projects, five Neighborhood solar projects in Missouri and Illinois and the retirement of the Rush Island coal-fired energy center in October 2024.

Guiding Objectives
Our objective for compensation of the NEOs is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of the NEOs with that of our shareholders to maximize shareholder value.
Our compensation philosophy and related governance features are executed by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:
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Executive Compensation Matters
What we do:	What we don’t do:

Target pay opportunities based on a reasonable range around the size-adjusted median of those provided by similar utility companies, with actual payouts dependent on our corporate short- and long-term performance and the individual’s performance.

Maintain a short-term incentive program that is entirely performance-based with the primary focus on our EPS and additional focus on safety, operational, customer, opportunity and inclusion metrics and individual performance.

Design our long-term incentive program with the primary focus on our TSR versus that of a utility peer group and with additional focus on our clean energy transition.

Maintain a clawback policy for the recoupment of excess incentive compensation paid to executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

Include in our short-term and long-term incentive awards additional “clawback” provisions that are triggered if the Company makes certain financial restatements, or if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions.

Maintain stock ownership requirements for our Senior Leadership Team and non-management directors.

Provide reimbursements for financial and tax planning services and other limited benefits, which are further described in the footnotes to the Summary Compensation Table of this proxy statement.

Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.

Engage an independent compensation consultant who reports directly to the Committee.

No employment agreements.

No employee, officer or director is permitted to hedge Ameren securities.

No executive officer or director is permitted to pledge Ameren securities.

No tax “gross-up” payments on perquisites (other than executive relocation expenses).

No dividends or dividend equivalents paid on unearned incentive awards.

No repricing or backdating of equity-based compensation awards.

No excise tax “gross-up” payments except for officers who became participants in the Change of Control Severance Plan prior to October 1, 2009.

60	Ameren Corporation

Executive Compensation Matters
Overview of Executive Compensation Program Components
In 2024, our compensation program for the NEOs consisted of several compensation elements, each of which is discussed in more detail below.
Type	Form	Terms
Fixed Pay	Base Salary	• Set annually by the Human Resources Committee based upon market data, executive performance and other factors.
Short-term incentives	Cash Incentive Pay	• Based upon the Company’s EPS, safety, operational, customer, and economic opportunity & inclusion performance criteria with an individual performance modifier.
Long-term incentives	Performance Share Units (“PSUs”)
•
60% of the value of the annual long-term incentive award is granted in the form of PSUs with a performance criteria of TSR compared to utility industry peers over a three-year performance period.

•
10% of the value of the annual long-term incentive award is granted in the form of PSUs with a performance criteria that measures renewable generation and energy storage additions, as well as fossil-fired energy center retirements, over a three-year performance period, in MW (the “Clean Energy Transition” metric).

	Restricted Stock Units (“RSUs”)	• 30% of the value of the annual long-term incentive award is granted in the form of time-based RSUs. RSUs have a vesting period of approximately three years.
Other	Retirement Benefits
•
Employee benefit plans available to all employees, including 401(k) savings and pension plans.

•
Supplemental retirement benefits that provide certain benefits not available due to tax limitations.

•
Deferred compensation program that provides the opportunity to defer part of base salary and short-term incentives, with earnings on the deferrals based on market rates.

	“Double-Trigger” Change of Control Protections	• Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
	Perquisites	• Reimbursements for financial and tax planning services and other limited benefits, which are further described in the footnotes to the Summary Compensation Table of this proxy statement.
We also provide various health and welfare benefits to the NEOs on substantially the same basis as we provide to all salaried employees.
Each element is reviewed individually and considered collectively with other elements of our compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation, as well as with our overall compensation program.
Market Data and Compensation Peer Group
In October 2023, Meridian, the Committee’s independent compensation consultant, collected and analyzed comprehensive data regarding similar utility industry companies, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The data was obtained from a proprietary database maintained by Aon.
Compensation opportunities for the NEOs were compared to the size-adjusted median of the compensation opportunities for comparable positions provided by similar utility companies (the “Market Data”), defined as regulated utility industry companies in a revenue size
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Executive Compensation Matters
range approximately one-half to two and one-half times our size, with limited exceptions (our “compensation peers”). To the extent utility industry data is not available or applicable, general industry data is used. The Committee’s independent consultant used statistical techniques to adjust the data to be appropriate for our revenue size. Our compensation peers have a range of revenues, but because of the use of regression analysis, this did not necessarily impact the Market Data.
We provide compensation opportunities at levels informed by the Market Data and design our incentive plans to pay more or less than the target amount when performance is above or below target performance levels, respectively. Thus, our plans are designed to result in payouts that are market-appropriate given our performance for that year or period.
The companies identified as the “compensation peers” used to develop 2024 compensation opportunities from the above-described data are listed in the graphic below. The list is subject to change each year depending on merger and acquisition activity, the availability of the companies’ data through Aon’s database and the continued appropriateness of the companies in terms of size and industry in relation to the Company.
TSR Peer Group
For purposes of measuring our relative TSR performance for our PSU awards, we use a distinct peer group (the “TSR Peer Group”) that overlaps with the “compensation peers” discussed above. The 2024 TSR Peer Group was established as of February 2024 using the following criteria:
•
Classified as a “Listed United States Power Company” within S&P Global Intelligence’s Market Intelligence database.

•
Market capitalization greater than $2 billion.

•
Minimum S&P credit rating of BBB- (investment grade).

•
Dividends flat or growing over the last twelve-month period.

•
Not an announced acquisition target.

•
Not undergoing a major restructuring.

The 19 companies included in the 2024 TSR Peer Group effective as of January 1, 2024, are listed in the graphic below. The TSR Peer Group companies are not entirely the same as the compensation peers used for market pay comparisons, because inclusion in this group was not dependent on a company’s revenues relative to Ameren or its participation in an executive pay database. The 2024 TSR Peer Group may be impacted by acquisition and restructuring events. Peer companies engaged in merger and acquisition (“M&A”) activities within the first 18 months of the performance period are eliminated from the peer group and peer companies engaged in M&A activities within the second 18 months of the performance period are fixed above or below Ameren based on relative TSR positioning 90 calendar days prior to a public announcement or reputable media or analyst report.
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COMPARISON OF COMPENSATION PEER GROUP AND TSR PEER GROUP
Mix of Pay
We believe that both cash compensation and non-cash compensation are appropriate elements of a market-competitive, performance-based, shareholder-aligned total rewards program. Cash compensation is short-term compensation (i.e., base salary and annual incentive awards), while non-cash compensation is generally long-term compensation (i.e., equity-based incentive compensation).
A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2024, there was no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact on executive compensation is to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases and to create long-term incentive opportunities that exceed short-term opportunities for NEOs.
The following graphs summarize the mix of fixed and at-risk compensation, as well as the mix of cash and equity-based compensation, in each case as of December 31, 2024, for the principal executive officer and the other NEOs based on full-year base salary, short-term incentive and long-term incentive award opportunities.
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Executive Compensation Matters
2024 Short-Term and Long-Term Incentive Compensation Targets
Name	Short-Term Incentive Targets*	Long-Term Incentive Targets*
Lyons	125%	475%
Moehn	85%	315%
Birk	80%	210%
Nwamu	70%	180%
Singh	80%	210%

*
As a percentage of base salary.

Base Salary
Our base salary program is designed to reward the NEOs with market competitive salaries based upon role, experience, competence and sustained performance.
We determine the amount for base salary by referencing the Market Data discussed above. Based on this data and the scope of each NEO’s role, a base salary range was established for each position at +/- 10 percent of the established market rate for the position. The base salary of each NEO is typically managed within this pay range.
In 2023, Mr. Lyons recommended a 2024 base salary increase for each of the other NEOs, considering the executive’s then-current salary in relation to the Market Data, experience and sustained individual performance and results. These recommendations, which took into account the Market Data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2023 Committee meeting. Increases were approved based on the Market Data and base salary range, experience, individual performance and the need to retain an experienced team. Performance takes into account initiative, leadership and contribution to achievement of our goals.
In December 2023, the Committee also approved an increase to the 2024 base salary of Mr. Lyons from $1,200,000 to $1,275,000, effective as of January 1, 2024, in connection with Mr. Lyons’ annual performance review. The Committee’s decision to adjust Mr. Lyons’ base salary was based on a number of factors, including his performance as the Company’s Chief Executive Officer and the Committee’s review of the Market Data for the chief executive officer position.
Short-Term Incentive Compensation
2024 Ameren Short-Term Incentive Plan
The Ameren Short-Term Incentive Plan (“STIP”) for 2024 was designed to reward the achievement of Ameren’s EPS performance goals, as well as the achievement of goals relating to safety performance, operational results, customer-focused measures, and opportunity and inclusion results, with modifications based on individual performance. The STIP is designed to incentivize higher annual corporate and individual performance.
After considering overall strategy, business needs and industry practices, the following changes were made to the STIP metrics for 2024:
•
To align with Ameren’s focus on eliminating life-changing events, the High-Energy Serious Injury and Fatality (“HSIF”) metric was added. HSIF is an event where “high energy” (defined as 500 foot-pounds or greater) is released presenting risk of a serious injury or loss of life. HSIF was added as a standalone metric and as a performance modifier for the existing safety metrics; prior to 2024, the Serious Injury and Fatality (“SIF”) metric was used as a performance modifier for such metrics.

•
The INPO Performance Index metric was adopted to measure the overall plant performance at the Callaway Energy Center over an 18-month performance period through an index of safety and reliability measures, consistent with the Institute of Nuclear Power Operations (“INPO”). Prior to 2024, the Callaway Performance Index, which measured overall nuclear energy center performance through an industry standard index over a 12-month period, was used to measure operational performance.

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•
The Local Small, and Local Diverse Business Economic Impact Indicator (“EII”) metric was added to measure the spend achieved with Tier 1 local small, and local diverse businesses in Missouri and Illinois. The EII metric focused on expanding the community economic impact of spending by engaging local small and local diverse businesses, and enabling Ameren to partner with, develop and grow a larger potential vendor pool. Prior to 2024, a supplier diversity spending metric was used to measure economic opportunity performance.

•
The System Average Duration Frequency Index (“SAIDI”) metric was adopted to measure customer reliability by calculating the total duration of the average customer interruption over a one-year period. Prior to 2024, the SAIFI index was used to measure customer reliability performance.

•
The Customer Satisfaction Index (“CSAT”) was adopted to measure customer satisfaction across various channels and types of interactions, including telephone calls, virtual and website support and transactions, and field service calls, as well as the accuracy of estimated service restoration times (“ESRT”) for “blue sky” days. Prior to 2024, JD Power and Ameren Listens were used to measure customer satisfaction.

How the STIP Works
The 2024 STIP was composed of the following components:
•
Ameren’s EPS (70% weight);

•
safety, as measured by safety c2c engagement rate, job-safety briefing c2c interactions, and HSIF count (10% weight);

•
customer-focused measures, including quantitative measures relating to reliability and customer satisfaction (10% weight);

•
operational performance, as measured by the INPO Performance Index (5% weight);

•
economic opportunity & inclusion metrics, including quantitative measures relating to workforce opportunity and economic impact to local small, and local diverse businesses (5% weight);and

•
an individual performance modifier.

Set Initial Targets
Measure YE Results
Calculate Formulaic Award
Adjust for Individual Performance
EPS Weighted 70%
Safety 10%
Customer 10%
Operational 5%
Economic Opportunity & Inclusion 5%
EPS Results
Safety Results
Customer Results
Operational Results
Economic Opportunity & Inclusion Results
Base Award
+25%
Individual Performance Modifier
-25%
Final Short-Term Incentive Award

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Executive Compensation Matters
Targets for 2024 STIP Performance Metrics
The Committee approved the performance metrics to be included in the STIP, as well as established threshold, target and maximum goals for each of the metrics. Payouts for each measure for performance falling between the established goals were interpolated on a straight-line basis. Following is a description of each metric, as well as key factors that the Committee considers in establishing the related goals:
Earnings Per Share
The STIP includes a principal focus on financial results as measured by Ameren’s EPS. The Committee believes EPS is a key indicator of financial strength and performance and is recognized as such by the investment community. The target EPS performance goal under the STIP is established based on the financial budget approved by the Board of Directors and is aligned with Ameren’s annual GAAP earnings guidance. The Committee may adjust EPS performance results for certain events that the Committee determines are not representative of performance.
Safety Measures
The safety c2c engagement rate measures the percentage of co-workers (unique observers) that have performed c2c’s during a month. Monthly participation rate results are averaged to determine the annual participation rate. A c2c safety interaction is a leading indicator for safety performance that reinforces safety as a core value by enabling employees to recognize and eliminate at-risk behaviors or conditions and reinforce safe behaviors in the workplace, ultimately improving safety culture and outcomes. The Safety c2c Engagement Rate target for all Ameren co-workers for 2024 is 58%. Officers that are participants in the STIP are rewarded based on the percentage of management and bargaining unit workgroups that achieve the 58% c2c engagement rate.
The job-safety briefing c2c interaction metric measures the number of job-safety briefing c2c’s conducted by field-based leadership (first-line supervisors through vice presidents) using a job-briefing c2c template designed to put focus on active participation, hazard identification and risk mitigation in the job briefing process. These interactions have been shown to have a high correlation with good safety outcomes. They also support the importance of leadership being in the field to observe and provide coaching on the briefing process. STIP participants are rewarded based on the percentage of Ameren field workgroups that achieve their established 2024 job-safety briefing observations target. The 2024 job-safety briefings target was established to ensure that field-based leaders would execute at least 58% of their c2c interactions on job safety briefings.
The HSIF metric measures the number of events where high energy (defined as 500 foot-pounds or greater) is released presenting risk of a serious injury or loss of life. This metric aligns with Ameren’s focus on eliminating life-changing events and has a recognized industry definition based on objective criteria that reflect injury severity.
The safety c2c engagement rate and job-safety briefing c2c metrics were subject to a limit of 100% of target, regardless of actual results, if the HSIF rate target of 3 was not achieved.
Customer-Focused Measures
SAIDI is a standard customer reliability measure that assesses the total duration of the average customer interruption over a one-year period. The measure is calculated consistent with reporting standards of the Institute of Electrical and Electronics Engineers, which excludes major events (e.g., major storms). A lower SAIDI result indicates higher performance. This metric is calculated based on the customer weighted average between Ameren Illinois and Ameren Missouri.
The CSAT Index measure is based on: (1) customer satisfaction ratings across various channels and types of interactions, including telephone calls, virtual and website support and transactions, and field service calls, and (2) the accuracy of estimated service restoration times (“ESRT”) for “blue sky” days.
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Operational Measure
The INPO Performance Index measures overall plant performance over an 18-month performance period through an index of safety and reliability measures, consistent with the INPO Index. This index is calculated using a weighted combination of World Association of Nuclear Operators (“WANO”) and INPO performance indicators and has a value between 0-100. A higher score indicates higher performance.
Economic Opportunity & Inclusion Measures
The Local Small, & Local Diverse Business Economic Impact Indicator (EII) metric focused on amplifying the community economic impact of local small, and local diverse businesses and enabling Ameren to partner with, develop and grow a larger potential vendor pool. The EII metric measures Tier 1 spend achieved with eligible local businesses in Missouri and Illinois.
The Workforce Opportunity metric measured the percentage of leadership positions filled during the plan year that included a qualified and diverse slate of candidates when interviews were conducted. Leadership positions were filled based on merit. The 2024 Workforce Opportunity metric target took into account prior year results, as well as the talent pool and roles Ameren and its subsidiaries expected to be hiring for in 2024.
Individual Performance Modifier
The 2024 STIP base award for each NEO was subject to upward or downward adjustment for individual performance on key performance variables. These included leadership and the achievement of key operational goals (other than those specifically mentioned in the plan), as applicable and as determined by the Committee. The individual performance modifier for the CEO is determined by the Committee in its sole discretion.
Historically, the Individual Performance Modifier has been used to differentiate performance that is considerably above or below expectations. Such differentiations do not lend themselves to formulas and are applied at the Committee’s discretion.
The Individual Performance Modifier could reduce the base award by up to 25 percent, with the ability to pay zero for poor or non-performance. Increases could be up to 25 percent of the base award, with a potential maximum total award at 200 percent of each NEO’s target opportunity.
Base Award Earned through the Achievement of 2024 STIP Performance Measures
At the February 2025 Committee meeting, Ameren’s management presented 2024 STIP performance metric achievement levels and Mr. Lyons recommended STIP payouts for the NEOs (other than with respect to himself) to the Committee for review. The final performance results approved by the Committee are shown in the table below.
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2024 STIP Performance Adjustments
The 2024 STIP results set forth in the above table reflect adjustments to the Company’s 2024 diluted earnings per share and economic opportunity and inclusion measures. Specifically, the Committee approved an adjustment to 2024 earnings per share in accordance with GAAP to exclude the impact of two proceedings that concluded in 2024, each of which had been ongoing for more than ten years and which the Committee determined were not representative of 2024 performance: (i) a $45 million charge, net of tax impact, related to the settlement of the Rush Island Clean Air Act proceeding, and (ii) a $10 million charge, net of tax impact, related to refunds payable pursuant to the October 2024 FERC order that revised the FERC-regulated transmission rate base under the MISO tariff for certain historical periods. In addition, the Committee approved a reduction in the payout under the economic opportunity and inclusion measure
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to reflect increased levels of spending with Tier 1 local small and diverse businesses as a result of an expansion of the eligibility criteria after the 2024 spending targets were established.
Earned through Individual Performance Modifier
As discussed above, the 2024 STIP base awards were subject to upward or downward adjustment by up to 25 percent based upon an NEO’s individual contributions and performance on certain key performance variables during the year. For 2024, the Committee, after consultation with Mr. Lyons, increased the 2024 STIP base award for Mr. Moehn and Mr. Birk by 15 percent, and for Ms. Nwamu and Mr. Singh by 10 percent. The Committee increased the 2024 STIP base award for Mr. Lyons by 15 percent.
Resulting 2024 STIP Payouts
Actual 2024 STIP payouts are shown below as a percent of target. Payouts were made in February 2025, and are set forth under column (f) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
Name	Final Payout as Percent of Target
Lyons	151.3%
Moehn	151.3%
Birk	151.3%
Nwamu	144.8%
Singh	144.8%
Long-Term Incentive Compensation
The Ameren Long-Term Incentive Program (“LTIP”) is intended to reward NEOs for their contributions to Ameren’s long-term success by providing the opportunity to earn shares of Ameren common stock.
Role of the LTIP
The design of the 2024 LTIP is substantially similar to the 2023 program. The 2024 LTIP awards, which are governed by the shareholder-approved 2022 Plan, are designed to serve the following roles in the compensation program:
•
Align with shareholder interests: PSU and RSU awards are denominated in common stock units and paid out in shares of common stock. Payout of PSUs is dependent on (i) Ameren’s TSR compared to the returns of the TSR Peer Group over a three-year performance period (60% of the overall grant value), (ii) achievement of Clean Energy Transition goals (10% of the overall grant value), and (iii) continued employment through the payment date (the “PSU vesting period”). RSUs, which account for 30% of the value of the 2024 LTIP grants, are the right to receive a share of Ameren common stock subject to continued employment through the payment date in March of the third calendar year following the grant date (the “RSU vesting period”).

•
Reinforce long-term focus: Continue to drive company strategy and critical success measures over the vesting period.

•
Share the value created for shareholders: Share Ameren common stock price increases, decreases and dividends over the vesting period.

•
Promote stock ownership: Payout of earned PSU and RSU awards is made 100% in common stock, with the dividends on common stock, as declared and paid, reinvested into additional PSUs and RSUs throughout the vesting period.

•
Promote retention of executives during the vesting period: Annual competitive grants provide incentive for executives to stay with the Company during the vesting period.

•
Be competitive with market practice: The majority of regulated utility companies use a mix of PSUs and RSUs, as well as the TSR performance measure.

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2024 Grants
For 2024, a target number of PSUs and RSUs (determined primarily based on the Market Data mentioned above) was granted to each NEO pursuant to the 2022 Plan, as reflected in columns (g) and (i) of the Grants of Plan-Based Awards Table. The threshold and maximum amounts of payout for the 2024 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table (not including any potential dividends).
The following chart illustrates how the target number of PSUs and the number of RSUs are calculated:
•
RSUs are subject to a time-based vesting period of approximately three years and represent 30% of the total 2024 annual grant value.

•
PSUs are earned based on the achievement of specific performance criteria over the three-year performance period.

•
PSUs tied to relative TSR represent 60% of the total 2024 annual grant value. The NEOs’ actual number of 2024 PSUs earned, tied to relative TSR, will vary from 0 percent to 200 percent, based on our 2024-2026 TSR measured relative to the TSR Peer Group.

•
TSR is calculated as the change in the 30-trading-day average of the stock price prior to the beginning of the award period and the 30-trading-day average of the stock price prior to the end of the award period, plus dividends paid (assuming reinvestment on each company’s ex-dividend date), divided by such beginning average stock price.

•
PSUs tied to Clean Energy Transition goals represent 10% of the total 2024 annual grant value. The NEOs’ actual number of 2024 PSUs earned, tied to Clean Energy Transition, will vary from 0 percent to 200 percent based on pre-established goals related to the total MW tied to renewable generation, energy storage additions and coal-fired energy center retirements. This measure includes MW associated with new wind, solar, hydro, biomass, landfill gas and energy storage added to Ameren’s generation portfolio over the three-year period.

•
For both PSUs and RSUs:

•
The actual number of shares earned will be contingent on continued employment through the payment date (other than with respect to death, disability, an eligible retirement or qualifying termination under a change of control, as described in more detail under “Potential Payments upon Termination or Change in Control”). An eligible retirement is defined as retiring at age 55 or greater with at least 5 years of service.

•
Payouts include additional units equivalent to any dividends accrued and reinvested during the vesting period relating to the number of PSUs and RSUs actually earned.

•
Vesting occurs on the payment date.

The NEOs cannot vote or transfer share unit awards granted under the LTIP until the shares are paid out.
PSU Performance/Payout Relationship (Relative TSR)
Once Ameren’s 2024-2026 TSR is calculated and compared to the TSR Peer Group, the scale below determines the percentage of the target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.
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Relative TSR Performance	Payout (% of PSUs Granted)
90th percentile +	200%	If TSR is negative over the three-year period, the plan is capped at 150% of the target PSUs granted regardless of performance vs. the TSR Peer Group.
70th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%
PSU Performance/Payout Relationship (Clean Energy Transition)
Final Clean Energy Transition results are calculated and compared to the pre-established goals for the 2024-2026 performance period to determine the percentage of the target PSU award that is paid based on the scale below. Payout for performance between points is interpolated on a straight-line basis.
Performance Level (Total MWs)	Payout (% of PSUs Granted)
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	0%
2022 PSU Awards Vesting (Relative TSR)
The PSU performance period for the 2022 grants ended December 31, 2024. Our 2022-2024 TSR performance was determined to be at the 44th percentile of the 2022 TSR Peer Group, resulting in a payout of 88 percent of target. The following table shows the 2022 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 88 percent), and their value at year-end (December 31, 2024). For each NEO other than Mr. Singh, the resulting earned amounts were 98 percent of the original target value of the 2022 awards, and for Mr. Singh the resulting earned amount was 94 percent of the original target value of his 2022 awards; in each case, the earned amounts reflect both TSR performance against the TSR Peer Group and the actual TSR generated during the three-year period, including dividends earned and reinvested and stock price appreciation. In accordance with the terms of the award agreements and the 2014 Plan, each NEO’s 2022 PSU awards vested upon the payment date of March 3, 2025.
Name	Grant Date	Target 2022 PSU (TSR) Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2022 PSU (TSR) Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Lyons	2/10/22	28,244	2,477,281	27,232	2,427,460	98
Moehn	2/10/22	16,125	1,414,324	15,547	1,385,860	98
Birk	2/10/22	7,087	621,601	6,833	609,094	98
Nwamu	2/10/22	6,779	594,586	6,536	582,619	98
Singh(4)	7/1/22	3,285	296,833	3,126	278,652	94

(1)
For each NEO other than Mr. Singh, valuations are based on $87.71 per share, the closing price of Ameren common stock on the NYSE as of February 9, 2022. For Mr. Singh, the valuation is based on $90.36 per share, the closing price of Ameren common stock on the NYSE as of June 30, 2022.

(2)
With the exception of Mr. Singh’s 2022 PSU award, the number of 2022 PSU awards earned includes dividend equivalents equal to approximately an additional 9.6 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period. The number of 2022 PSU awards earned pursuant to Mr. Singh’s 2022 PSU award includes dividend equivalents equal to approximately an additional 8.15 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

(3)
Valuations are based on $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024, the last trading day

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during the performance period. With the exception of Mr. Singh’s 2022 PSU award, the earned value percentage represents a TSR PSU payout of 88 percent, dividend accumulation of approximately 9.6 percent and stock price appreciation of approximately 1.6 percent from the grant date to the December 31, 2024 valuation. With respect to Mr. Singh’s 2022 PSU award, the earned value percentage represents a TSR PSU payout of 88 percent, dividend accumulation of approximately 8.15 percent and stock price depreciation of approximately 1.4 percent from the grant date to the December 31, 2024 valuation.
(4)
Mr. Singh’s 2022 PSU award was pro-rated based on his joining the Company effective July 1, 2022.

2022 PSU Awards Vesting (Clean Energy Transition)
The PSU long-term incentive awards tied to Clean Energy Transition that were granted in 2022 were earned at 200 percent of target based on the retirement of fossil-fired energy centers and the installation of renewable generation in an aggregate amount of 2,518 MW over the three-year measurement period (2022-2024). The following table shows the 2022 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 200.0 percent), and their value at year-end (December 31, 2024). The resulting earned amounts were 223.0 percent of the original target value of the 2022 Clean Energy Transition PSU awards, which reflects final Clean Energy Transition results, including dividends earned and reinvested, and stock price appreciation. In accordance with the terms of the award agreements and the 2014 Plan, each NEO’s 2022 PSU awards vested upon the payment date of March 3, 2025.
Name	Grant Date	Target 2022 PSU (Clean Energy) Awards (#)	Target Value at Stock Price on Date of Grant (1) ($)	2022 PSU (Clean Energy) Awards Earned (2) (#)	Value at Year-End Stock Price (3) ($)	Earned Value as Percent of Original Target Value (3) (%)
Lyons	2/10/22	4,707	412,851	10,314	919,390	223
Moehn	2/10/22	2,688	235,764	5,890	525,035	223
Birk	2/10/22	1,181	103,586	2,588	230,694	223
Nwamu	2/10/22	1,130	99,112	2,476	220,711	223
Singh(4)	7/1/22	548	49,517	1,185	105,631	213

(1)
For each NEO other than Mr. Singh, valuations are based on $87.71 per share, the closing price of Ameren common stock on the NYSE as of February 9, 2022. For Mr. Singh, the valuation is based on $90.36 per share, the closing price of Ameren common stock on the NYSE as of June 30, 2022.

(2)
With the exception of Mr. Singh’s 2022 PSU award, the number of 2022 PSU awards earned includes dividend equivalents equal to approximately an additional 9.6 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period. The number of 2022 PSU awards earned pursuant to Mr. Singh’s 2022 PSU award includes dividend equivalents equal to approximately an additional 8.15 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

(3)
Valuations are based on $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024, the last trading day during the performance period. With the exception of Mr. Singh’s 2022 PSU award, the earned value percentage represents a Clean Energy PSU payout of 200.0 percent, dividend accumulation of approximately 9.6 percent and stock price appreciation of approximately 1.6 percent from the grant date to the December 31, 2024 valuation. With respect to Mr. Singh’s 2022 PSU award, the earned value percentage represents a Clean Energy PSU payout of 88 percent, dividend accumulation of approximately 8.15 percent and stock price depreciation of approximately 1.4 percent from the grant date to the December 31, 2024 valuation.

(4)
Mr. Singh’s 2022 PSU award was pro-rated based on his joining the Company effective July 1, 2022.

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2025 Incentive Compensation Program Changes
After considering overall strategy, business needs and industry practices, the following modifications were made to the Short-Term Incentive Program for 2025:
•
To further support the shift in focus to high energy-related safety hazards, management is shifting the strategic focus to field-based workgroups. The two leading indicator safety metrics utilized will have both a quality and quantity component. Additionally, to emphasize the quality of Job Safety Briefings (“JSB”), management is transitioning to a Field-Based JSB Quality Assessment. The assessment, developed through EEI and the Construction Safety Research Alliance, measures the quality of the JSB and will allow Ameren to benchmark its quality scores against other utilities.

•
In line with INPO itself, Callaway Energy Center performance measurement is transitioning from the INPO Index (US view) to the WANO-AC (World Association of Nuclear Operators) Performance Index (global view) in 2025. The WANO-AC Performance Index will measure the overall plant performance over a 6- and 12-month historical performance period using a weighted index of nuclear safety- and reliability- focused performance indicators updated monthly to reflect current, real-time performance.

•
The Economic Opportunity & Inclusion Measures (the EII metric and the Workforce Opportunity metric) were removed and a new Resource Availability metric was added. The Resource Availability metric measures the performance of Ameren Missouri’s baseload energy centers, which are integral to supporting reliability and affordability during the transition of its generation resource portfolio, by calculating the percentage of energy available from these facilities compared to the maximum amount that could be available, taking into account scheduled outages.

Perquisites
During 2024, we provided reimbursements for financial and tax planning services and other limited benefits, which are further described in the footnotes to the Summary Compensation Table of this proxy statement, to provide competitive value and promote safety, security and retention of the NEOs and others. We did not provide any tax “gross-up” payments with respect to any perquisites.
Retirement Benefits
The objective of retirement benefits is to provide post-employment security to our employees, and such benefits are designed to reward continued service. We choose to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.
There are several retirement benefit programs applicable to the NEOs, including:
•
The Company’s 401(k) savings and cash balance retirement plans;

•
Supplemental Retirement Plans (together, the “SRP”) that provide the NEOs a benefit equal to the difference between the benefit that would have been paid if Internal Revenue Code (“IRC”) limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•
a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation, as well as earnings thereon. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Company matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the NEOs is provided in this proxy statement under the captions “— Compensation Tables and Narrative Disclosures — Pension Benefits” and “— Compensation Tables and Narrative Disclosures — Nonqualified Deferred Compensation” below.
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Executive Compensation Decision-Making Process
Human Resources Committee Governance Practices
The Human Resources Committee engages an independent compensation consultant to provide professional advice. It is the Human Resources Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s influence. In February 2025, the Human Resources Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including:
a track record in providing independent, objective advice;

broad organizational knowledge;

industry reputation and experience;

in-depth knowledge of competitive pay levels and practices; and

responsiveness and working relationship.

Meridian representatives attended five Human Resources Committee meetings during 2024. At the Human Resources Committee’s request, the consultant met regularly with the Committee members outside the presence of management, and spoke separately with the Committee Chair and other Committee members.
During 2024, the Committee requested of Meridian the following items:
market pay and market trend analyses, which assisted the Committee in targeting executive compensation at the desired level versus market;

comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;

preparation of tally sheets of compensation components, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;

review of and advice on the Compensation Discussion and Analysis section included in the Company’s proxy statement to ensure full, accurate and clear disclosure, and other executive compensation-related proxy statement items;

advice in connection with the Committee’s risk analysis of the Company’s compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;

regular updates on legislative, regulatory and proxy advisor trends and developments;

advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the programs; and

other requests relating to executive compensation issues.

Other than services provided to the Human Resources Committee as set forth above and for the Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for the Company or any of its subsidiaries in 2024.
Pursuant to its letter agreement with the Committee, if the Company or management of the Company proposes that Meridian perform services for the Company or management of the Company other than in Meridian’s retained role as consultant to the Committee and the Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Human Resources Committee for approval before such services begin.
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In February 2025, the Nominating and Corporate Governance Committee also approved the continued engagement of Meridian as its independent consulting firm with respect to director compensation matters. See “— DIRECTOR COMPENSATION — Role of Director Compensation Consultant” above for a description of the services Meridian provided to the Nominating and Corporate Governance Committee in 2024.
Each of the Human Resources Committee and Nominating and Corporate Governance Committee has procedures for the purpose of determining whether the work of any compensation consultant raises any conflict of interest. Pursuant to such procedures, in February 2025, each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Meridian.
Delegation of Authority
The Human Resources Committee has delegated authority to the Company’s Administrative Committee, comprised of designated members of management, to approve changes, within specified parameters, to certain of the Company’s retirement plans. It has also delegated authority to management to make pro rata equity grants to employees (other than Section 16 Officers), who are newly eligible for the LTIP, and for participants who are promoted during the plan year. In addition, the Human Resources Committee has delegated to the Chief Executive Officer the authority to make discretionary grants of equity awards from a pre-authorized pool of shares of common stock to employees who are not Section 16 Officers. These grants are reviewed periodically by the Human Resources Committee. The Company ensures the total value of the equity grants made by the Chief Executive Officer does not exceed a specified limit.
Human Resources Committee Interlocks and Insider Participation
No current member of the Human Resources Committee of the Board of Directors (Ms. Brinkley and Messrs. Johnson, Harshman, and Lipstein) was at any time during 2024 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under applicable SEC rules.
No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Human Resources Committee during 2024.
Timing of Compensation Decisions and Awards
Ameren’s Board and the Committee establish meeting schedules annually, well in advance of each meeting, to ensure a thorough and thoughtful decision process. Incentive compensation awards are typically made at regularly scheduled meetings.
The following is a discussion of the timing of certain compensation decisions:
•
the NEOs’ base salaries for 2024 were reviewed and a 2024 base salary increase for each of the NEOs was approved at the December 2023 Committee meeting, as discussed under “— Base Salary” above;

•
2024 STIP target opportunities (as a percentage of base salary) were established for the NEOs at the December 2023 Committee meeting;

•
2024 STIP performance goals were set at the February 2024 Committee meeting;

•
2024 PSU and RSU grants to the NEOs under the 2024 LTIP were approved at the February 2024 Committee meeting; and

•
The final determinations of the 2024 STIP and 2022 PSU payouts were made at the February 2025 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee, including, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of a final decision.
We do not time the grant of awards with the release of material non-public information. We neither backdate equity awards nor do we spring-load equity awards (i.e., make equity awards shortly before announcing market-moving information with better-than-expected results or the disclosure of a significant transaction).
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Consideration of Company’s 2024 “Say-on-Pay” Vote
The Committee considers the results of the shareholder advisory “say-on-pay” vote along with other factors in connection with discharging its responsibilities relating to the Company’s executive compensation program, although no factor is assigned a quantitative weighting. As a result of the 2024 advisory “say-on-pay” vote, which saw a substantial majority (of approximately 95 percent) of the Company’s shareholders who were entitled to vote approve the compensation program described in the proxy statement in connection with our annual meeting held on May 9, 2024, the Committee continued to apply the same principles in determining the amounts and types of executive compensation for fiscal year 2025.
Through its shareholder outreach program, the Company welcomes feedback from its shareholders with respect to its executive compensation program.
Other Considerations for Changes in Compensation Opportunities
Market Data, retention needs and general economic conditions have been the primary factors considered in decisions to increase or decrease compensation opportunities. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.
Role of Executive Officers
In establishing compensation amounts for 2024, Mr. Lyons, as Chief Executive Officer, with the assistance of the Executive Vice President, Corporate Communications and Chief Human Resources Officer of Ameren Services, Mark C. Lindgren, recommended to the Committee compensation amounts for the other NEOs. The Chief Executive Officer makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other senior executives. The Chief Executive Officer possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all cases, the Chief Executive Officer’s recommendations are presented to the Human Resources Committee for review based, in part, on the Market Data provided by the Committee’s independent consultant. The Committee independently determines each NEO’s compensation, as discussed in this CD&A.
Neither the Chief Executive Officer nor any other NEO makes recommendations for setting his or her own compensation. The Chief Executive Officer’s compensation is determined in Committee meetings during an executive session with the Committee’s independent consultant present.
The Chief Executive Officer, the other NEOs and our other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies to the Committee and the independent consultant that will engage employees and provide effective incentives to produce outstanding financial and operating results for the Company and our shareholders.
Other Compensation Matters
We do not have any written or unwritten employment agreements with any of our NEOs. Each NEO is an employee at the will of the Company and/or its subsidiaries, as specified below.
Severance
All officers of the Company participate in the Ameren Corporation Severance Plan for Ameren Officers (the “Officer Severance Plan”). The primary purpose of the Officer Severance Plan is to facilitate mid-career hires and act as a retention tool during times of uncertainty. The Officer Severance Plan provides market-level pay and benefits to officers and NEOs in the event of an involuntary termination of employment without “Cause”, as defined in the Officer Severance Plan. The Officer Severance Plan provides, subject to the officer’s execution of a release of claims against us, for a lump sum payment that is generally equal to annual base salary plus target annual cash incentive award in effect at termination of employment, a pro-rated annual incentive payment based on actual plan performance,
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continuation of medical coverage for 12 months subsidized by the Company, and outplacement career transition services. Upon a change of control, officers who are eligible for severance pay and benefits under the Company’s Second Amended and Restated Change of Control Severance Plan, as amended, would be entitled to the greater of the benefits available under that plan or the Officer Severance Plan, but would not receive benefits under both plans. The Human Resources Committee may amend, suspend or terminate the Officer Severance Plan at any time, provided that twelve months’ notice is required if the amount of potential severance pay and benefits is to be reduced.
Change of Control
Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, is designed to reward NEOs for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of this plan are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company.
Change of Control protections provide, subject to the officer’s execution of a release of claims against us, severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of the Company. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “— Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control.”
The applicable triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and a qualifying termination of employment.
We expect it would take more time for senior leaders to find new employment than for other employees. Therefore, upon termination due to change of control, senior management, including the NEOs, generally are paid severance for a longer period than other employees. The Committee considered this as well as the factors described in the preceding paragraphs in structuring the cash payments described under “— Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control — Change of Control” below, which an NEO would receive if terminated within two years following a Change of Control.
Anti-Pledging and Anti-Hedging Policies
We maintain policies that prohibit executive officers and directors from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, our policies prohibit directors and employees of the Company and its subsidiaries, including executive officers, from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities as discussed under “SECURITY OWNERSHIP — Security Ownership of Directors and Management” below.
Management Stock Ownership Requirements
The Company has a stock ownership requirement for members of the Senior Leadership Team (which includes the NEOs) that fosters long-term common stock ownership and is intended to align the interests of the Senior Leadership Team and shareholders. As set forth in the Company’s Corporate Governance Guidelines, each member of the Senior Leadership Team is required to own shares of common stock valued as a percentage of base salary as follows:
•
Chairman, President and Chief Executive Officer of the Company: 6 times base salary;

•
Chief Financial Officer of the Company and each Company business segment President: 3 times base salary;

•
Other Section 16 Officers: 2 times base salary; and

•
All other members of the Senior Leadership Team: 1 times base salary.

If at any time a member of the Senior Leadership Team does not satisfy the applicable stock ownership requirement, such member must retain at least 75 percent of the after-tax shares he or she acquires upon the vesting and settlement of (i) awards that are then
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outstanding under the Company’s equity compensation programs and (ii) any future awards granted under the Company’s equity compensation programs, until the applicable stock ownership requirement is satisfied. All NEOs satisfy the stock ownership requirements, including taking into account any base salary increases for fiscal year 2025.
For purposes of meeting the Company’s Senior Leadership Team stock ownership requirements, the following forms of Company equity ownership are included:
•
Stock beneficially owned, directly or indirectly (as defined in Rule 13d-3 under the Securities Act), including vested time-based RSU awards and excluding unearned PSU and performance-based RSU awards; and

•
Stock held in the Company Dividend Reinvestment and Stock Purchase Plan and in any qualified individual account benefit plan.

Clawback
Incentive compensation awarded to the NEOs is subject to a “clawback” in certain circumstances:
•
Pursuant to the Company’s Financial Restatement Compensation Recoupment Policy, which was adopted by the Human Resources Committee in August 2023 in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NYSE listing rules, excess incentive-based compensation received by any current or former executive officer of the Company after the adoption of the Policy is subject to recoupment in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

•
Pursuant to the 2022 Plan and the 2014 Plan, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the U.S. federal securities laws, and if an award holder knowingly or with gross negligence engaged in or failed to prevent the misconduct, or if the award holder is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the award holder will be required to reimburse the Company the amount of any payment in settlement of an award under the applicable plan earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.

•
Pursuant to the STIP and LTIP awards, if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions included in the award, generally, the award holder will be required to repay the award to the Company after receiving a demand from the Company for the repayment.

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Compensation Tables and Narrative Disclosures
The following table sets forth compensation information for our NEOs for services rendered in all capacities to the Company and its subsidiaries in fiscal years 2024, 2023 and 2022. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our NEOs.
2024 SUMMARY COMPENSATION TABLE
Name and Principal Position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Non-Equity Incentive Plan Compensation(2)(4) ($) (f)	Change in Pension Value and Nonqualified Def. Comp. Earnings(5) ($) (g)	All Other Compensation(6) ($) (h)	Total ($) (i)
Martin J. Lyons, Jr. Chairman, President and Chief Executive Officer, Ameren	2024	1,275,000	—	5,209,678	2,412,000	657,183	177,169	9,731,030
	2023	1,200,000	—	5,121,903	1,750,000	763,434	174,094	9,009,431
	2022	1,100,000	—	4,271,210	1,872,800	—	113,321	7,357,331
Michael L. Moehn Senior Executive Vice President and Chief Financial Officer, Ameren	2024	860,000	—	2,330,333	1,106,300	447,911	115,437	4,859,981
	2023	825,000	—	7,788,803	887,900	508,537	114,614	10,124,854
	2022	785,000	—	2,438,476	972,000	7,980	99,710	4,303,166
Mark C. Birk Chairman and President, Ameren Missouri	2024	650,000	—	1,174,177	787,000	290,634	72,006	2,973,817
	2023	610,000	—	1,225,254	617,900	369,238	70,235	2,892,627
	2022	575,000	—	1,071,661	667,500	10,781	51,620	2,376,562
Chonda J. Nwamu Former Executive Vice President, General Counsel and Secretary, Ameren	2024	658,000	—	1,018,855	666,800	221,040	73,958	2,638,653
	2023	628,000	—	1,040,671	531,300	238,541	39,098	2,477,610
	2022	600,000	—	1,625,150	620,500	—	32,525	2,878,175
Leonard P. Singh Chairman and President, Ameren Illinois	2024	625,000	—	1,129,033	723,800	172,700	77,337	2,727,870
	2023	585,000	250,000	1,086,882	565,700	110,328	104,772	2,702,682

(1)
Includes compensation received as an officer of Ameren and/or its subsidiaries. Mr. Lyons was elected President and Chief Executive Officer of the Company effective January 1, 2022, and was elected Chairman of the Company effective November 2, 2023. Ms. Nwamu resigned from the Company and its affiliates effective as of March 10, 2025. Mr. Singh was not an NEO at the Company in 2022.

(2)
Column (d) includes the amount paid to Mr. Singh in 2023 pursuant to a sign-on and retention bonus agreement entered into on July 1, 2022. Other cash compensation received by each NEO for fiscal years 2024, 2023 and 2022 is found in the Salary or Non-Equity Incentive Plan Compensation column of this table. The amounts paid under the STIP, which would generally be considered “bonus” awards, are found under Non-Equity Incentive Plan Compensation in column (f).

(3)
The amounts in column (e) represent the aggregate grant date fair value, as computed in accordance with authoritative accounting guidance, of PSU and RSU awards under the 2022 Plan or 2014 Plan, as applicable, without regard to estimated forfeitures related to service-based vesting conditions. For the PSU grants based on TSR, the calculations reflect an accounting value of 82.6 percent of the target value for the 2024 grants, 107.5 percent of the target value for the 2023 grants, and 105.7 percent of the target value for the 2022 grants. For Mr. Moehn’s November 1, 2023 performance-based RSU special award, the calculations reflect an accounting value of 102.9 percent of the target value of the award. For the PSU grants based on the Clean Energy Transition metric and the RSU grants, the calculations reflect an accounting value equal to the closing price of Ameren’s common stock as of the last trading day preceding the grant date. Assumptions used in the calculation of the amounts in column (e) with respect to the PSU and RSU awards are described in Note 11 to our audited financial statements for the fiscal year ended December 31, 2024, included in our 2024 Form 10-K. For Mr. Moehn’s November 1, 2023 performance-based RSU special award, assumptions used in the calculation of the amount included in column (e) include a fair value of units awarded of $76.84, five year risk-free rate of 4.67 percent, Ameren’s common stock volatility of 25.74 percent, and volatility range for the peer group of 24.16 percent to 32.18 percent. The aggregate value of the 2024 PSU and RSU awards, calculated assuming maximum performance and excluding dividends, is as follows: Mr. Lyons — $8,674,149; Mr. Moehn — $3,880,004; Mr. Birk — $1,955,035; Ms. Nwamu — $1,696,389; and Mr. Singh — $1,879,790. In connection with her resignation from the Company effective March 10, 2025, Ms. Nwamu forfeited her outstanding PSUs and RSUs, including the February 2023 and 2024 PSU and RSU awards and the May 12, 2022 RSU retention award.

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The amounts reported for award grants in column (e) do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEO will actually receive from the grant of the awards. The actual compensation realized by the NEOs will be based upon the share price of Ameren’s common stock at payout. The performance periods for the annual 2023 and 2024 grants and Mr. Moehn’s 2023 performance-based RSU grant will not end until December 31, 2025, December 31, 2026, and October 31, 2028, respectively, and, as such, the actual value, if any, of the awards will generally depend on the Company’s achievement of certain performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including with respect to the 2022 PSU awards granted to each then-serving NEO, see “— COMPENSATION DISCUSSION AND ANALYSIS.”
(4)
Represents payouts for performance under the applicable year’s short-term incentive award program. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2024.

(5)
Amounts shown in column (g) are the sum of (1) the increase (if any) in the actuarial present value of each NEO’s accumulated benefit under all defined benefit pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of December 2023, for the year ended December 31, 2024, as of December 2022, for the year ended December 31, 2023 and as of December 2021 for the year ended December 31, 2022. The table below shows the allocation of these amounts for each NEO. For 2024, the applicable interest rate for the deferred compensation plan was 7.19 percent for amounts deferred prior to January 1, 2010 and 6.05 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 6.05 percent published by the IRS and calculated as of December 2023. For 2023, the applicable interest rate for the deferred compensation plan was 5.90 percent for amounts deferred prior to January 1, 2010 and 5.22 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 5.22 percent published by the IRS and calculated as of December 2022. For 2022, the applicable interest rate for the deferred compensation plan was 4.01 percent for amounts deferred prior to January 1, 2010 and 2.28 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 2.28 percent published by the IRS and calculated as of December 2021.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest ($)
Lyons	2024	657,183	—
	2023	763,434	—
	2022	(810,311)	—
Moehn	2024	442,122	5,789
	2023	505,277	3,260
	2022	(751,962)	7,980
Birk	2024	282,813	7,821
	2023	364,834	4,404
	2022	(451,985)	10,781
Nwamu	2024	221,040	—
	2023	238,541	—
	2022	(119,091)	—
Singh	2024	172,700	—
	2023	110,328	—
For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.
(6)
The amounts in column (h) reflect required employer contributions allocated by the Company to each NEO pursuant to the Company’s 401(k) savings plan, which is available to all eligible employees, and the cost of insurance premiums paid by the Company with respect to term life insurance, with respect to which cost each NEO is responsible for paying income tax. In 2024, the Company’s 401(k) employer contributions, including the 401(k) Restoration Benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION — Executive Deferred Compensation Plan Participation” below, for each of the NEOs were as follows: Mr. Lyons — $136,125; Mr. Moehn — $78,656; Mr. Birk — $57,056; Ms. Nwamu — $53,519; and Mr. Singh — $53,582. In 2024, the Company’s costs of insurance premiums for the NEOs were as follows: Mr. Lyons — $14,330; Mr. Moehn — $10,721; Mr. Birk — $14,950; Ms. Nwamu — $7,608; and Mr. Singh — $8,773. In 2024, the amount in column (h) also includes costs for tax and financial planning services for Messrs. Lyons, Moehn and Singh and Ms. Nwamu; ticket and related event

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expenses for Messrs. Lyons, Moehn, and Singh and Ms. Nwamu; a portion of the dues for a club membership used primarily for business purposes by Messrs. Lyons and Moehn; cybersecurity protection services for Messrs. Lyons and Moehn; and the incremental cost of personal use of third-party charter aircraft by Mr. Lyons. For security and business reasons, the Board of Directors has adopted a policy under which Mr. Lyons is required to use third-party charter aircraft for business and personal travel. The incremental cost to the Company for personal travel on aircraft provided by a third-party charter aircraft company includes the amount invoiced to the Company for the hourly rate and operating costs of a particular flight.
The following table provides additional information with respect to stock-based awards granted in 2024, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2024 grants, and with respect to the potential range of payouts associated with the 2024 STIP.
GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	Grant Date Fair Value of Stock and Option Awards(5) ($) (j)
Name (a)	Grant Date(1) (b)	Committee Approval Date(1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lyons	—	—	796,875	1,593,750	3,187,500	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	29,642	59,284	118,568	25,407	5,209,678
Moehn	—	—	365,500	731,000	1,462,000	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	13,259	26,518	53,036	11,365	2,330,333
Birk	—	—	260,000	520,000	1,040,000	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	6,681	13,362	26,724	5,726	1,174,177
Nwamu(6)	—	—	230,300	460,600	921,200
	2/8/24	2/8/24				5,797	11,594	23,188	4,969	1,018,855
Singh	—	—	250,000	500,000	1,000,000	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	6,424	12,847	25,694	5,507	1,129,033

(1)
See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)
The amounts shown in column (c) reflect the threshold payment level under the 2024 STIP, which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the performance-based conditions.

(3)
For each NEO, the amounts shown (denominated in shares of common stock) in column (f) reflect the threshold 2024 PSU award grant, which is 50 percent of the target amount shown in column (g), and the amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable. 2024 PSU awards were granted under the 2022 Plan.

(4)
For each NEO, the amounts shown in column (i) reflect the February 8, 2024 RSU awards.

(5)
For each NEO, the amount represents the grant date fair value of the 2024 awards determined in accordance with authoritative accounting guidance (including FASB ASC Topic 718), excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnote 3 to the Summary Compensation Table. There is no guarantee that, if and when the 2024 awards vest, they will have this value.

(6)
In connection with her resignation from the Company effective March 10, 2025, Ms. Nwamu forfeited her outstanding PSUs and RSUs, including the February 2024 PSU and RSU awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each NEO regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards and allocations between short-term and long-term compensation.
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2024.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($) (j)
Lyons	97,835	8,721,011	172,089	15,340,013
Moehn	51,470	4,588,037	148,371	13,225,790
Birk	23,660	2,109,052	39,471	3,518,445
Nwamu(5)	28,621	2,551,277	34,033	3,033,702
Singh	19,308	1,721,116	37,071	3,304,509

(1)
For each NEO, the amount shown represents the 2022 PSU award grant at the 88 percent performance level based on TSR and 200.0 percent performance level based on the Clean Energy Transition metric, and the 2022, 2023, and 2024 RSU award grants (including the May 12, 2022 RSU retention award for Ms. Nwamu and the second installment of the July 1, 2022 RSU sign-on awards for Mr. Singh). The 2022 PSU and RSU awards, as well as the second installment of the July 1, 2022 RSU sign-on award for Mr. Singh, vested upon the payment date of March 3, 2025. The February 2023 and 2024 RSU awards will vest as of their payment dates in 2026 and 2027, which shall be no later than March 15, 2026, and March 15, 2027, respectively, subject to the continued employment of the NEO and the other terms of the 2022 Plan and the award agreements issued thereunder. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation” for a discussion of the LTIP program.

(2)
Valuations are based on $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation — 2022 PSU Awards Vesting” for a discussion of the amounts actually earned with respect to the 2022 PSU awards.

(3)
For each NEO, the amount shown represents the 2023 and 2024 PSU award grants assuming achievement of the maximum performance goals for the PSU awards based on the Clean Energy Transition metric, the target performance goal for the 2023 PSU award based on TSR, and the maximum performance goal for the 2024 PSU award based on TSR. The 2023 and 2024 PSU awards will vest as of their payment dates in 2026 and 2027, which shall be no later than March 15, 2026, and March 15, 2027, respectively, subject to Ameren achieving the required performance threshold, continued employment of the applicable NEO, and the other terms of the 2022 Plan and the award agreements issued thereunder. In addition, for Mr. Moehn, the amount shown includes the 2023 performance-based RSU award, assuming achievement of the target performance goal. The performance-based RSU award will vest, subject to Mr. Moehn’s continued employment through the payment date and, in the case of vesting above threshold performance, Ameren achieving the applicable performance goal, as of October 31, 2028. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation.” There is no guarantee that such amounts will ultimately be earned by participants.

(4)
Valuations are based on $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024. There is no guarantee that such amounts will ultimately be earned by participants.

(5)
In connection with her resignation from the Company effective March 10, 2025, Ms. Nwamu forfeited her outstanding PSUs and RSUs, including the February 2023 and 2024 PSU and RSU awards and the May 12, 2022 RSU retention award.

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The following table provides the amounts received upon the vesting of stock or similar instruments during the most recent fiscal year.
STOCK VESTED TABLE
	Stock Awards
Name (a)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(2) ($) (e)
Lyons	26,035	1,853,432
Moehn	24,656	1,755,261
Birk	5,640	401,512
Nwamu	10,116	720,158
Singh	3,472	247,172

(1)
For each NEO other than Mr. Singh, the amount shown represents 2021 PSU and RSU award grants, which vested as of March 1, 2024. For Mr. Singh, the amount shown represents the first installment of his July 1, 2022 RSU sign-on awards, which vested as of March 1, 2024. Prior to vesting, the NEOs were credited with dividend equivalents on these award grants, which represented the right to receive shares of Ameren common stock measured by the dividend payable with respect to the shares underlying the awards. Dividend equivalents on these awards accrued at target levels and were reinvested into additional PSUs and RSUs, as applicable. Dividend equivalents are only earned to the extent that the underlying PSU and RSU award is earned. The number of PSUs and RSUs ultimately earned by each NEO through dividend reinvestment (PSU awards based on the TSR metric were earned at 78 percent of the target level and PSU awards based on the Clean Energy metric were earned at 55.6 percent of the target level) was as follows: Mr. Lyons — 2,092 units; Mr. Moehn — 1,982 units; Mr. Birk — 454 units; Ms. Nwamu — 814 units and Mr. Singh — 151 units.

(2)
The value of the vested 2021 PSUs and RSUs and the vested installment of Mr. Singh’s July 1, 2022 RSU sign-on awards is based on the closing price of $71.19 per share of Ameren common stock on the NYSE as of February 29, 2024.

Pension Benefits
The table below provides the actuarial present value of the NEO’s accumulated benefits under the Company’s retirement plans and the number of years of service credited to each NEO under these plans.
PENSION BENEFITS TABLE
Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2)(3) ($) (d)	Payments During Last Fiscal Year(4) ($) (e)
Lyons	1) Retirement Plan	23	973,551	—
	2) SRP	23	3,156,299	—
Moehn	1) Retirement Plan	24	935,991	—
	2) SRP	24	1,919,010	—
Birk	1) Retirement Plan	39	1,209,951	—
	2) SRP	39	1,145,856	—
Nwamu	1) Retirement Plan	8	314,923	—
	2) SRP	8	652,340	—
Singh	1) Retirement Plan	2	115,470	—
	2) SRP	2	194,808	—

(1)
Years of credited service are not used for purposes of calculating the NEOs’ balances under these plans.

(2)
Represents the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan (defined below) and the SRP as of December 31, 2024. See Note 10 to our audited consolidated financial statements for the year ended December 31, 2024 included in our 2024 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations assumed that each officer will remain an active employee until, and will retire at, the plan normal retirement age of 65. The calculations included no pre-retirement decrements in determining the present value, used a 30 percent lump sum / 70 percent annuity

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payment form assumption, and used the plan valuation mortality assumptions after age 65 (PRI-2012 mortality projected generationally by Scale MP-2020). Cash balance accounts were projected to age 65 using the 2024 plan interest crediting rate of 6.42 percent.
(3)
The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the NEOs under the cash balance account under the Retirement Plan and the SRP as of December 31, 2024 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan and the SRP as of December 31, 2024.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Lyons	1) Retirement Plan	789,729
	2) SRP	2,560,339
Moehn	1) Retirement Plan	752,226
	2) SRP	1,542,248
Birk	1) Retirement Plan	1,006,263
	2) SRP	952,958
Nwamu	1) Retirement Plan	241,567
	2) SRP	500,388
Singh	1) Retirement Plan	90,957
	2) SRP	153,452

(4)
All NEOs were active and were not eligible for payments as of December 31, 2024.

Ameren Retirement Plan
Retirement benefits for the NEOs fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the NEOs, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.
On an annual basis, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual STIP compensation, which are equivalent to amounts shown in columns (c) and (f) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.
Participant’s Age on December 31	Regular Credit for Pensionable Earnings*
Less than 30	3%
30 to 39	4%
40 to 44	5%
45 to 49	6%
50 to 54	7%
55 and over	8%

*
An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.
Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.
The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.
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Ameren Supplemental Retirement Plan
In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any NEO whose pension benefits under the Retirement Plan would exceed IRC limitations is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.
There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.
Nonqualified Deferred Compensation
The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each NEO.
NONQUALIFIED DEFERRED COMPENSATION TABLE
Name (a)	Executive Contributions in 2024(1) ($) (b)	Company Contributions in 2024(2) ($) (c)	Aggregate Earnings in 2024(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/24(4) ($) (f)
Lyons	160,800	120,600	209,759	—	2,751,617
Moehn	148,854	63,131	402,634	—	3,517,368
Birk	321,283	41,531	192,877	—	3,367,586
Nwamu	50,658	37,994	3,807	—	92,459
Singh	50,742	38,057	11,726	—	183,979

(1)
A portion of these amounts is also included in amounts reported for 2024 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2024 proxy statement representing compensation paid in 2024 for performance during 2023.

(2)
All of the Company matching contributions reported for each NEO are included in the amounts reported in column (h) of the Summary Compensation Table.

(3)
The dollar amount of aggregate interest earnings accrued during 2024. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (g) of the Summary Compensation Table. See footnote (5) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(4)
The dollar amount of the total balance of each NEO’s account as of December 31, 2024, consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Lyons	1,066,859	800,145	884,614	2,751,617	1,585,604
Moehn	1,410,117	511,510	1,595,741	3,517,368	1,473,221
Birk	2,150,587	275,611	941,389	3,367,586	851,179
Nwamu	50,658	37,994	3,807	92,459	—
Singh	105,655	60,952	17,372	183,979	77,808

(1)
Represents amounts previously reported as compensation to the NEO in the Summary Compensation Table of Ameren or its subsidiaries in previous years.

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Executive Compensation Matters
Executive Deferred Compensation Plan Participation
Pursuant to an optional deferred compensation plan available to members of the Company’s management (the “Ameren Deferred Compensation Plan”), NEOs may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 85 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, the Company may, in its discretion, waive the 50 percent salary limitation.
Effective January 1, 2010, the Ameren Deferred Compensation Plan was amended to change the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and to add a 401(k) restoration benefit for eligible officers of Ameren whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. In October 2010, the Ameren Deferred Compensation Plan was amended for plan years beginning on and after January 1, 2011 to, among other things, change the measurement period for the applicable interest rates to amounts deferred under such plan prior to January 1, 2010 and clarify that matching contributions made under the plan are based upon all of a participant’s deferrals under the plan during a plan year. Amounts deferred (and interest attributable thereto), other than the 401(k) Restoration Benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2024 such interest crediting rate was 7.19 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2024 such interest crediting rate was 6.05 percent
Upon a participant’s termination of employment with the Company and/or its subsidiaries prior to age 55 and after the occurrence of a “Change of Control” (as defined under “— Potential Payments upon Termination or Change of Control — Change of Control” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum as soon as administratively practicable after the date the participant terminates employment.
The 401(k) Restoration Benefit allows eligible employees of Ameren, including the NEOs, to also defer a percentage of salary and/or STIP awards in excess of the limit on compensation then in effect under the IRC ($345,000 in 2024), in one percent increments, up to a maximum of six percent of total salary and STIP awards (a “401(k) Restoration Deferral,” together with Ameren’s 401(k) matching credit described below, the “401(k) Restoration Benefit”). Under the Ameren Deferred Compensation Plan, for amounts deferred by the participant under the Plan up to the IRC compensation limit, as well as amounts deferred as a 401(k) Restoration Deferral, Ameren credits each participant’s deferral account with a matching credit equal to 100 percent of the first three percent of deferred salary and STIP awards and 50 percent of the deferred remaining salary and STIP awards. In general, eligible participants, including the NEOs, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.
As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds available to NEOs under the Ameren Deferred Compensation Plan in 2024 were as follows:
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Name of Fund	Percentage Rate of Return (%)
Target 2030 Fund	9.10
Target 2035 Fund	10.86
Target 2040 Fund	12.63
Target 2045 Fund	14.28
Target 2050 Fund	15.57
Target 2055 Fund	16.21
Target 2060 Fund	16.23
Target 2065 Fund	16.24
Target Retirement Fund	7.10
Large Cap Equity Index	25.02
Large Cap Equity	20.72
Small/Mid Cap Equity Index	12.10
Small/Mid Cap Equity	13.72
International Equity Index	5.14
International Equity	5.06
Bond Fund	3.33
Bond Index Fund	1.36
TIPS Bond Index Fund	2.01
Stable Interest Income	2.73
After the participant retires, the deferred amounts (and interest attributable thereto), other than the 401(k) Restoration Benefit, accrue interest as follows:
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2024 such interest crediting rate was 4.79 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2024 such interest crediting rate was 6.05 percent
The plan compounds interest annually and the rate is calculated as of the first day of the plan year.
Distributions from the Ameren Deferred Compensation Plan will be paid in cash. A participant may choose to receive the deferred amounts at retirement in a single lump sum payment or in substantially equal installments over a period of 5, 10 or 15 years. In the event a participant terminates employment with the Company and its subsidiaries prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant as soon as administratively practicable following the date the participant terminates employment.
Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Company 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.
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Executive Compensation Matters
Potential Payments upon Termination or Change of Control
This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2024, under different termination and change-in-control events. The estimated payments would be made under the terms of Ameren’s compensation and benefits plans, as well as the Severance Plan for Ameren Officers (“Officer Severance Plan”) or the Second Amended and Restated Change of Control Severance Plan (“Change of Control Plan”).
The tables below reflect the payments and benefits payable to each of the NEOs, other than Ms. Nwamu, in the event of a termination of the NEO’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2024, at the NEO’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEO in each scenario. In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid can only be determined at the time of the NEO’s actual separation from the Company. Factors that could affect the nature and amount of the payments on termination of employment include, among others, the timing of the event, compensation level, the market price of common stock and the NEO’s age.
Ms. Nwamu resigned from the Company and its affiliates effective as of March 10, 2025, after which date she ceased to be eligible for payments and benefits in the event of a termination under the scenarios described in the tables below. As of the date of her resignation, Ms. Nwamu was not retirement eligible and accordingly is not eligible to receive pro-rated payments upon vesting in connection with outstanding PSUs and RSUs, as described under “— Termination Other Than for Change of Control” below.
LYONS
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/24(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	5,280,750	10,200,000
PSU Vesting(4)	7,609,793	16,889,891	9,042,896	9,042,896	12,539,591
RSU Vesting(4)	3,261,365	5,374,161	3,261,365	3,261,365	5,374,161
Pension Credit	N/A	N/A	N/A	N/A	1,681,728
Health and Welfare Benefits(5)	N/A	N/A	N/A	24,468	124,252
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	11,164,791
Total	10,871,158	22,264,052	12,304,261	17,634,479	41,114,523
MOEHN
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/24(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	2,697,300	5,504,000
PSU Vesting(4)	5,385,125	13,792,098	4,605,775	4,605,775	12,336,798
RSU Vesting(4)	1,697,850	2,677,142	1,697,850	1,697,850	2,677,142
Pension Credit	N/A	N/A	N/A	N/A	1,015,781
Health and Welfare Benefits(5)	N/A	N/A	N/A	24,468	120,016
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	7,431,446
Total	7,082,975	16,469,240	6,303,625	9,050,393	29,115,183
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BIRK
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/24(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	1,957,000	4,030,000
PSU Vesting(4)	1,832,807	3,941,325	2,156,297	2,156,297	2,961,766
RSU Vesting(4)	785,413	1,269,264	785,413	785,413	1,269,264
Pension Credit	N/A	N/A	N/A	N/A	798,937
Health and Welfare Benefits(5)	N/A	N/A	N/A	8,580	74,847
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	3,645,892
Total	2,618,220	5,210,589	2,941,710	4,932,290	12,810,706
SINGH
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/24(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	1,848,800	3,875,000
PSU Vesting(4)	1,309,734	3,303,173	1,608,087	1,608,087	2,372,283
RSU Vesting(4)	828,468	1,336,833	561,137	561,137	1,336,833
Pension Credit	N/A	N/A	N/A	N/A	431,184
Health and Welfare Benefits(5)	N/A	N/A	N/A	23,121	96,119
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	N/A
Total	2,138,202	4,640,006	2,169,224	4,066,145	8,141,419

(1)
The estimated number of PSUs and RSUs that would be payable upon retirement at December 31, 2024, for Messrs. Lyons, Moehn, Birk, and Singh is calculated according to the schedule following “— Termination Other Than for Change of Control” below. Where performance was estimated for PSUs, it was estimated at 84.0 percent payout for the 2023 PSU awards based on TSR, 185.0 percent payout for the 2024 PSU awards based on TSR, 140.0 percent payout for the 2023 PSU awards based on the Clean Energy Transition metric and 169.9 percent payout for the 2024 PSU awards based on the Clean Energy Transition metric.

(2)
Indicates amounts payable to NEOs pursuant to the Officer Severance Plan. The PSU vesting and RSU vesting amounts represent amounts payable because the participant is retirement eligible, not due to a benefit under the Officer Severance Plan.

(3)
Indicates Change of Control amounts payable to NEOs pursuant to the Change of Control Plan, assuming that the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control. The Pension Credit payable in connection with a Change of Control is based on the NEO’s base salary and target bonus level as in effect immediately prior to the termination date.

(4)
Amounts reflected for PSU vesting, RSU vesting and excise tax gross-up payments are estimated using a stock price of $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024. Mr. Singh is not eligible for excise tax gross-up payments due to becoming a participant in the Change of Control Severance Plan after October 1, 2009.

(5)
Health and welfare benefits figures reflect the estimated lump-sum value of all future amounts which will be paid on behalf of or attributed to the NEOs under our welfare benefit plans (these amounts, however, would not actually be paid as a cash lump sum). For amounts payable in connection with a Change of Control, the amounts reflected above represent the employer portion of premiums and an amount representing the actuarial present value of additional benefits under our retiree medical program (see “Change of Control — Health and Welfare Benefit Payment Assumptions” below). For amounts payable in connection with an Involuntary Termination Not for Cause, the amounts reflected above represent 12 months of COBRA premiums.

Severance
The NEOs are covered under the Ameren Corporation Severance Plan for Ameren Officers, as described above under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Severance.”
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Executive Compensation Matters
Change of Control
Change of Control Severance Plan. Under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”), designated officers of Ameren and its subsidiaries, including the NEOs, are entitled to receive severance benefits if their employment is terminated without “Cause” (as defined below) or by the NEO for “Good Reason” (as defined below) within two years after a Change of Control. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009. Other Ameren plans also carry change of control provisions.
Definitions of Change of Control, Cause and Good Reason
A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:
(i)
the acquisition of 20 percent or more of the outstanding common stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii)
a majority change in composition of the board of directors;

(iii)
a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv)
approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:
(i)
the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

(ii)
gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii)
the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv)
the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:
(i)
a net reduction of the participant’s authorities, duties or responsibilities as an executive and/or officer of Ameren;

(ii)
required relocation of more than 50 miles;

(iii)
any material reduction of the participant’s base salary or target bonus opportunity;

(iv)
reduction in grant-date value of long-term incentive opportunity;

(v)
failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi)
failure of a successor to assume the Change of Control Plan agreements; or

(vii)
a material breach of the Change of Control Plan which is not remedied by the Company within ten business days of receipt of written notice of such breach.

If an NEO’s employment is terminated without Cause or by the NEO for Good Reason within two years after a Change of Control, the NEO will receive a cash lump sum equal to the following:
(i)
unpaid salary and vacation pay through the date of termination;

(ii)
pro rata STIP compensation for the year of termination;

(iii)
three years’ worth of each of base salary and target STIP compensation;

(iv)
three years’ worth of additional pension credit; and

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Executive Compensation Matters
(v)
solely with respect to officers who first became designated as entitled to receive benefits under the Change of Control Plan before October 1, 2009, reimbursement and gross-up for any excise tax imposed on benefits received by the NEO from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC.

In addition to the cash lump sum payment, any such NEO shall (i) continue to be eligible for health and welfare benefits during the three-year severance period, provided that if the NEO becomes reemployed with another employer and is eligible to receive such health and welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).
Following are details of how the above items are calculated.
•
Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination) and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

•
Health and Welfare Benefit Payment Assumptions. Continued coverage for the NEO’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period upon which severance is received. The calculation and the corresponding amounts set forth in the Potential Payments on Termination or a Change of Control tables, above, assume full cost of benefits over the three-year period. In addition, the NEO’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period upon which severance is received. Retiree medical benefits are payable only in their normal form as monthly premium payments until the NEO reaches the age of 65, at which time the NEO, or applicable beneficiary, receives an annual stipend to apply towards eligible healthcare premiums and costs. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period, a graded discount rate assumption of 5.17 percent for payment duration of three years or less, 5.03 percent for payment duration of over three but not more than nine years and 5.45 percent for payment duration over nine years, and post-retirement mortality (but not pre-retirement mortality) according to the PRI-2012 Non Disabled Annuitant (generational) table.

Ability to Amend or Terminate Change of Control Plan
The Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.
Change of Control Provisions Relating to LTIP Awards
Below is a summary of protections provided upon a Change of Control with respect to the LTIP awards issued under the 2022 Plan and the 2014 Plan. In brief, the goal of these protections is to avoid acceleration of LTIP vesting and payment in situations where a Change of Control occurs but the Company continues to exist and the NEO retains his or her position.
In the table below, the term “qualifying termination” means the participant (i) has an involuntary termination without Cause, (ii) for Change of Control Severance Plan participants, has a voluntary termination of employment for Good Reason (as defined in the Change of Control Severance Plan) or (iii) has an involuntary termination that qualifies for severance under the Ameren Corporation Severance
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Executive Compensation Matters
Plan for Ameren Employees (as in effect immediately prior to the Change of Control). Other definitions of capitalized terms may be found in the 2022 Plan, the 2014 Plan, or the applicable award agreement.
Change of Control Event	Termination Event	Unvested LTIP Awards
Change of Control which occurs on or before the end of the applicable vesting period after which the Company continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following: • after the applicable vesting period has ended; or • the participant’s death.
Qualifying termination within two years after the Change of Control and during the applicable vesting period
The PSUs or RSUs the participant would have earned if such participant remained employed for the entirety of the applicable vesting period, at actual performance in the case of the PSUs, will vest on the last day of the applicable vesting period and be paid in shares of the Company’s common stock immediately following the applicable vesting period; provided that such distribution will be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

Change of Control which occurs on or before the end of the applicable vesting period in which the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control
The target number of PSU or RSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.

	Continued employment until the end of the applicable vesting period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the applicable vesting period.
	Retirement or termination due to disability prior to the Change of Control	Immediate lump sum payment of the nonqualified deferred compensation plus interest upon the Change of Control.
	Continued employment until death or disability which occurs after the Change of Control and before the end of the applicable vesting period	Immediate lump sum payout of the nonqualified deferred compensation plus interest upon such death or disability.
Qualifying termination during the applicable vesting period
Immediate lump sum payout of the nonqualified deferred compensation plus interest upon termination; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

	Other termination of employment before the end of the applicable vesting period	Forfeiture of the nonqualified deferred compensation plus interest.
92	Ameren Corporation

Executive Compensation Matters
Termination Other Than for Change of Control
The following table summarizes the impact of certain employment events outside the context of a Change of Control that may result in the payment of unvested LTIP awards.
Type of Termination	Additional Termination Details	Unvested LTIP Awards
Death	N/A	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance or award period and are paid as soon as possible after death.
Disability	N/A	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the vesting period.
Retirement during award period*	Age 55+	Only if the participant has at least five years of service, a prorated award is earned at the end of the performance or award period (based on actual performance, where applicable) and is paid immediately following the vesting period.
Termination for any reason other than death, disability, retirement or change of control as provided above	N/A	Forfeited

*
The May 12, 2022, retention award for Ms. Nwamu and the November 1, 2023 performance-based RSU special award for Mr. Moehn do not provide for pro rata vesting in the event of retirement during the award period. In connection with her resignation from the Company effective March 10, 2025, Ms. Nwamu forfeited the May 12, 2022 RSU retention award, as well as her outstanding February 2023 and 2024 PSU and RSU awards.

CEO Pay Ratio
We are providing the following information to comply with Item 402(u) of Regulation S-K:
For 2024, the annual total compensation of our median employee was $128,436. We calculated the median employee’s annual total compensation based on the rules for determining annual total compensation of our named executive officers, which includes base salary or wages (including overtime), as applicable, incentive compensation, stock awards, change in pension value, and other elements of pay, such as 401(k) employer match, as applicable. The annual total compensation of our CEO was $9,731,030 and the ratio of our CEO’s compensation to the median employee was 76 to 1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As permitted under SEC rules, the median employee is the same employee who was identified for purposes of our 2023 pay ratio disclosure. There has been no significant change in our employee population or employee compensation arrangements since 2023 that we believe would materially impact our pay ratio disclosure. Thus, in accordance with the same methodology used to determine the median employee in prior years, we identified our median employee as of October 1, 2023, using for such purposes our workforce as of such date who had received compensation in 2022, consisting of approximately 8,700 full, part-time and temporary employees. The median employee was identified using such employees’ base salaries or wages for the period of January 1, 2022, to December 31, 2022, rounded up to the nearest $100.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.
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Executive Compensation Matters
Pay Versus Performance
We are providing the following information to comply with Item 402(v) of Regulation S-K:
The Pay vs. Performance (“PVP”) table below provides the “compensation actually paid” (“CAP”) to the Company’s CEO and the average CAP for non-CEO NEOs. CAP represents a new calculation of compensation that differs from the total compensation reported in the Summary Compensation Table (“SCT”). You should refer to the “Compensation Discussion and Analysis” section above for discussion regarding how the Company’s compensation program is designed to align with the Company’s performance and long-term shareholder interests.
Year (a)	Summary Compensation Table Total for CEO(1) ($) (b)	Compensation Actually Paid to CEO(2) ($) (c)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($) (d)	Average Compensation Actually Paid to Non-CEO NEOs(4) ($) (e)	Value of initial fixed $100 investment based on:		Net Income(6) (in millions) $ (h)	Company- Selected Measure: Adjusted (Non-GAAP) Annual Earnings Per Share(7) ($) (i)
					Cumulative Total Shareholder Return ($) (f)	Peer Group Cumulative Total Shareholder Return(5) ($) (g)
2024	9,731,030	18,155,768	3,300,080	6,040,907	134.0	137.8	1,182	4.63
2023	9,009,431	2,812,991	4,549,443	2,354,962	105.1	111.6	1,152	4.38
2022	7,357,331	8,431,586	3,855,710	4,629,404	125.2	120.1	1,074	4.14
2021	9,807,836	13,567,261	3,278,949	4,395,710	122.1	118.3	990	3.84
2020	10,058,353	15,068,893	4,119,985	5,163,486	104.3	100.5	871	3.50

(1)
Mr. Lyons served as the Company’s President and Chief Executive Officer during 2022 and 2023 and additionally served as Chairman effective as of November 2, 2023. Warner L. Baxter served as the Company’s Executive Chairman in 2022 through his retirement on November 2, 2023, and as Chairman, President and Chief Executive Officer in 2020 and 2021.

(2)
To calculate CAP for the CEO, as reported in column (c), the following amounts were deducted from and added to the CEO’s total compensation, as reported in the SCT:

2024
SCT Total for CEO	9,731,030
Deductions from SCT:
Grant Date Fair Value of Equity-Based Awards Granted in Year (as Reported in Column (e) of the SCT)	(5,209,678)
Change in Pension Value (as included in column (g) of the SCT)	(657,183)
Additions to SCT:
Fair Value at Year-end of Unvested Awards Granted in Year(8)	9,560,291
Change in Fair Value of Awards Granted in Prior Years that Vested during the Year(8)	(29,847)
Change in Fair Value of Unvested Awards Granted in Prior Years that Remain Unvested and Outstanding at Year-End(8)	4,426,791
Service Cost for all Defined Benefit Pension Plans	334,364
Compensation Actually Paid to CEO(9)	18,155,768

(3)
The Non-CEO NEOs for the applicable periods are: Mr. Lyons (2020-2021), Mr. Moehn (2020-2024), Mr. Baxter (2022), Ms. Nwamu (2022-2024), Mr. Birk (2022-2024), Mr. Richard J. Mark, the former Chairman and President of Ameren Illinois (2020-2021), Mr. Fadi M. Diya, Senior Vice President and Chief Nuclear Officer of Ameren Missouri (2020-2021), and Mr. Singh (2023-2024).

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Executive Compensation Matters
(4)
To calculate Average CAP for the other NEOs, as reported in column (e), the following amounts were deducted from and added to the NEOs’ total compensation, as reported in the SCT:

2024
Average SCT Total Compensation for Non-CEO NEOs	3,300,080
Deductions from SCT:
Grant Date Fair Value of Equity-Based Awards Granted in Year (as Reported in Column (e) of the SCT)	(1,413,100)
Change in Pension Value (as included in column (g) of the SCT)	(279,669)
Additions to SCT:
Fair Value at Year-end of Unvested Awards Granted in Year(8)	2,593,195
Change in Fair Value of Awards Granted in Prior Years that Vested during the Year(8)	(11,582)
Change in Fair Value of Unvested Awards Granted in Prior Years that Remain Unvested and Outstanding at Year-End(8)	1,741,153
Service Cost for all Defined Benefit Pension Plans	110,830
Average Compensation Actually Paid to Non-CEO NEOs(9)	6,040,907

(5)
Represents the Cumulative TSR for the S&P 500 Utilities Index.

(6)
Value reported is net income attributable to Ameren common shareholders, as reported in the Company’s Annual Report on Form 10-K for the applicable period.

(7)
Except for 2024, values reported represent both GAAP diluted EPS and adjusted (non-GAAP) diluted EPS. See Appendix A for a reconciliation of GAAP to adjusted (non-GAAP) EPS for 2024.

(8)
The below table provides the valuation assumptions used in determining the fair value of equity awards (on the respective valuation dates) that are materially different from those originally disclosed as of the grant date of such equity awards.

Performance Period	Valuation Date	Risk-Free Rate	Ameren’s Common Stock Volatility	Volatility Range for the Peer Group
2024 – 2026	12/31/2024	4.25%	19.77%	17.27% – 23.8%
2023 – 2028	12/31/2023	3.85%	26.20%	24.49% – 30.56%
	12/31/2024	4.32%	19.82%	18.15% – 22.91%
2023 – 2025	12/31/2023	4.23%	22.0%	19.98% – 24.79%
	12/31/2024	4.16%	17.05%	15.08% – 23.65%

(9)
No adjustments were required with respect to the dollar value of dividends or other earnings paid on stock or option awards, because the value of dividend equivalents accrued on such awards are included in the calculation of the fair value of such awards as of each applicable valuation date.

Additional Company-Selected Performance Measures
The following table represents the unranked list of the most important performance measures the Company used to align compensation actually paid to the CEO and NEOs for 2024 to Company performance. While these performance measures are the most important measures, additional financial and other measures were also considered to align the CEO and NEOs’ pay and performance as further described in the “Compensation Discussion and Analysis” section above.
Annual EPS
Three-Year TSR Ranking vs. the TSR Peer Group
Clean Energy Transition metric
These measures generally reflect those used internally to measure Company performance and externally to report to investors, and taken together they provide a holistic measure of Company growth, shareholder value and overall financial performance, as well as progress toward transitioning to clean energy through the addition of renewable generation, energy storage and the retirement of coal-fired energy centers.
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Executive Compensation Matters
Relationship Between Compensation Actually Paid and Performance Measures in the PVP Table
The most important annual financial measure that the Company uses to link pay to performance is the Company’s annual GAAP diluted EPS, which is not only the most heavily weighted metric in the STIP, but also generally consistent with Ameren’s TSR, which is the most heavily weighted performance metric in the Company’s LTIP. As shown in the chart below, the Company’s GAAP diluted EPS increased by 9.7% between 2020 and 2021, while the CEO and Average NEO CAP decreased by 10% and 14.9%, respectively, for the same period. In 2022, while the Average NEO CAP increased by 5.3% and the CEO CAP decreased by 37.9%, driven primarily by the appointment of a new CEO effective January 1, 2022, the Company’s GAAP diluted EPS increased by 7.8%. In 2023, while the CEO CAP and the Average NEO CAP decreased by 66.6% and 49.1% respectively, driven primarily by the impact on the fair value of outstanding equity awards of the fourth quarter 2023 Ameren stock price decline as a result of the unfavorable regulatory outcomes in Ameren Illinois’ natural gas and multi-year electric distribution rate review and grid plan proceedings, the Company’s GAAP diluted EPS increased by 5.8%. In 2024, the CEO CAP and the Average NEO CAP increased by 545.4% and 156.5% respectively, and the Company’s adjusted (non-GAAP) diluted EPS increased by 5.7%.
During the five-year period (2020 – 2024), the Company’s Cumulative TSR was 34% and the Company’s net income increased by 35.7%. Over the same period, the S&P 500 Utilities Index provided a cumulative TSR of 37.8%. The value of an initial fixed $100 investment based on the Company’s cumulative TSR was 3.8, 3.8, and 5.1 percentage points above the S&P 500 Utilities Index TSR in 2020, 2021, and 2022, respectively, and 6.5 and 3.8 percentage points below, respectively for 2023 and 2024, driven primarily by the impact of the fourth quarter 2023 Ameren stock price decline as a result of the unfavorable regulatory outcomes in Ameren Illinois’ natural gas and multi-year electric distribution rate review and grid plan proceedings.
(1)
Except for 2024, EPS amounts in the chart represent both GAAP diluted EPS and adjusted (non-GAAP) diluted EPS. See Appendix A for a reconciliation of GAAP to adjusted (non-GAAP) EPS for 2024.

96	Ameren Corporation

Audit Matters

ITEM 3
Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025
•
The Audit and Risk Committee of the Board has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

•
Consistent with good governance practices, the Company is asking shareholders to ratify the appointment of PwC.

Board Recommendation for Item 3
Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PwC as independent registered public accounting firm for the fiscal year ending December 31, 2025.

The members of the Audit and Risk Committee and the Board believe that the continued retention of PwC to serve as the Company’s independent external auditor is in the best interests of the Company and its shareholders. Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this appointment by the shareholders. In the event the shareholders fail to ratify the appointment, the Audit and Risk Committee will consider this factor when making any determination regarding PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Selection of Independent Registered Public Accounting Firm
The Audit and Risk Committee is directly responsible for the appointment, selection of the lead engagement partner, pre-approval of compensation, retention and oversight of the work of the independent accountants engaged by the Company for the purpose of preparing or issuing an audit report or performing other permissible audit, review or attest services for the Company. In accordance with its charter, the Audit and Risk Committee has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and the Board has ratified this appointment.
On at least an annual basis, the Audit and Risk Committee evaluates PwC’s qualifications, performance and independence and presents its conclusions with respect to PwC’s independence to the full Board. As part of its evaluation, the Audit and Risk Committee considers a variety of factors, including:
•
PwC’s independence, objectivity and professional skepticism;

•
The length of PwC’s tenure;

•
The overall depth and expertise of the PwC team handling the audit;

•
The quality of PwC’s performance and audit plans;

•
PwC’s capabilities and expertise regarding the Company and our industry;

•
The nature of PwC’s communications with the Audit and Risk Committee, the Board and management;

•
PwC’s reputation for integrity and competence in the fields of accounting and auditing;

•
Litigation and regulatory proceedings in which PwC may be involved;

•
The appropriateness of PwC’s fees; and

2025 Proxy Statement	97

Audit Matters
•
Public Company Accounting Oversight Board inspection reports on PwC.

PwC has served continuously as the independent registered public accounting firm for the Company and its subsidiaries since at least 1932. The Audit and Risk Committee believes there are important benefits to having a long-tenured independent accounting firm, including:
•
PwC’s deep understanding of Ameren’s business, industry and accounting policies and practices;

•
PwC’s familiarity with the Company and industry expertise, which promotes efficiencies; and

•
Avoidance of significant costs and disruptions (including Board and management time and distractions) that would be associated with evaluating and retaining a new independent auditor.

In addition, PwC is subject to robust independence controls that further mitigate the risks that may be associated with long auditor tenure. These include:
•
A strong regulatory framework for auditor independence, including limitations on non-audit services;

•
Oversight of PwC by the Audit and Risk Committee that includes regular communication on and evaluation of the quality of the audit and auditor independence;

•
PwC’s internal independence controls and compliance program;

•
Conducting regular private meetings with each of PwC and Ameren management at the end of each regularly scheduled Audit and Risk Committee meeting; and

•
Mandatory audit partner rotation every five years, a process which is directed and ultimately approved by the Audit and Risk Committee; the current audit partner’s term commenced with the fiscal year 2021 audit.

Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
Fees For Fiscal Years 2024 and 2023
Audit Fees
The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren and its registered subsidiaries included in the combined 2024 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2024 fiscal year; (iv) certain regulatory audit procedures; (v) services provided in connection with debt and equity offerings; (vi) certain accounting and reporting consultations; and (vii) post-implementation information technology system reviews were $4,886,000.
Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2023 fiscal year totaled $5,108,000.
Audit-Related Fees
PwC did not render any audit-related services to Ameren or its subsidiaries during the 2024 fiscal year.
Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2023 fiscal year totaled $317,000.
Tax Fees
The aggregate fees for tax-related services rendered by PwC to Ameren and its subsidiaries during the 2024 fiscal year totaled $65,000. Such services consisted of guidance related to Internal Revenue Service rules regarding our gas businesses and the availability of certain tax credits under the Inflation Reduction Act of 2022.
Fees billed by PwC for tax-related services rendered to Ameren and its subsidiaries during the 2023 fiscal year totaled $35,000.
98	Ameren Corporation

Audit Matters
All Other Fees
The aggregate fees for all other services rendered by PwC to Ameren and its subsidiaries during the 2024 fiscal year totaled $2,000. Such services consisted of a subscription for an accounting and reporting reference tool.
Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2023 fiscal year totaled $112,000.
Policy Regarding the Pre-Approval of Independent Registered Public Accounting Firm Provision of Audit, Audit-Related and Non-Audit Services
The Audit and Risk Committee’s charter provides that the Committee is required to pre-approve all audit, audit-related, tax and other services provided by the independent registered public accounting firm to Ameren and its subsidiaries. The Committee may not delegate this responsibility, except that pre-approvals of audit and non-audit services may be delegated to a single member of the Audit and Risk Committee, provided that such decisions are reported to the Committee at its next regularly scheduled meeting. The Audit and Risk Committee pre-approved 100 percent of the fees for services provided by PwC covered under the above captions: “— Audit Fees,” “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” for fiscal years 2024 and 2023.
The information contained in the following Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Audit and Risk Committee Report
The Audit and Risk Committee reviews Ameren Corporation’s (“Ameren”) financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee reviewed and discussed the audited financial statements included in the 2024 Form 10-K with Ameren’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Ameren maintained effective internal control over financial reporting.
In addition, in connection with its review of Ameren’s annual audited financial statements, the Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (“SEC”), has received and reviewed the written communications from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit and Risk Committee concerning independence, and has discussed with such accounting firm its independence. The Audit and Risk Committee also has considered whether the provision by the independent registered public accounting firm of non-audit services to Ameren is compatible with maintaining their independence.
To ensure the independence of the independent registered public accounting firm, Ameren has instituted monitoring processes at both the management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described above. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (excluding meetings dedicated to the review of earnings press releases and reports on SEC Forms 10-Q and 10-K) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the performance of any services by the independent registered public accounting firm, except that pre-approvals of audit and non-audit services may be delegated to a single member of the Committee. At each Audit and Risk Committee meeting (excluding meetings dedicated to the review of earnings press
2025 Proxy Statement	99

Audit Matters
releases and reports on SEC Forms 10-Q and 10-K), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “AUDIT MATTERS — FEES FOR FISCAL YEARS 2024 AND 2023 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this proxy statement is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the independent registered public accounting firm’s independence has not been impaired by its engagement to perform these services.
In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the audited financial statements be included in Ameren’s 2024 Form 10-K, for filing with the SEC.
Audit and Risk Committee:
Richard J. Harshman, Chair
Noelle K. Eder
Ellen M. Fitzsimmons
Rafael Flores
Leo S. Mackay, Jr.
100	Ameren Corporation

ITEM 4
Shareholder Proposal Regarding Evaluation of Greenhouse Gas Reduction Targets
•
The Comptroller of the City of New York, One Centre Street, 8th Floor North, New York, NY 10007, as a lead filer and on behalf of the New York City Teachers’ Retirement System, the New York City Employees’ Retirement System, and the New York City Police Pension Fund (collectively, the “Systems”), and the Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America (the “Episcopal Church”), 815 2nd Avenue, New York, NY 10017, as co-filer, have notified the Company of their intention to present the following proposal for consideration and action at the Annual Meeting.

•
The Systems are each owners of shares of common stock having a value of a least $25,000 for at least one year. The Episcopal Church is an owner of shares of common stock having a value of at least $2,000 for at least three years.

•
The Company is not responsible for the accuracy or content of the proposal and supporting statement presented below which, following SEC rules, are reproduced as received from the proponents.

Board Recommendation for Item 4 Your Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal.
RESOLVED: Shareholders request that Ameren Corporation (Ameren), at reasonable cost and omitting proprietary information, disclose an evaluation conducted by an independent third-party of the alignment of its short- and medium-term greenhouse gas emissions reduction targets with the Paris Agreement’s goals of limiting global temperature rise. The disclosure should include an independent third-party assessment of the methodology that Ameren used to set its targets.
Supporting Statement
International scientific bodies recognize the critical role that the US electricity sector plays in meeting the Paris Agreement’s goals of limiting global temperature rise. For example, according to the International Energy Agency (IEA), reaching global net zero emissions for the energy sector by 2050 requires “overall net zero emissions electricity in advanced economies,” such as the US, by 2035.1 Meeting the Paris Agreement’s goals is necessary to avoid increasingly severe climate risks for companies and investment risks for investors.
In 2020, Ameren made a company-wide commitment to reach net zero emissions by 2050. In 2023, Ameren updated its carbon emissions reduction targets (60% by 2030, 85% by 2040, and net-zero by 2045 from a 2005 baseline) that the Company claims are “science-based and consistent with the objectives of the Paris Agreement to limit global temperature rise to 1.5°C.”2 However, Ameren has not obtained independent third-party validation that its targets are based on sound methodology and actually aligned with the Paris Agreement goals.
The Transition Pathway Initiative (TPI) recently conducted an assessment utilizing the IEA Net Zero Scenario (the most broadly accepted and globally used scenario for assessing the pace of the energy transition and Paris-alignment) and found that Ameren’s 2030 and 2040 targets are not in alignment with a 1.5-degree scenario. For example, according to TPI’s comparison to North American benchmarks, the carbon intensity of Ameren’s published 2030 target may be as much as 4.8 times the level consistent with limiting global average temperature rise to 1.5 degree Celsius and more than 3 times the level consistent with Below 2 Degrees outcomes.3
As a result, long-term investors are concerned that Ameren’s targets may not be aligned with Paris agreement goals and believe that Ameren’s disclosure of independently evaluated targets is a credible way to address these concerns.
We urge shareholders to vote FOR the proposal.

1
Net Zero by 2050 – Analysis – IEA

2
https://www.ameren.com/-/media/corporate-site/files/environment/reports/climate-report-tcfd.pdf

3
Ameren – Transmission Pathway Initiative

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Shareholder Proposals
Board of Directors Response
Your Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal requesting an evaluation of green house gas reduction targets.
The Board has carefully considered this proposal, and, for the reasons identified below, believes that approval of the proposed resolution is not in the best interest of the Company or its shareholders:
•
The Company recognizes the importance of addressing climate change, has set targets to reduce emissions and has disclosed its plans for achieving its short- medium- and long-term emissions reductions targets, and the Board is actively involved in overseeing these efforts.

•
The Company has performed and publicly disclosed an extensive analysis, using appropriate frameworks and science-based, third-party studies, which effectively demonstrates the consistency of the Company’s emissions targets with the objectives of the Paris Agreement consistent with the manner sought by this proposal.

•
The emissions evaluation framework suggested by the proposal fails to appropriately account for the complex planning considerations that apply to the Company’s emissions target-setting processes as a regulated entity, including a failure to take into account operational parameters necessary to ensure energy reliability.

We are executing on a plan that addresses climate change and facilitates achievement of our short, medium, and long-term emissions reductions targets, and the Board is actively involved in overseeing these efforts.
Ameren recognizes that the utility sector has a meaningful role to play in meeting the Paris Agreement’s goal of limiting global warming to 1.5 degrees Celsius. Ameren first adopted emissions reduction targets in 2017, and in the years since, the Company has made these targets more stringent and has accelerated its Scope 1 and Scope 2 net-zero target from 2050 to 2045. Ameren is also targeting Scope 1 and 2 emissions reductions of 60% by 2030, and 85% by 2040, in each case based on 2005 levels.
Over 99% of Ameren’s Scope 1 greenhouse gas (“GHG”) emissions occur as a result of emissions from Ameren Missouri’s fossil-fueled energy centers. As such, Ameren emissions targets are largely dependent on Ameren Missouri’s generation resource planning, which is reflected in Ameren Missouri’s Integrated Resource Plan (“IRP”). The IRP, which is required to be filed with the Missouri Public Service Commission at least every three years, sets forth Ameren Missouri’s identified electric generation resource plan that best meets its customers’ projected energy demand for the next 20 years, taking into consideration factors including reliability and cost to customers. As discussed further below, this resource planning process, including the ultimate targets the Company may legitimately establish based on Ameren Missouri’s resource decisions and the applicable state regulatory laws of Missouri, is highly complex.
Ameren is successfully executing against its emissions targets and Ameren Missouri’s IRP. Since 2017, the Company has added over 1,200 MWs of new renewable generation and has retired over 2,000 MW of fossil-fired generation facilities. Based on average emissions from 2021-2023, Ameren has reduced is carbon emissions by 37%, and we remain on-track to meet our emissions reduction targets. Ameren Missouri’s most recent change to the preferred resource plan set forth in the 2023 IRP was filed with the Missouri Public Service Commission in February 2025; the new preferred resource plan did not alter our emissions targets notwithstanding significant increases in projected electric demand as compared to the 2023 IRP.
We also recognize the importance to shareholders of regular reporting on the progress we are making towards reducing our carbon emissions and achieving our net zero and carbon emissions reduction goals. In response, the Company has undertaken to provide clear and transparent disclosure of these items through the Sustainability Reporting page of our investor website, www.amereninvestors.com. Ameren Missouri’s 2025 change to the preferred resource plan set forth in its 2023 IRP provides informative detail of what generation changes we expect to occur between now and 2045 in alignment with the Company’s emissions targets, along with a discussion of the factors on which those changes are dependent, including cost-effective advancements in innovative clean energy technologies as well as constructive federal and state energy and economic policies. Changes in regulation that are not foreseeable could affect our plans,
102	Ameren Corporation

Shareholder Proposals
which further reflects the uncertainty that the Company must take into account. Our annual Sustainability Report provides historical emissions data, including Scope 1, 2 and 3 data that has been independently verified for several years with a reputable third-party verification organization.
As discussed further under “Oversight of Risks Associated with Sustainability Matters” in this proxy statement, the Board and the Nuclear, Operations and Environmental Sustainability Committee oversee environmental matters as they relate to policy and strategy, including those related to planning for the potential implications of climate-related risks. In this connection, the Board and the Nuclear, Operations and Environmental Sustainability Committee regularly review with management the development and implementation of Ameren Missouri’s generation resource strategy and planning considerations, the Company’s establishment of and progress towards emissions targets, and stakeholder perspectives regarding these and other climate-related matters. In addition, as discussed further in the “Compensation Discussion and Analysis” section of this proxy statement, beginning in 2020, the Human Resources Committee of the Board has incorporated a clean energy metric into senior executives’ long term incentive compensation awards. This metric, which comprises 10% of the total long-term incentive award target value, is based on execution of generation resource plans and is designed to incentivize progress towards the actions required to achieve the Company’s emissions reductions goals.
The Company has performed and publicly disclosed an extensive analysis, using appropriate frameworks and science-based, third-party studies, that demonstrates the consistency of the Company’s emissions targets with the objectives of the Paris Agreement.
The Company has partnered with and utilized two independent studies from EPRI to benchmark its emissions reduction targets against scenarios likely to meet the Paris Agreement’s 1.5C goal. EPRI is an independent, non-profit energy research and deployment organization with a mission to advance safe, reliable, affordable and clean energy for society through global collaboration, science and technology innovation and applied research. EPRI’s expertise, research and carbon reduction technology advancement is rooted in science. EPRI’s research has focused on the relationship between international climate goals and a company’s GHG reduction targets in order to develop a technical foundation for grounded company analysis and decision-making on climate targets and climate risks. The EPRI studies evaluated over 1,000 climate scenarios from the Intergovernmental Panel on Climate Change (“IPCC”) and others, including the International Energy Agency’s (“IEA”) net-zero by 2050 pathway, to establish a range of emissions pathways that are consistent with achieving the Paris Agreement’s goal of limiting global warming to 1.5 degrees Celsius. These EPRI studies provide a framework for assessing uncertainties in scenario analysis and applying this framework at the Company level. The Company converted global net CO2 emissions information from EPRI’s studies to percentage reduction ranges relative to 2005 and calculated the Company’s pro rata share of global electric sector emissions in the EPRI studies’ scenarios using the Company’s share of 2005 emissions. Based on this analysis of the independent EPRI studies, the Company determined that the projected emissions under its 2023 IRP fall well within the range of projected CO2 emissions in scenarios with a high likelihood of achieving a 1.5C goal. This analysis has been published in detail in the Company’s 2023 Climate Report and in the Company’s investor presentation “Leading the Way to a Sustainable Energy Future”, published in August 2024. In addition, as noted above, the Company’s 2025 change to the preferred resource plan set forth in the 2023 IRP did not alter our emissions targets, notwithstanding significant increases in projected electric demand as compared to the 2023 IRP.
Moreover, the Company is actively engaged with EPRI’s SMARTargets project, which is working to develop a new methodology for companies to set GHG targets that are grounded in the relevant science; actionable in terms of considering company opportunities, constraints, and risks; and aligned with the global goals of the Paris Agreement. A variety of stakeholders, including representatives from finance, environmental, trade, standard-setting, and industry organizations, provide guidance and feedback to the project and development of the SMARTargets methodology. Upon the conclusion of the project, Ameren expects to utilize the new methodology to conduct further evaluations of its emissions targets.
The emissions evaluation framework suggested by the proposal does not appropriately account for the unique legal and regulatory obligations, and the uncertain regulatory environment, as well as the other planning considerations that apply to Ameren’s emissions target-setting processes as a highly regulated company.
The proposal suggests the use of a specific emissions pathway model, the IEA Net Zero by 2050 scenario, to evaluate the alignment of the Company’s emissions targets with the Paris Agreement. The Company does not believe it is appropriate to evaluate emissions
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Shareholder Proposals
targets exclusively by reference to a singular emissions scenario. Each such scenario involves numerous and complex variables, assumptions and judgments in suggesting the emissions reductions that may be necessary to achieve the Paris Agreement objectives. This approach does not appropriately factor in the uncertainty about future decarbonization conditions, the unique regulatory and operating conditions within which the Company operates, the various priorities that the Company must balance, or the planning flexibility required to be able to adapt strategies based on future conditions, including the potential for changes to the regulatory requirements to which the Company is subject.
As a highly regulated company, Ameren Missouri’s preferred generation resource plan, as set forth in its IRP, and Ameren’s emissions targets, which are largely dependent on Ameren Missouri’s generation resources, are established based on numerous and complex factors that must be consistent with applicable legal and regulatory obligations. The fundamental objective of the IRP planning process in Missouri is “to provide the public with energy services that are safe, reliable, and efficient, at just and reasonable rates, in compliance with all legal mandates, and in a manner that serves the public interest and is consistent with state energy and environmental policies.” The development of the IRP requires months of analysis, including hundreds of hours of advanced computer modeling and meetings and workshops with state agency representatives and other interested parties to consider variations in customer demand, fuel costs, customer rate impacts, technology availability, risk profiles, regulatory constraints and other factors. These efforts are required to ensure an appropriately balanced generation resource plan.
As discussed above, the Company’s evaluations of the alignment of its emissions targets with the Paris Agreement objectives are based on EPRI studies that provide a framework for assessing uncertainties in scenario analysis using a range of emissions pathways that EPRI has determined, using a science-based approach, to be reasonably likely to achieve the Paris Agreement objectives. The Company has also previously engaged a third party to perform an assessment of the implications of the emissions scenario utilized for the power generation sector by the Science-Based Targets Initiative (“SBTI”), which also offers third party verification of company emissions targets and is one of numerous scenarios that, like the IEA Net Zero by 2050 scenario, are designed to approach or meet net zero GHG emissions by 2050. That assessment confirmed that the short- and medium-term emissions reduction levels required to adhere to the SBTI emissions scenario for the power generation sector would result in significant increases to customer costs as well as risks to the reliability of the Company’s services. The Company does not believe that evaluations against such singular scenarios recognize the complex planning environment or legal and regulatory obligations that inform the Company’s emissions targets, and therefore the Company does not believe that further analysis based on these singular emissions scenarios will provide meaningful value to the Company or its shareholders.
Conclusion
Ameren has demonstrated its commitment to executing the transition of its generation resources to a more diverse, cleaner mix that supports reliability and resiliency of the electric grid while making significant reductions in carbon emissions. Based on extensive analysis using third party, science-based methodologies, Ameren’s emissions targets are consistent with the Paris Agreement’s 1.5 degree Celsius goal and remain appropriate to balance its responsibilities to its customers, communities, shareholders and the environment. The Board will remain closely engaged in overseeing the Company’s establishment of and monitoring of its progress against its emissions goals, and the Company will continue to provide transparency as to its efforts in this area through its robust voluntary sustainability reporting. For the foregoing reasons, the Board does not believe the evaluation requested by the Proposal is in the best interests of the Company or its shareholders and recommends a vote “AGAINST” the Proposal.
104	Ameren Corporation

Security Ownership
Security Ownership of More Than Five Percent Shareholders
The following table contains information with respect to the ownership of Ameren common stock by each person known to the Company who is the beneficial owner of more than five percent of the outstanding common stock.
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (%)
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	32,289,721	12.28%
BlackRock, Inc.(2) 50 Hudson Yards New York, New York 10001	18,417,627	7.0%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, Maryland 21202	26,678,124	10.0%
T. Rowe Price Investment Management, Inc.(4) 101 E. Pratt Street Baltimore, Maryland 21201	14,602,573	5.4%

(1)
The number of shares and percentage owned as of December 29, 2023, according to the Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024. The Vanguard Group (“Vanguard Group”) is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E). The amendment to the Schedule 13G reports that Vanguard Group has shared voting power with respect to 452,690 shares of common stock, sole dispositive power with respect to 31,048,222 shares of common stock, and shared dispositive power with respect to 1,241,499 shares of common stock, and has no sole voting power with respect to any common stock.

(2)
The number of shares and percentage owned as of December 31, 2023, according to the Amendment No. 13 to Schedule 13G filed with the SEC on January 26, 2024. BlackRock, Inc. (“BlackRock”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The amendment to the Schedule 13G reports that BlackRock has sole voting power with respect to 17,190,338 shares of common stock and sole dispositive power with respect to 18,417,627 shares of common stock, and has no shared voting power nor shared dispositive power with respect to any common stock.

(3)
The number of shares and percentage owned as of September 30, 2024, according to the Amendment No. 5 to Schedule 13G filed with the SEC on October 7, 2024. T. Rowe Price Associates, Inc. (“T. Rowe Associates”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The amendment to the Schedule 13G reports that T. Rowe Associates has sole voting power with respect to 25,690,986 shares of common stock, sole dispositive power with respect to 26,634,432 shares of common stock and has no shared voting power nor shared dispositive power with respect to any common stock.

(4)
The number of shares and percentage owned as of September 30, 2024, according to the Amendment No. 1 to Schedule 13G filed with the SEC on November 14, 2024. T. Rowe Price Investment Management, Inc. (“T. Rowe Management”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The amendment to the Schedule 13G reports that T. Rowe Management has sole voting power with respect to 13,620,427 shares of common stock, sole dispositive power with respect to 14,602,573 shares of common stock and has no shared voting power nor shared dispositive power with respect to any common stock.

2025 Proxy Statement	105

Security Ownership
Security Ownership of Directors and Management
The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren common stock and Stock Units as of March 10, 2025, for (i) each director and nominee for director of the Company, (ii) each NEO as named in the Summary Compensation Table above, and (iii) all current executive officers, directors and nominees for director as a group.
Name	Number of Shares of Common Stock Beneficially Owned(1)(2)	Percent Owned(3)
Mark C. Birk	94,526	*
Cynthia J. Brinkley	11,588	*
Catherine S. Brune	26,012	*
Ward H. Dickson	16,778	*
Noelle K. Eder	16,609	*
Ellen M. Fitzsimmons	51,197	*
Rafael Flores	14,107	*
Kimberly J. Harris	3,939	*
Richard J. Harshman	22,398	*
Craig S. Ivey	14,495	*
James C. Johnson	60,196	*
Steven H. Lipstein	38,476	*
Martin J. Lyons, Jr.	203,034	*
Leo S. Mackay, Jr.	9,865	*
Michael L. Moehn	140,003	*
Chonda J. Nwamu	27,822	*
Leonard P. Singh	8,649	*
Steven O. Vondran	1,911	*
All current executive officers, directors, and nominees for director as a group (23 persons)	921,277	*

*
Less than one percent.

(1)
Except as noted in footnote (2), this column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of stock options or the vesting of RSUs. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)
This column also includes ownership of 7,677 Stock Units held by Director Brinkley, 14,495 Stock Units held by Director Dickson, 14,495 Stock Units held by Director Eder, 12,933 Stock Units held by Director Flores, 9,770 Stock Units held by Director Harshman, 14,495 Stock Units held by Director Ivey, 29,544 Stock Units held by Director Johnson, and 9,770 Stock Units held by Director Mackay, each pursuant to the Directors Deferred Compensation Plan. See “— DIRECTOR COMPENSATION — Directors Deferred Compensation Plan Participation.”

(3)
For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 270,157,665 shares of Common Stock outstanding on March 10, 2025, and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 10, 2025.

Since 2003, the Company has had a policy which prohibits directors and executive officers from engaging in pledges of Company securities or short sales, margin accounts and hedging or derivative transactions with respect to Company securities. In addition, since 2013, the Company has had a policy which prohibits directors and employees of the Company and its subsidiaries from entering into any transaction which hedges (or offsets) any decrease in the value of Company equity securities that are (1) granted by the Company to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.
The address of all persons listed above is c/o Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103.
106	Ameren Corporation

Security Ownership
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s common stock to file reports of their ownership in the equity securities of the Company and its subsidiaries and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2024.
2025 Proxy Statement	107

Additional Information
Questions and Answers about the Annual Meeting and Voting
Q.
When and where will the annual meeting be held?

A.
The Annual Meeting will be held in a virtual-only format on Thursday, May 8, 2025, at 10 a.m. CDT, and at any adjournment thereof. You can attend the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2025. Please note that there is no in-person location for you to attend.

Q.
How do I participate in the Annual Meeting?

A.
Visit www.virtualshareholdermeeting.com/AEE2025 and enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

Q.
Who do I contact for help with technical difficulties accessing the Annual Meeting?

A.
If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on the Annual Meeting site (www.virtualshareholdermeeting.com/AEE2025) for assistance. Technical support will be available 15 minutes prior to the start time of the meeting.

Q.
How do I submit questions for the Annual Meeting?

A.
Before the Annual Meeting. Before the Annual Meeting, you can submit questions by visiting www.proxyvote.com and entering your 16-digit control number. Once you are past the login screen, click on “Questions for Management,” type in your question and click “Submit.” If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares.

During the Annual Meeting. Log into the online meeting platform at www.virtualshareholdermeeting.com/AEE2025, type your question into the “Ask a Question” field and click “Submit”.
Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of such questions on www.amereninvestors.com. The questions and answers, if any, will be available as soon as practicable after the meeting and will remain available until Ameren’s 2026 proxy statement is filed.
Q.
Who is entitled to vote?

A.
Only shareholders of record of our common stock, $0.01 par value, common stock at the close of business on the record date, March 10, 2025, are entitled to vote at the Annual Meeting.

108	Ameren Corporation

Additional Information
Q.
What will I be voting on?

A.
1.   Election of Directors.

Thirteen directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.
2.
Advisory Approval of Executive Compensation (Say-on-Pay).

In accordance with Section 14A of the Exchange Act, the Company is providing shareholders with the right to cast an advisory vote at the Annual Meeting to approve the compensation of the NEOs. This proposal, commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to endorse or not endorse the Company’s compensation program.
3.
Ratification of the Appointment of PwC as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025.

The Company is asking its shareholders to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. PwC was appointed by the Audit and Risk Committee.
4.
Shareholder Proposal Requesting Evaluation of Greenhouse Gas Reduction Targets.

The Company is asking its shareholders to vote against a shareholder proposal requesting an evaluation conducted by an independent third-party of the alignment of its short- and medium-term greenhouse gas emissions reduction targets with the Paris Agreement’s goals of limiting global temperature rise, including an independent third-party assessment of the methodology that the Company used to set its targets.
Q. How do I vote?
A.
Shareholders of Record: If at the close of business on the record date, March 10, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the shareholder of record with respect to those shares. Shareholders of record can vote their shares or submit their proxy in several ways:

•
by calling the toll-free telephone number (1-800-690-6903);

•
by using the Internet (www.proxyvote.com);

•
by completing and signing a proxy card and mailing it in time to be received before the Annual Meeting; or

•
during the virtual Annual Meeting by visiting: www.virtualshareholdermeeting.com/AEE2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone or the Internet, please follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. Additional instructions will be provided on the telephone message and website. Please have your proxy card or Notice of Internet Availability of Proxy Materials at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. EDT on May 7, 2025.
If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, your shares of common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR the Board’s nominees for director (Item (1)), FOR the advisory approval of the compensation of our NEOs disclosed in this proxy statement (Item (2)), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm (Item (3)), AGAINST the shareholder proposal
2025 Proxy Statement	109

Additional Information
requesting an evaluation of greenhouse gas reduction targets, if properly presented at the meeting (Item (4)), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.
If you hold any shares in the 401(k) savings plan of Ameren, your completed proxy card or telephone or Internet proxy vote will serve as voting instructions to the plan trustee, and the plan trustee will vote your shares as you have directed. However, your voting instructions must be received at least three days prior to the Annual Meeting (i.e., by May 5, 2025) in order to count. The trustee will vote all of the shares held in the plan for which voting instructions have not been received in the same proportion as shares for which the trustee received timely directions, subject to the exercise of the trustee’s fiduciary duties.
If you have shares registered in the name of a bank, broker or other registered owner or nominee, you should receive instructions from that registered owner about how to instruct them to vote those shares.
Beneficial Owners: If at the close of business on March 10, 2025, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in “street name.” As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided instructions about how you can instruct them to vote those shares. However, the organization that holds your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. Because you are not the shareholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Q.
How many votes do I have?

A.
Each share of common stock is entitled to one vote. The shares referred to on your proxy card or Notice of Internet Availability of Proxy Materials represent all shares registered in the name(s) shown thereon, including shares held in our dividend reinvestment and stock purchase plan (“DRPlus Plan”) and Ameren’s 401(k) savings plan.

Q.
What are the vote requirements for each matter?

A.
In all matters, including the election of directors, every decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present will be valid as an act of the shareholders, unless a larger vote is required by law, the Company’s By-Laws or the Company’s Restated Articles of Incorporation. Each matter on the agenda for the Annual Meeting is subject to this majority voting standard.

In tabulating the number of votes on a matter, (i) shares represented by a proxy, which directs that the shares abstain from voting or that a vote be withheld on one or more matters, will be deemed to be represented at the meeting as to such matter or matters, (ii) broker non-votes will not be deemed to be represented at the meeting for the purpose of the vote on such matter or matters, (iii) except as provided in (iv) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on will not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters and (iv) a proxy, which states how shares will be voted in the absence of instructions by the shareholder as to any matter, will be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.
Q.
Can I change my vote?

A.
You may revoke your proxy at any time after you give it and before it is voted by entering a new vote by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting via the Internet during the Annual Meeting by participating in the virtual meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. EDT on May 7, 2025 (following the directions on the proxy card or Notice of Internet Availability of Proxy Materials). Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

110	Ameren Corporation

Additional Information
Q.
Will my shares be voted if I do not provide instructions to my broker?

A.
If you hold your shares in street name and you do not provide your broker with timely voting instructions, New York Stock Exchange (“NYSE”) rules permit brokerage firms to vote your shares at their discretion on certain “routine” matters. At the Annual Meeting, the only routine matter is the ratification of the appointment of PwC as our independent registered public accounting firm. Brokerage firms may not vote without instructions from you on the following matters: election of directors and the advisory vote on approval of executive compensation. Without your voting instruction on items that require them, a broker non-vote will occur.

Q.
Who is soliciting my vote?

A.
The solicitation of proxies is made by our Board of Directors for the Annual Meeting of Shareholders of the Company. We are a holding company, and our principal direct and indirect subsidiaries include Union Electric Company, doing business as Ameren Missouri; Ameren Illinois Company, doing business as Ameren Illinois; and Ameren Transmission Company of Illinois.

Q.
Is my vote confidential?

A.
The Board of Directors has adopted a confidential shareholder voting policy for proxies, ballots and voting instructions submitted by shareholders. This policy does not prohibit disclosure when it is required by applicable law. In addition, nothing in the confidential shareholder voting policy prohibits shareholders or participants in the Company’s savings investment plans from voluntarily disclosing their votes or voting instructions, as applicable, to the Company’s directors or executive officers, nor does the policy prevent the Company or any agent of the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote. The policy does not limit the free and voluntary communication between the Company and its shareholders. Except with respect to materials submitted regarding shares allocated to participant accounts in the Company’s savings investment plans, all comments written on proxies, ballots or voting materials, together with the names and addresses of the commenting shareholders, may be made available to Company directors and executive officers.

Q.
How do I obtain materials for the Annual Meeting?

A.
As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet. On or about March 25, 2025, we began mailing to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. The proxy statement and our 2024 Form 10-K, including consolidated financial statements, are available to you at www.amereninvestors.com/investors/proxy-materials.

This proxy statement and the accompanying proxy card are also first being mailed to shareholders on or about March 25, 2025. In the same package with this proxy material, you should have received a copy of our 2024 Form 10-K, including consolidated financial statements. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you.
You may reach us:
•
by mail addressed to
Office of the Secretary
Ameren Corporation
P.O. Box 66149, Mail Code 1310
St. Louis, MO 63166-6149

•
by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502).

2025 Proxy Statement	111

Additional Information
Q.
How many shares must be present to hold the Annual Meeting?

A.
In order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum. The voting securities of the Company on March 10, 2025 consisted of 270,157,665 shares of common stock. Each share of common stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, as well as broker non-votes, will be deemed to be represented at the meeting for quorum purposes. A “broker non-vote” occurs when shares are represented by a proxy, returned by a broker, bank or other fiduciary holding shares as the record holder in nominee or “street” name for a beneficial owner, which gives voting instructions as to at least one of the matters to be voted on but indicates that the record holder does not have the authority to vote or give voting instructions by proxy on a particular matter, such as a non-discretionary matter for which voting instructions have not been given to the record holder by the beneficial owner. Shares as to which voting instructions are given as to at least one of the matters to be voted on will also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.
Q.
How do I review the list of shareholders?

A.
The names of shareholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AEE2025 and, for ten days prior to the Annual Meeting, at the Office of the Secretary of the Company. Only shareholders that have logged in to the Annual Meeting with a valid control number will be allowed to view the list of shareholders during the Annual Meeting.

Q.
What is the Company’s mailing policy when multiple registered shareholders share an address?

A.
The Company is permitted and intends to mail only one Notice of Internet Availability of Proxy Materials and/or one annual report and one proxy statement to multiple registered shareholders sharing an address who have consented to the delivery of one set of proxy materials per address or have received prior notice of our intent to do so, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one set of the proxy materials and you decide you want a separate copy of the proxy materials, the Company will promptly mail your separate copy if you contact the Office of the Secretary, Ameren Corporation, P.O. Box 66149, Mail Code 1310, St. Louis, Missouri 63166-6149 or by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502). Additionally, to resume the mailing of individual copies of future proxy materials to a particular shareholder, you may contact the Office of the Secretary, and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Office of the Secretary with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.
Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s proxy materials for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of proxy materials by contacting your bank, broker or other nominee.
112	Ameren Corporation

Additional Information
Other Matters
The Board of Directors is not presently aware of any matters to be conducted at the meeting other than those discussed in this proxy statement. If any other matter properly comes before the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.
Shareholder Proposals
Any shareholder proposal submitted under Rule 14a-8 of the Exchange Act and intended for inclusion in the proxy materials for the Company’s 2026 annual meeting of shareholders must be submitted in writing to the Secretary of the Company on or before November 25, 2025 at Office of the Secretary, Ameren Corporation, P.O. Box 66149, Mail Code 1310, St. Louis, MO 63166-6149, or by email at corporate_secretary@ameren.com.
In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal that will not be in the proxy statement but is to be considered at the 2026 annual meeting, or who intend to nominate a director at the 2026 annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 days or earlier than 90 days prior to the anniversary of the previous year’s annual meeting (i.e., not later than March 9, 2026, or earlier than February 7, 2026). Subject to certain conditions, shareholders or a group of shareholders who have owned more than 5 percent of the Company’s common stock for at least one year may also recommend director nominees for nomination by the Nominating and Corporate Governance Committee provided that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (i.e., not later than November 25, 2025). As described under the section entitled “Board Practices, Policies and Processes” of this proxy statement, the Company has adopted a “proxy access” by-law. Under the Company’s By-Laws, shareholders who meet the requirements set forth in the Company’s By-Laws may nominate a person for election as a director and include such nominee in the Company’s proxy materials. The By-Laws require, among other things, that written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days or earlier than 150 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (i.e., not later than November 25, 2025, or earlier than October 26, 2025). The specific procedures to be used by shareholders to recommend nominees for director are set forth in the Company’s By-Laws and Director Nomination Policy. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s By-Laws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s By-Laws and, in the case of nominations, the Director Nomination Policy. Copies of the Company’s By-Laws and Director Nomination Policy may be obtained upon written request to the Secretary of the Company. Correspondence relating to the foregoing should be directed to the Office of the Secretary, Ameren Corporation, P.O. Box 66149, Mail Code 1310, St. Louis, MO 63166-6149.
Proxy Solicitation
In addition to the use of the mails, proxies may be solicited by personal interview, by telephone, or through the Internet or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of common stock. Proxies may be solicited by our directors, officers and key employees on a voluntary basis without compensation. We will bear the cost of soliciting proxies on our behalf. Furthermore, we have retained Alliance Advisors LLC, a proxy solicitation firm, to assist with the solicitation of proxies for the Annual Meeting at an anticipated cost to the Company of approximately $50,000, plus the reimbursement of reasonable out-of-pocket expenses.
2025 Proxy Statement	113

Additional Information
Form 10-K
Our 2024 Form 10-K, including consolidated financial statements for the year ended December 31, 2024, accompanies this proxy statement. The 2024 Form 10-K is also available on the Company’s website at www.amereninvestors.com. If requested, we will provide you copies of any exhibits to the 2024 Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2024 Form 10-K by writing to the Office of the Secretary, Ameren Corporation, P.O. Box 66149, Mail Code 1310, St. Louis, Missouri 63166-6149.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE INVESTORS SECTION OF AMEREN’S WEBSITE AT WWW.AMERENINVESTORS.COM. INFORMATION CONTAINED ON THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

Forward-Looking Information
Statements in this proxy statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors under Part I, Item 1A, of the 2024 Form 10-K and in our other filings with the SEC, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•
regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations that may change regulatory recovery mechanisms, such as those that may result from Ameren Missouri’s electric service regulatory rate review filed with the MoPSC in June 2024, Ameren Missouri’s natural gas delivery service regulatory rate review filed with the MoPSC in September 2024, Ameren Illinois’ appeal of both the December 2023 ICC order for Ameren Illinois’ multi-year rate plan (“MYRP”) electric distribution service regulatory rate review and June 2024 rehearing order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois’ natural gas delivery service regulatory rate review filed with the ICC in January 2025, and FERC’s December 2024 notice indicating a future order will be issued related to rehearing requests on the October 2024 FERC order regarding the allowed base ROE under the MISO tariff along with the January 2025 appeal of FERC’s October 2024 order by the MISO transmission owners, including Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois;

•
our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of services for our customers;

•
the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;

•
the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;

•
the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting regulatory mechanism;

•
Ameren Missouri’s ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired energy centers, extend the operating license for the Callaway Energy Center, retire fossil

114	Ameren Corporation

Additional Information
fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, preferred resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (“CCNs”) from the MoPSC or any other required approvals;
•
Ameren Missouri’s ability to use or transfer federal production and investment tax credits related to renewable energy projects and nuclear energy production; the cost of wind, solar, and other renewable generation and battery storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;

•
the outcome of competitive bids related to requests for proposals and project approvals, including CCNs from the MoPSC and the ICC or any other required approvals, associated with the MISO’s long-range transmission planning;

•
the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;

•
advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;

•
the effects of changes in federal, state, or local laws and other domestic or international governmental actions, including monetary, fiscal, foreign trade, and energy policies, tariffs, or extended federal government shutdowns or defunding;

•
the effects of changes in federal, state, or local tax laws or rates; additional regulations, interpretations, amendments, or technical corrections to, or in connection with the Inflation Reduction Act of 2022 (“IRA”), including the effects of the IRA as it relates to income tax payments or the transferability of production and investment tax credits and the 15 percent minimum tax on adjusted financial statement income; and challenges to the tax positions taken by the Ameren companies, if any, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;

•
the effects on energy prices and demand for our services resulting from customer growth patterns or usage, including demand from data centers, technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming increasingly cost-competitive;

•
the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri’s Callaway Energy Center;

•
the cost and availability of transmission capacity required for the energy generated by Ameren Missouri’s energy centers or required to satisfy our energy sales;

•
the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;

•
the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;

2025 Proxy Statement	115

Additional Information
•
acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;

•
business, economic, geopolitical, and capital market conditions, including tariffs or trade wars, evolving federal regulatory priorities, and the impact of such conditions on interest rates, inflation, and investments;

•
the impact of inflation or a recession on our customers and suppliers and the related impact on our results of operations, financial position, and liquidity;

•
disruptions of the capital and credit markets, deterioration in credit metrics of the Ameren companies, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;

•
the actions of credit rating agencies and the effects of such actions;

•
the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;

•
the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the ability to maintain system reliability during and after the transition to clean energy generation by Ameren Missouri and the electric utility industry as well as Ameren Missouri’s ability to meet generation capacity obligations;

•
the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;

•
the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;

•
Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;

•
the impact of current environmental laws or their interpretation and new, more stringent, or changing requirements, including those related to New Source Review provisions of the Clean Air Act, carbon dioxide, nitrogen oxides, and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri’s energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•
the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;

•
the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;

•
Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;

•
labor disputes, work force reductions, our ability to attract and retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;

•
the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about company policies or practices;

•
the impact of adopting new accounting and reporting guidance;

116	Ameren Corporation

Additional Information
•
the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

•
legal and administrative proceedings;

•
pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity;

•
the impacts of the Russian invasion of Ukraine and conflicts in the Middle East, related sanctions imposed by the United States and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services; and

•
the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, prolonged government shutdowns or defunding, acts of sabotage or terrorism, including cyberattacks and physical attacks, and other impacts on business, economic, and geopolitical conditions, including inflation, tariffs, trade wars, or recession.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.
2025 Proxy Statement	117

Appendix A
The following table provides a reconciliation of GAAP to adjusted and weather-normalized earnings on a per share basis:
	Year Ended December 31,
	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
GAAP Diluted EPS	$1.18	$2.40	$2.59	$2.68	$2.14	$3.32	$3.35	$3.50	$3.84	$4.14	$4.38	$4.42
Exclude results from discontinued operations	0.87	—	(0.01)	—	—	—	—	—	—	—	—	—
Less: Income tax expense/(benefit)	0.05	—	(0.20)	—	—	—	—	—	—	—	—	—
Exclude provision for discontinuing pursuit of a license for a second nuclear unit at the Callaway Energy Center	—	—	0.29	—	—	—	—	—	—	—	—	—
Less: Income Tax Benefit	—	—	(0.11)	—	—	—	—	—	—	—	—	—
Charge for revaluation of deferred taxes resulting from increased Illinois state income tax rate	—	—	—	—	0.09	—	—	—	—	—	—	—
Less: Federal income tax benefit	—	—	—	—	(0.03)	—	—	—	—	—	—	—
Charge for revaluation of deferred taxes resulting from decreased federal income tax rate	—	—	—	—	0.66	0.05	—	—	—	—	—	—
Less: State income tax benefit	—	—	—	—	(0.03)	—	—	—	—	—	—	—
Charge for additional mitigation relief for Rush Island Energy Center	—	—	—	—	—	—	—	—	—	—	—	0.22
Less: Income tax benefit	—	—	—	—	—	—	—	—	—	—	—	(0.05)
Charge for refunds from FERC order on MISO’s allowed base ROE	—	—	—	—	—	—	—	—	—	—	—	0.05
Less: Income tax benefit	—	—	—	—	—	—	—	—	—	—	—	(0.01)
Adjusted Diluted EPS	$2.10	$2.40	$2.56	$2.68	$2.83	$3.37	$3.35	$3.50	$3.84	$4.14	$4.38	$4.63
	Year Ended December 31,
	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Adjusted Diluted EPS	$2.10	$2.40	$2.56	$2.68	$2.83	$3.37	$3.35	$3.50	$3.84	$4.14	$4.38	$4.63
Ameren Missouri weather impact included in margins	0.03	0.05	(0.04)	0.16	(0.07)	0.43	0.04	(0.05)	0.02	0.19	(0.04)	0.03
Less: Income tax expense	(0.01)	(0.02)	0.01	(0.06)	0.02	(0.11)	(0.01)	0.01	0.00	(0.05)	0.01	(0.01)
Weather impact, net of tax expense	0.02	0.03	(0.03)	0.1	(0.05)	0.32	0.03	(0.04)	0.02	0.14	(0.03)	0.02
Adjusted Diluted EPS Normalized for Weather	$2.08	$2.37	$2.59	$2.58	$2.88	$3.05	$3.32	$3.54	$3.82	$4.00	$4.41	$4.65
A-1	Ameren Corporation

Appendix A
Use of Non-GAAP Financial Measures
In this proxy statement, Ameren has presented weather-normalized and adjusted earnings per share, which are non-GAAP financial measures and may not be comparable to those of other companies. Generally, adjusted earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings. Ameren uses adjusted earnings internally for financial planning and for analysis of performance. Ameren also uses adjusted earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the Company believes that adjusted earnings allow it to more accurately compare its ongoing performance across periods. Weather-normalized earnings exclude estimated effects of weather compared to normal, as calculated internally using data from the National Oceanic and Atmospheric Administration for the applicable period.
2025 Proxy Statement	A-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYXXXX XXXX XXXX XXXXV65807-Z89391-P26088! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !For Against Abstain! ! !! ! !1a. CYNTHIA J. BRINKLEY1b. CATHERINE S. BRUNE1c. WARD H. DICKSON1d. NOELLE K. EDER1e. ELLEN M. FITZSIMMONS1f. RAFAEL FLORES1g. KIMBERLY J. HARRIS1h. RICHARD J. HARSHMAN1i. CRAIG S. IVEY1j. STEVEN H. LIPSTEIN1k. MARTIN J. LYONS, JR.1l. LEO S. MACKAY, JR.1m. STEVEN O. VONDRANAMEREN CORPORATIONITEM 1The Board of Directors recommends you vote FOR the following:COMPANY PROPOSAL - ELECTION OF DIRECTORS—NOMINEES FOR DIRECTORThe Board of Directors recommends you vote FOR the following proposal:The Board of Directors recommends you vote FOR the following proposal:The Board of Directors recommends you vote AGAINST the following proposal:ITEM 2 – COMPANY PROPOSAL - ADVISORY APPROVAL OF COMPENSATION OF THENAMED EXECUTIVE OFFICERS DISCLOSED IN THE PROXY STATEMENT.ITEM 3 – COMPANY PROPOSAL - RATIFICATION OF THE APPOINTMENT OFPRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLICACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.ITEM 4 – SHAREHOLDER PROPOSAL - EVALUATION BY A THIRD-PARTY OF SHORT- ANDMEDIUM-TERM GREENHOUSE GAS EMISSIONS REDUCTION TARGETS.NOTE:
In their discretion, the proxies are authorized to vote on such other business asmay properly come before the meeting or any adjournment thereof.Each of the foregoing proposals is more fully described in the accompanying proxystatement.This proxy will be voted as specified above. If no direction is made, this proxywill be voted FOR all nominees listed and as recommended by the Board onthe other items listed above.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, pleasesign in full corporate or partnership name by authorized officer.For Against AbstainFor Against AbstainFor Against AbstainSCAN TOVIEW MATERIALS & VOTE wAMEREN CORPORATION1901 CHOUTEAU AVENUE, MC-1310ST. LOUIS, MO 63103VOTE BY INTERNETBefore the Meeting - Go to www.proxyvote.com or scan the QR Barcode above.Use the Internet to transmit your voting instructions and for electronic delivery of information up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand whenyou access the website and follow the instructions to obtain your records and to create an electronic votinginstruction form.During the Meeting - Go to www.virtualshareholdermeeting.com/AEE2025You may attend the meeting and vote during the meeting when the polls are open via the Internet. Werecommend, however, that you vote before the meeting even if you plan to participate in the meeting, sinceyou can change your vote during the meeting by voting when the polls are open. Have the information thatis printed in the box marked by the arrow available and follow theinstructions.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Ameren Corporation in mailing proxy materials, you canconsent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail orthe Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day beforethe cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided orreturn it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V65808-Z89391-P26088Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting on May 8, 2025:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.AMEREN CORPORATIONANNUAL MEETING OF SHAREHOLDERSThursday, May 8, 202510:00 A.M. CDTwww.virtualshareholdermeeting.com/AEE2025AMEREN CORPORATIONP.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149 PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FORTHE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2025The undersigned hereby appoints MARTIN J. LYONS, JR., MICHAEL L. MOEHN and STEPHEN C. LEE, and any of them, each with the power of substitution, as proxy for the undersigned, to vote all shares of capital stock of Ameren Corporation represented hereby at the Annual Meeting of Shareholders to be held live via the Internet at www.virtualshareholdermeeting.com/AEE2025 on May 8, 2025at 10:00 A.M. CDT, and at any adjournment thereof, upon all matters that may properly be submitted to a vote of shareholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy card and in their discretion on any other matter that may be submitted to a vote of shareholders. This proxy card also provides voting instructions, if applicable, for shares held in the DRPlus Plan and the various employee stock purchase and benefit plans as described in the proxy statement.Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.SEE REVERSE SIDE